UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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AT&T Inc.

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AT&T INC. Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

AT&T Inc. One AT&T Plaza Whitacre Tower 208 S. Akard Street Dallas, TX 75202

NOTICE OF 2016 ANNUAL MEETING

OF STOCKHOLDERS AND PROXY STATEMENT

To the holders of Common Stock of AT&T Inc.:

The 2016 annual meeting of stockholders of AT&T Inc. will be held as follows:

When:	9.00 a.m. local time, Friday, April 29, 2016

Where:	Northern Hotel Grand Ballroom 19 North Broadway Billings, MT 59101

The purpose of the annual meeting is to consider and take action on the following:

1.	Election of Directors

2.	Ratification of Ernst & Young LLP as independent auditors

3.	Advisory approval of executive compensation

4.	Approve 2016 Incentive Plan

5.	Any other business that may properly come before the meeting, including certain stockholder proposals.

Holders of AT&T Inc. common stock of record at the close of business on March 1, 2016, are entitled to vote at the meeting and any adjournment of the meeting. Please sign, date, and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors.

Stacey Maris

Senior Vice President and Secretary

March 11, 2016

Your Vote is Important

Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

Attending the Meeting

If you plan to attend the meeting in person, please vote your proxy and bring the admission ticket (attached to the proxy card or the Annual Meeting Notice) to the Annual Meeting. If you do not have an admission ticket or if you hold your shares in the name of a bank, broker, or other institution, you may obtain admission to the meeting by presenting proof of your ownership of AT&T stock as of March 1, 2016 (the record date).

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 29, 2016:

The proxy statement and annual report to security holders are available at www.edocumentview.com/att

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Information About the Meeting and Voting

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting To Be Held on April 29, 2016:

The proxy statement and annual report to security holders

are available at www.edocumentview.com/att.

Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

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Proxy Statement Summary

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.

Attending the Annual Meeting of Stockholders

If you plan to attend the meeting in person, please vote your proxy and bring the admission ticket (attached to the proxy card or the Annual Meeting Notice) to the Annual Meeting. If you do not have an admission ticket or if you hold your shares in the name of a bank, broker, or other institution, you may obtain admission to the meeting by presenting proof of your ownership of AT&T stock as of March 1, 2016 (the record date).

Agenda and Voting Recommendations
Item	Description	Board Recommendation	Page
1	Election of Directors	FOR each nominee	16
2	Ratification of Ernst & Young LLP as auditors for 2016	FOR	23
3	Advisory approval of executive compensation	FOR	23
4	Approve 2016 Incentive Plan	FOR	24
5	Stockholder Proposal: Political Spending Report	AGAINST	27
6	Stockholder Proposal: Lobbying Report	AGAINST	29
7	Stockholder Proposal: Independent Board Chairman	AGAINST	31

Current Board Members*
Name	Age	Director Since	Principal Occupation	Committees
Randall L. Stephenson	55	2005	Chairman, CEO, and President, AT&T Inc.	Executive
Samuel A. Di Piazza, Jr.	65	2015	Retired Global Chief Exec. Officer of PricewaterhouseCoopers Int. Limited	Audit
Richard W. Fisher	66	2015	Former President and Chief Exec. Officer of Federal Reserve Bank of Dallas	Corp. Dev. and Finance
Scott T. Ford	53	2012	Member and Chief Executive Officer, Westrock Group, LLC	Corp. Dev. and Finance, Executive, Human Resources
Glenn H. Hutchins	60	2014	Co-Founder, Silver Lake	Corp. Dev. and Finance, Public Policy and Corp. Reputation
William E. Kennard	59	2014	Former United States Ambassador to the European Union and former Chairman of the FCC	Corp. Gov. and Nominating, Public Policy and Corp. Reputation
Jon C. Madonna**	72	2005	Retired Chairman and CEO, KPMG	Audit, Corp. Gov. and Nominating, Executive
Michael B. McCallister	63	2013	Retired Chairman and CEO, Humana Inc.	Audit, Public Policy and Corp. Reputation
John B. McCoy**	72	1999	Retired Chairman and CEO, Bank One Corporation	Corp. Gov. and Nominating, Executive, Human Resources
Beth E. Mooney	61	2013	Chairman and Chief Executive Officer, KeyCorp	Corp. Dev. and Finance, Public Policy and Corp. Reputation
Joyce M. Roché	68	1998	Retired President and CEO, Girls Inc.	Corp. Gov. and Nominating, Executive, Human Resources
Matthew K. Rose	56	2010	Chairman and CEO, Burlington Northern Santa Fe, LLC	Corp. Gov. and Nominating, Human Resources
Cynthia B. Taylor	54	2013	President and CEO, Oil States International, Inc.	Audit, Public Policy and Corp. Reputation
Laura D’Andrea Tyson	68	1999	Professor of Business Admin. and Econ., Haas School of Business, Univ. of California at Berkeley	Audit, Executive, Public Policy and Corp. Reputation

*	Each Director is elected annually by a majority of votes cast. All non-employee Directors are independent.

**	Retiring effective April 29, 2016.

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Information About the Meeting and Voting

Information About the Meeting and Voting

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Inc. (AT&T, the Company, or we) for use at the 2016 Annual Meeting of Stockholders of AT&T. The meeting will be held at 9:00 a.m. local time on Friday, April 29, 2016, at the Northern Hotel, Grand Ballroom, 19 North Broadway, Billings, MT 59101.

The purposes of the meeting are set forth in the Notice of Annual Meeting of Stockholders (see page i). This Proxy Statement and form of proxy are being sent or made available beginning March 11, 2016, to stockholders who were record holders of AT&T’s common stock, $1.00 par value per share, at the close of business on March 1, 2016. These materials are also available at www.edocumentview.com/att. Each share entitles the registered holder to one vote. As of January 31, 2016, there were 6,148,501,788 shares of AT&T common stock outstanding.

To constitute a quorum to conduct business at the meeting, stockholders representing at least 40% of the shares of common stock entitled to vote at the meeting must be present or represented by proxy.

Voting

Stockholders of Record

Stockholders whose shares are registered in their name on the Company records, “stockholders of record,” will receive either a proxy card by which they may indicate their voting instructions or a notice on how they may obtain a proxy. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the form of proxy. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

All shares represented by proxies will be voted by one or more of the persons designated on the form of proxy in accordance with the stockholders’ directions. If the proxy card is signed and returned or the proxy is submitted by telephone or through the Internet without specific directions with respect to the matters to be acted upon, it will be treated as an instruction to vote such shares in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before the proxy is voted at the meeting by giving written notice of revocation to the Secretary of AT&T, by submitting a later-dated proxy, or by attending the meeting and voting in person. The Chairman of the Board will announce the closing of the polls during the Annual Meeting. Proxies must be received before the closing of the polls in order to be counted.

A stockholder may designate a person or persons other than those persons designated on the form of proxy to act as the stockholder’s proxy by striking out the name(s) appearing on the proxy card, inserting the name(s) of another person(s) and delivering the signed card to that person(s). The person(s) designated by the stockholder must present the signed proxy card at the meeting in order for the shares to be voted.

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Information About the Meeting and Voting

Shares Held Through a Bank, Broker or Other Custodian

Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted.

Shares Held on Your Behalf under Company Benefit Plans

The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T Retirement Savings Plan, the BellSouth Savings and Security Plan, and the DIRECTV 401(k) Savings Plan. Subject to the trustee’s fiduciary obligations, shares in each of the above employee benefit plans (excluding the DIRECTV 401(k) Savings Plan) for which instructions are not received will not be voted; shares in the DIRECTV 401(k) Savings Plan for which voting instructions are not received may be voted by the trustees in the same proportion as the shares for which voting instructions are received. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by April 26, 2016.

In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator under The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T’s transfer agent) for shares held on behalf of plan participants.

If a stockholder participates in the plans listed above and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please submit proxies for all of the shares you own.

Attending the Meeting

Only AT&T stockholders may attend the meeting.

Stockholders of Record (shares are registered in your name)

An admission ticket is attached to your proxy card or Annual Meeting Notice and Admission Ticket. If you plan to attend the annual meeting, please retain the admission ticket and bring it with you to the meeting. A stockholder of record who does not have an admission ticket will be admitted upon presentation of photo identification at the door.

Other Stockholders (your shares are held in the name of a bank, broker, or other institution)

You may obtain admission to the meeting by presenting proof of your ownership of AT&T common stock. To be able to vote at the meeting, you will need the bank, broker, or record holder to give you a proxy.

Voting Results

The voting results of the annual meeting will be published no later than four business days after the annual meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations area of our website at www.att.com.

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Information About the Meeting and Voting

Common Stock Ownership

Certain Beneficial Owners

The following table lists the beneficial ownership of each person holding more than 5% of AT&T’s outstanding common stock as of December 31, 2015 (based on a review of filings made with the Securities and Exchange Commission on Schedules 13D and 13G).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 40 East 52nd St., New York, NY 10022	335,530,369 (1)	5.5%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	358,813,013 (2)	5.83%

1.	Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 10, 2016, which reported the following: sole voting power of 282,784,207 shares; shared voting power of 0 shares; sole dispositive power of 335,530,369 shares, and shared dispositive power of 0 shares.
2.	Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2016, which reported the following: sole voting power of 11,382,521 shares; shared voting power of 614,990 shares; sole dispositive power of 346,738,556 shares, and shared dispositive power of 12,074,457 shares.

Directors and Officers

The following table lists the beneficial ownership of AT&T common stock and non-voting stock units as of December 31, 2015, held by each Director, nominee, and officer named in the “Summary Compensation Table” on page 61. As of that date, each Director and officer listed below, and all Directors and executive officers as a group, owned less than 1% of our outstanding common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

Name of Beneficial Owner	Total AT&T Beneficial Ownership (including options) (1)	Non-Voting Stock Units (2)	Name of Beneficial Owner	Total AT&T Beneficial Ownership (including options) (1)	Non-Voting Stock Units (2)
Samuel A. Di Piazza, Jr.	26,790	27,187	Laura D’Andrea Tyson	0	106,176
Richard W. Fisher	0	0	Randall L. Stephenson	1,975,568	195,873
Scott T. Ford	66,319	20,579	Rafael de la Vega	539,485	247,213
Glenn H. Hutchins	103,322	8,212	John J. Stephens	466,860	65,952
William E. Kennard	0	4,450	John T. Stankey	462,500	49,058
Jon C. Madonna	14,573	55,287	John Donovan	221,545	9,489
Michael B. McCallister	28,048	13,578
John B. McCoy	31,584	192,544	All executive officers and Directors as a group (consisting of 23 persons, including those named above)	4,325,424	1,237,751
Beth E. Mooney	12,600	13,954
Joyce M. Roché	6,328	143,091
Matthew K. Rose	91,000	47,896
Cynthia B. Taylor	5,718	9,006

1.	The table above includes presently exercisable stock options and stock options that became exercisable within 60 days of the date of this table. The following executive officers hold the following numbers of options: Mr. Stephenson—833,132, Mr. Donovan—4,406, Mr. de la Vega—66,685, Mr. Stankey—14,536, Mr. Stephens—160,378, and all executive officers—955,460. In addition, of the shares shown in the table above, the following persons share voting and investment power with other persons with respect to the following numbers of shares: Mr. Donovan—127,201, Mr. Hutchins—103,322, Mr. Madonna—14,573, Mr. McCallister—25,290, Ms. Mooney—12,600, Mr. Rose—91,000, Mr. Stephenson—1,016,696, Mr. Stankey—442,311, Mr. Stephens—237,836, and Ms. Taylor—196.

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Related Person Transactions

2.	Represents number of vested stock units held by the Director or executive officer, where each stock unit is equal in value to one share of AT&T stock. The stock units are paid in stock or cash depending upon the plan and the election of the participant at times specified by the relevant plan. None of the stock units listed may be converted into common stock within 60 days of the date of this table. As noted under “Compensation of Directors,” AT&T’s plans permit non-employee Directors to acquire stock units (also referred to as deferred stock units) by deferring the receipt of fees and retainers into stock units and through a yearly grant of stock units. Officers may acquire stock units by participating in stock-based compensation deferral plans. Certain of the Directors also hold stock units issued by companies prior to their acquisition by AT&T that have been converted into AT&T stock units. Stock units carry no voting rights.

Related Person Transactions

Under the rules of the SEC, public issuers, such as AT&T, must disclose certain “Related Person Transactions.” These are transactions in which the Company is a participant where the amount involved exceeds $120,000, and a Director, executive officer or holder of more than 5% of our common stock has a direct or indirect material interest.

AT&T has adopted a written policy requiring that each Director or executive officer involved in such a transaction notify the Corporate Governance and Nominating Committee and that each such transaction be approved or ratified by the Committee.

In determining whether to approve a Related Person Transaction, the Committee will consider the following factors, among others, to the extent relevant to the Related Person Transaction:

•	whether the terms of the Related Person Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person,

•	whether there are business reasons for the Company to enter into the Related Person Transaction,

•	whether the Related Person Transaction would impair the independence of an outside director, and

•	whether the Related Person Transaction would present an improper conflict of interest for any of our Directors or executive officers, taking into account the size of the transaction, the overall financial position of the Director, executive officer or other related person, the direct or indirect nature of the Director’s, executive officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

A Related Person Transaction entered into without the Committee’s pre-approval will not violate this policy, or be invalid or unenforceable, so long as the transaction is brought to the Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy. During 2015, no individual requested approval of a related party transaction.

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Board of Directors

Board of Directors

The Role of the Board

The Board of Directors is responsible for oversight of management and strategic direction and for establishing broad corporate policies. In addition, the Board of Directors and various committees of the Board regularly meet to receive and discuss operating and financial reports presented by the Chairman of the Board and Chief Executive Officer and other members of management as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to give them more detailed views of our businesses and matters that affect our businesses, corporate opportunities, technology, and operations.

Assessing and managing risk is the responsibility of the management of AT&T. The Board of Directors oversees and reviews certain aspects of the Company’s risk management efforts. Annually, the Board reviews the Company’s strategic business plans, which includes evaluating the competitive, technological, economic and other risks associated with these plans.

In addition, under its charter, the Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. Members of the Company’s finance, internal audit and compliance organizations are responsible for managing risk in their areas and reporting regularly to the Audit Committee.

The Company’s senior internal auditing executive and Chief Compliance Officer each meet annually in executive session with the Audit Committee. The senior internal auditing executive and Chief Compliance Officer review with the Audit Committee each year’s annual internal audit and compliance risk assessment, which is focused on significant financial, operating, regulatory and legal matters. The Audit Committee also receives regular reports on completed internal audits of these significant risk areas.

Members of the Board are expected to attend Board meetings in person, unless the meeting is held by teleconference. The Board held eight meetings in 2015. All of the Directors attended at least 75% of the total number of meetings of the Board and Committees on which each served. Directors are also expected to attend the Annual Meeting of Stockholders. All Directors were present at the 2015 Annual Meeting.

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Board of Directors

Board Leadership Structure

The non-management members of the Board of Directors meet in executive session (without management Directors or management personnel present) at least four times per year. The Lead Director, who is appointed for a two-year term, presides over these sessions. Joyce M. Roché currently serves as Lead Director; her term is scheduled to expire January 31, 2017.

Responsibilities of the Lead Director include:

•	presiding at meetings of the Board at which the chairman is not present;

•	presiding at executive sessions of the non-management Directors;

•	preparing the agenda for the executive sessions of the non-management Directors;

•	acting as the principal liaison between the non-management Directors and the Chairman and Chief Executive Officer;

•	coordinating the activities of the non-management Directors when acting as a group;

•	approving the agenda for each Board meeting;

•	approving meeting schedules to ensure there is sufficient time for discussion of all agenda items;
•	advising the Chairman and Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management, including the materials provided to Directors at Board meetings;

•	if requested by major stockholders, ensuring that he or she is available for consultation and direct communication and acting as a contact for other interested persons;

•	sharing with other Directors as he or she deems appropriate letters and other contacts that he or she receives; and

•	contacting management to obtain such additional information relating to contacts by interested persons as he or she may require from time to time.

In addition, the Lead Director may:

•	call meetings of the non-management Directors in addition to the quarterly meetings, and
•	require information relating to any matter be distributed to the Board.

Randall Stephenson currently serves as both Chairman of the Board and Chief Executive Officer. The Board believes that having Mr. Stephenson serve in both capacities is in the best interests of AT&T and its stockholders because it enhances communication between the Board and management and allows Mr. Stephenson to more effectively execute the Company’s strategic initiatives and business plans and confront its challenges. The Board believes that the appointment of a strong independent Lead Director and the use of regular executive sessions of the non-management Directors, along with the Board’s strong committee system and substantial majority of independent Directors, allow it to maintain effective oversight of management.

Communicating with the Board

Interested persons may contact the Lead Director or the non-management Directors by sending written comments through the Office of the Secretary of AT&T Inc., 208 S. Akard Street, Suite 3241, Dallas, Texas 75202. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors’ request.

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Board of Directors

Criteria and Process for Nominating Directors

The Corporate Governance and Nominating Committee is responsible for identifying candidates who are eligible under the qualification standards set forth in our Corporate Governance Guidelines to serve as members of the Board. The Committee is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling its other duties. The Committee is not limited to any specific process in identifying candidates and will consider candidates whom stockholders suggest. Candidates are recommended to the Board after consultation with the Chairman of the Board.

In recommending Board candidates, the Committee considers a candidate’s:

•	general understanding of elements relevant to the success of a large publicly traded company in the current business environment,

•	understanding of our business, and

•	educational and professional background.

The Committee also gives consideration to a candidate’s judgment, competence, anticipated participation in Board activities, experience, geographic location, and special talents or personal attributes. Although the Committee does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the Board. Stockholders who wish to suggest qualified candidates should write to the Senior Vice President and Secretary, AT&T Inc., 208 S. Akard Street, Suite 3241, Dallas, Texas 75202, stating in detail the qualifications of the persons proposed for consideration by the Committee.

Composition of the Board

Under our Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board is comprised of 14 Directors, one of whom is an executive officer of AT&T. We have included biographical information about each continuing Director beginning on page 17. Holdings of AT&T common stock by AT&T Directors are shown on the table on page 5. Under AT&T’s Corporate Governance Guidelines, a Director will not be nominated for re-election if the Director would be 72 or older at the time of the election.

The Board of Directors has nominated the 12 persons listed in this Proxy Statement, beginning on page 16, for election as Directors. Each of the nominees is an incumbent Director of AT&T recommended for re-election by the Corporate Governance and Nominating Committee. Jon C. Madonna and John B. McCoy will not stand for re-election at the 2016 Annual Meeting. The Board has voted to reduce its size to 12 Directors effective immediately before the meeting. There are no vacancies on the Board.

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Board of Directors

Board Committees

From time to time the Board establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established six standing committees of Directors, the principal responsibilities of which are described below. The charters for each of these committees may be found on our website at www.att.com.

Standing Committees
	Audit	Corporate Development and Finance	Corporate Governance and Nominating	Executive	Human Resources	Public Policy and Corporate Reputation
Meetings in 2015	12	5	7	0	8	3
Committee Member
Randall L. Stephenson				C
Samuel A. Di Piazza, Jr.	● ■
Richard W. Fisher		●
Scott T. Ford		C		●	●
Glenn H. Hutchins		●				●
William E. Kennard			●			●
Jon C. Madonna*	C ■		●	●
Michael B. McCallister	●					●
John B. McCoy*			C	●	●
Beth E. Mooney		●				●
Joyce M. Roché			●	●	C
Matthew K. Rose			●		●
Cynthia B. Taylor	● ■					●
Laura D’Andrea Tyson	●			●		C
*Retiring	effective April 29, 2016 ■ – Financial Expert ● – Member C – Chair

Primary Responsibilities and Additional Information

Audit

Consists of five independent Directors. Oversees the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of the internal audit function and independent auditors, and our compliance with legal and regulatory matters. Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. The independent auditor audits the financial statements of AT&T and its subsidiaries.

Executive

Consists of the Chairman of the Board and the chairmen of our five other standing committees. Established to assist the Board by acting upon matters when the Board is not in session. Has full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

Corporate Development and Finance

Consists of four independent Directors. Assists the Board in its oversight of our finances, including recommending the payment of dividends and reviewing the management of our debt and investment of our cash reserves. Reviews mergers, acquisitions, dispositions and similar transactions; reviews corporate strategy and recommends or approves transactions and investments; reviews and makes recommendations about the capital structure of the Company and the evaluation, development and imple-mentation of key technology decisions.

Human Resources

Consists of four independent Directors. Oversees the compensation practices of AT&T, including the design and administration of employee benefit plans. Responsible for establishing the compensation of the Chief Executive Officer and the other executive officers, establishing stock ownership guidelines for officers and developing a management succession plan.

Corporate Governance and Nominating

Consists of five independent Directors. Responsible for recommending candidates to be nominated by the Board for election by the stockholders, or to be appointed by the Board of Directors to fill vacancies, consistent with the criteria approved by the Board, and recommending committee assignments. Periodically assesses AT&T’s Corporate Governance Guidelines and makes recommendations to the Board for amendments and also recommends to the Board the compensation of Directors. Takes a leadership role in shaping corporate governance and oversees an annual evaluation of the Board.

Public Policy and Corporate Reputation

Consists of six independent Directors. Assists the Board in its oversight of policies related to corporate social responsibility, as well as political and charitable contributions. Oversees the Company’s management of its brands and reputation.

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Board of Directors

Independence of Directors

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors consist of independent Directors. In addition, the New York Stock Exchange (NYSE) Listing Standards require a majority of the Board and every member of the Audit Committee, Human Resources Committee, and Corporate Governance and Nominating Committee to be independent. For a Director to be “independent” under the NYSE standards, the Board must affirmatively determine that the Director has no material relationship with AT&T, either directly or as a partner, shareholder or officer of an organization that has a relationship with AT&T, other than in his or her capacity as a Director of AT&T. In addition, the Director must meet certain independence standards specified by the NYSE as well as the additional standards referenced in our Corporate Governance Guidelines (found at www.att.com).

Using these standards for determining the independence of its members, the Board has determined that the following Directors are independent: Samuel A. Di Piazza, Jr., Richard W. Fisher, Scott T. Ford, Glenn H. Hutchins, William E. Kennard, Jon C. Madonna, Michael B. McCallister, John B. McCoy, Beth E. Mooney, Joyce M. Roché, Matthew K. Rose, Cynthia B. Taylor, and Laura D’Andrea Tyson. In addition, each member of the Audit Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee is independent.

In determining the independence of the Directors, the Board considered the following commercial relationships between AT&T and companies at which our Directors serve as officers: payments by AT&T for the use of rights of way and facilities at Burlington Northern Santa Fe, LLC, where Mr. Rose serves as CEO; and interest paid from participation in a structured finance program through KeyCorp, where Ms. Mooney serves as CEO. In addition, each of the foregoing companies as well as each of the entities where Mr. Ford and Ms. Taylor serve as executive officers purchased communications services from subsidiaries of AT&T. In each case for the year 2015:

•	The relevant products and services were provided by AT&T or to AT&T on terms determined on an arm’s-length basis that were comparable to the terms provided to or by similarly situated customers or suppliers;

•	The transactions were made in the ordinary course of business of each company; and

•	The total payments by AT&T to the Director’s company (for rights of way or for interest) or to AT&T by the Director’s company (for communications services) were each substantially less than 1% of the consolidated gross revenues of each of AT&T and the other company. This level is significantly below the maximum amount permitted under the NYSE listing standards for director independence (i.e., 2% of consolidated gross revenues).

Compensation of Directors

The compensation of Directors is determined by the Board with the advice of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is composed entirely of independent Directors. None of our employees serve on this Committee. The Committee’s current members are John B. McCoy (Chairman), William E. Kennard, Jon C. Madonna, Joyce M. Roché, and Matthew K. Rose. Under its charter (available on our website at www.att.com), the Committee annually reviews the compensation and benefits provided to Directors for their service and makes recommendations to the Board for changes. This includes not only Director retainers and fees, but also Director compensation and benefit plans.

The Committee’s charter authorizes the Committee to employ independent compensation and other consultants to assist in fulfilling its duties. From time to time, the Committee engages a compensation consultant to advise the Committee and to provide information regarding director compensation paid

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Board of Directors

by other public companies, which may be used by the Committee to make compensation recommendations to the Board. In addition, the Chief Executive Officer may make recommendations to the Committee or the Board about types and amounts of appropriate compensation and benefits for Directors.

Directors who are employed by us or one of our subsidiaries receive no separate compensation for serving as Directors or as members of Board committees. Non-employee Directors receive an annual retainer of $95,000, together with $2,000 for each Board meeting or corporate strategy session attended. Committee members receive $1,700 for each committee meeting attended, except that members of the Audit and Human Resources Committees receive $2,000 for each meeting attended in person. The Chairman of each committee receives an additional annual retainer of $15,000, except for the Chairmen of the Audit and Human Resources Committees, each of whom receives an additional annual retainer of $25,000. The Lead Director receives an additional annual retainer of $60,000.

Under the Non-Employee Director Stock and Deferral Plan, beginning with grants in 2016, each non-employee Director annually receives a grant of deferred stock units that will have a grant date value of $170,000 after reflecting an illiquidity discount. Each deferred stock unit is equivalent to a share of AT&T stock and earns dividend equivalents in the form of additional deferred stock units. The annual grants are fully earned and vested at issuance and are distributed beginning in the calendar year after the Director leaves the Board. Deferred stock units are paid in cash in a lump sum or in up to 15 annual installments. At distribution, the units are converted to cash based on the price of AT&T stock at that time.

Because of the delay in the distribution of the vested deferred stock units, an illiquidity discount is applied to the valuation of the units granted to Directors. To apply the discount and determine the number of units granted to a Director annually, we first calculate the nominal value of the award. The nominal value is the value of AT&T stock that after applying the illiquidity discount would result in a fair value of $170,000 using FASB ASC 718. We use the average remaining tenure of the non-employee Directors as the discount period. We then divide the nominal value by the price of AT&T stock on the date of grant to determine the number of deferred stock units granted. For grants in 2015, we used a value of $150,000 to determine the number of deferred stock units issued to each Director without using an illiquidity discount.

Additionally, Directors may defer the receipt of their meeting fees and all or part of their retainers into either additional deferred stock units or into a cash deferral account under the plan. Directors purchase the deferred stock units at the fair market value of AT&T common stock. Deferrals into the cash deferral account under the plan earn interest during the calendar year at a rate equal to the Moody’s Long-Term Corporate Bond Yield Average for September of the preceding year (Moody’s Rate). Directors may annually choose to convert their cash deferral accounts into deferred stock units at the fair market value of our stock at the time of the conversion. Directors may also use all or part of their retainers to purchase AT&T stock at fair market value under the Non-Employee Director Stock Purchase Plan.

Upon our acquisition of BellSouth Corporation on December 29, 2006, certain of the former BellSouth Directors joined our Board. (In 2015, Mr. Anderson and Mr. Kelly were the only remaining directors from BellSouth. Mr. Anderson and Mr. Kelly retired April 24, 2015). These Directors had previously made cash- and stock-based deferrals under the BellSouth Corporation Directors’ Compensation Deferral Plan, which was no longer offered after 2006. These deferrals are paid out in accordance with the Directors’ elections. Cash deferrals earn a rate of interest equal to Moody’s Monthly Average of Yields of AA Corporate Bonds for the previous July, while earnings on deferrals in the form of stock units are reinvested in additional deferred stock units at the fair market value of the underlying stock.

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Board of Directors

In addition, under the BellSouth Nonqualified Deferred Compensation Plan (which was offered to BellSouth Directors prior to its acquisition), Directors were permitted to make up to five annual deferrals of up to 100% of their compensation. For deferrals made for the 1995 and 1996 plan years, the plan returned the original deferred amount in the 7th year after the deferral year. Interim distributions were not made with respect to deferrals in subsequent periods. For deferrals made for the 1995 through 1999 plan years, Directors received fixed interest rates of 16%, 12.7%, 12.8%, 12.4% and 11.8%, respectively. Distributions are made at times elected by the Directors. BellSouth discontinued offering new deferrals beginning in 2000.

To the extent earnings on cash deferrals under the Non-Employee Director Stock and Deferral Plan, the BellSouth Corporation Directors’ Compensation Deferral Plan or the BellSouth Nonqualified Deferred Compensation Plan exceed the interest rate specified by the Securities and Exchange Commission (SEC) for disclosure purposes, they are included in the “Director Compensation” table on page 14 under the heading “Nonqualified Deferred Compensation Earnings.”

Following our acquisition of DIRECTV on July 24, 2015, Mr. Di Piazza, a former DIRECTV Director, joined our Board. Mr. Di Piazza previously participated in the DIRECTV Deferred Compensation Plan for Non-Employee Directors (which was offered to DIRECTV Directors prior to the acquisition). Under the plan, a Director could elect to contribute cash or stock compensation to the deferral plan. Mr. Di Piazza made cash contributions that converted into restricted stock units based on the closing market price of DIRECTV common stock on the date of contribution. Mr. Di Piazza’s restricted stock units were converted to a cash sum based on the fair market value of AT&T stock on the conversion date and paid out in January 2016.

Non-employee Directors may receive communications equipment and services pursuant to the AT&T Board of Directors Communications Concession Program. The equipment and services that may be provided to a Director, other than at his or her primary residence, may not exceed $25,000 per year. All concession services must be provided by AT&T affiliates, except that the Director may use another provider for the Director’s primary residence if it is not served by an AT&T affiliate.

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Board of Directors

The following table contains information regarding compensation provided to each person who served as a Director during 2015 (excluding Mr. Stephenson, whose compensation is included in the Summary Compensation Table and related tables and disclosure).

Director Compensation
Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)
Reuben V. Anderson (5)	62,767	0	83,129	250,034	395,930
Jaime Chico Pardo (5)	45,067	0	0	265,026	310,092
Samuel A. Di Piazza, Jr. (5)	68,900	0	0	10,043	78,943
Richard W. Fisher (5)	74,817	0	0	51	74,868
Scott T. Ford	149,600	150,000	0	102	299,702
Glenn H. Hutchins	124,900	150,000	0	33,034	307,934
James P. Kelly (5)	48,467	0	0	250,034	298,501
William E. Kennard	132,267	150,000	0	15,102	297,369
Jon C. Madonna	171,800	150,000	0	14,907	336,707
Michael B. McCallister	140,000	150,000	0	102	290,102
John B. McCoy	155,000	150,000	0	10,102	315,102
Beth E. Mooney	126,600	150,000	0	15,102	291,702
Joyce M. Roché	217,700	150,000	0	15,098	382,798
Matthew K. Rose	140,000	150,000	0	11,100	301,100
Cynthia B. Taylor	141,700	150,000	0	102	291,802
Laura D’Andrea Tyson	148,650	150,000	4,842	102	303,594

1.	The following table shows the number of deferred stock units purchased in 2015 by each Director with their Board fees and/or retainers under the Non-Employee Director Stock and Deferral Plan.

Director	Deferred Stock Units Purchased in 2015	Director	Deferred Stock Units Purchased in 2015
Reuben V. Anderson	1,556	John B. McCoy	4,572
Glenn H. Hutchins	3,686	Beth E. Mooney	2,338
James P. Kelly	503	Matthew K. Rose	4,130

In addition, Mr. Chico purchased 664 shares, Mr. McCallister purchased 1,397 shares, Ms. Roché purchased 2,566 shares, and Ms. Taylor purchased 2,797 shares of AT&T common stock in 2015 with their retainers under the Non-Employee Director Stock Purchase Plan.
2.	This represents an annual grant of deferred stock units that are immediately vested, valued using the grant date value in accordance with FASB ASC Topic 718, and deferred. The deferred stock units will be paid out in cash after the Director ceases his or her service with the Board at the times elected by the Director. The aggregate number of stock awards outstanding at December 31, 2015 for each Director can be found in the “Common Stock Ownership” section on page 5.
3.	Amounts shown represent the excess, if any, of the actual rates used to determine earnings on deferred compensation over the market interest rates determined pursuant to SEC rules.
4.	Other compensation includes charitable matching contributions of up to $15,000 made by the AT&T Foundation on behalf of Directors and employees under the AT&T Higher Education/Cultural Matching Gift Program. Charitable contributions were made on the Directors’ behalf under this program as follows: Mr. Chico—$15,000, Mr. Di Piazza—$10,000, Mr. Hutchins—$15,000, Mr. Kennard—$15,000, Mr. Madonna—$3,250, Mr. McCoy—$10,000, Ms. Mooney—$15,000, and Ms. Roché—$14,996. In addition, charitable contributions of $250,000 per director were made on behalf of Mr. Anderson, Mr. Chico and Mr. Kelly to the charities of their choice in connection with their retirement from the Board. Other compensation also includes up to $102 per Director in group life insurance premiums. This column also includes personal benefits for Directors that in the aggregate equal or exceed $10,000, which for 2015 consisted of communications equipment and services provided under the AT&T Board of Directors Communications Concession Program (described on page 13) and holiday gifts, as follows: Mr. Hutchins ($16,891 and $1,041, respectively), Mr. Madonna ($10,083 and $1,473, respectively), and Mr. Rose ($9,741 and $1,257, respectively).
5.	Mr. Anderson, Mr. Chico, and Mr. Kelly retired from the Board in April 2015. Mr. Fisher joined the Board in June 2015. Mr. Di Piazza joined the Board in July 2015.

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Agenda Items To Be Voted Upon

Agenda Items To Be Voted Upon

Each share of AT&T common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All matters, except as provided below, are determined by a majority of the votes cast, unless a greater number is required by law or our Certificate of Incorporation for the action proposed. A majority of votes cast means the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter.

Election of Directors: In the election of Directors, each Director is elected by the vote of the majority of the votes cast with respect to that Director’s election. Under our Bylaws, if a nominee for Director is not elected and the nominee is an existing Director standing for re-election (or incumbent Director), the Director must promptly tender his or her resignation to the Board, subject to the Board’s acceptance. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any Director who tenders his or her resignation as described above will not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation.

If the number of persons nominated for election as Directors as of ten days before the record date for determining stockholders entitled to notice of or to vote at such meeting shall exceed the number of Directors to be elected, then the Directors shall be elected by a plurality of the votes cast. Because no persons other than the incumbent Directors have been nominated for election at the 2016 Annual Meeting, each nominee must receive a majority of the votes cast for that nominee to be elected to the Board.

Advisory Vote on Executive Compensation: The advisory vote on executive compensation is non-binding, and the preference of the stockholders will be determined by the choice receiving the greatest number of votes.

Approval of 2016 Incentive Plan: NYSE listing standards require listed companies to seek stockholder approval of plans that provide for the distribution of company stock to employees. When such approval is sought, the standards require that abstentions count as votes against approval of the proposal. These NYSE listing standards apply only to approval of the 2016 Incentive Plan at the Annual Meeting.

All Other Matters: All other matters at the 2016 Annual Meeting will be determined by a majority of the votes cast. Shares represented by proxies marked “abstain” with respect to the proposals described on the proxy card and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters. If the proxy is submitted and no voting instructions are given, the person or persons designated on the card will vote the shares for the election of the Board of Directors’ nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

Broker Non-Votes: Under the rules of the NYSE, on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not

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Agenda Items To Be Voted Upon

returned voting instructions to the brokers. On all other matters, brokers are prohibited from voting uninstructed shares. In instances where brokers are prohibited from exercising discretionary authority (so-called broker non-votes), the shares they hold are not included in the vote totals.

At the 2016 Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to each of the matters submitted, other than the ratification of the auditors. As a result, for each of the matters upon which the brokers are prohibited from voting, the broker non-votes will have no effect on the results.

The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described in this Proxy Statement.

Management Proposals (Item Nos. 1 through 4)

Item 1.            Election of Directors

The following persons, each of whom is currently a Director of AT&T, have been nominated by the Board of Directors on the recommendation of the Corporate Governance and Nominating Committee for election to one-year terms of office that would expire at the 2017 Annual Meeting. In making these nominations, the Board reviewed the background of the nominees (each nominee’s biography is set out below) and determined to nominate each of the current Directors for re-election, other than the retiring Directors.

The Board believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of a large and varied enterprise like AT&T. As indicated in the following biographies, the nominees have significant leadership skills and extensive experience in a variety of fields, including telecommunications, technology, public accounting, health care, education, economics, financial services, law, consumer marketing, transportation and logistics, government service, public policy, academic research, and consulting and nonprofit organizations, each of which the Board believes provides valuable knowledge about important elements of AT&T’s business. A number of the nominees also have extensive experience in international business and affairs, which the Board believes affords it an important global perspective in its deliberations.

If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

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Agenda Items To Be Voted Upon

The Board recommends you vote FOR each of the following candidates:

Randall L. Stephenson Chairman of the Board, Chief Executive Officer and President of AT&T Inc. Age: 55 Director since: 2005 Committees: - Executive (Chair)

Qualifications: Mr. Stephenson’s qualifications to serve on the Board include his more than 30 years of experience in the telecommunications industry, his intimate knowledge of our Company and its history, his expertise in finance and operations management, and his years of executive leadership experience across various divisions of our organization, including serving as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President of Finance, and Senior Vice President of Consumer Marketing.

Background: Mr. Stephenson has served in the above capacity since 2007. He has held a variety of high-level finance, operational, and marketing positions with AT&T, including serving as Chief Operating Officer from 2004 until his appointment as Chief Executive Officer in 2007 and as Chief Financial Officer from 2001 to 2004. He began his career with the Company in 1982. Mr. Stephenson received his B.S. in accounting from Central State University (now known as the University of Central Oklahoma) and earned his Master of Accountancy degree from the University of Oklahoma.

Other Directorships: The Boeing Company; Emerson Electric Co.

Samuel A. Di Piazza, Jr.

Retired Global Chief Executive
Officer of PricewaterhouseCoopers
International Limited

(an international professional
services firm)

Age: 65
Director since: July 2015
Committees:
- Audit

Qualifications: Mr. Di Piazza’s qualifications to serve on the Board include his executive leadership skills, his vast experience in public accounting with a major accounting firm, and his experience in international business and affairs, all strong attributes for the Board of AT&T. His qualifications also include his prior service as a director of DIRECTV, a communications company that we acquired.

Background: Mr. Di Piazza served as Global Chief Executive Officer of PricewaterhouseCoopers International Limited from 2002 until his retirement in 2009. Mr. Di Piazza began his 36-year career with PricewaterhouseCoopers (then Coopers & Lybrand) in 1973 and was named Partner in 1979 and Senior Partner in 2000. From 1979 to 2002, Mr. Di Piazza held various regional leadership positions with PricewaterhouseCoopers (and its predecessor firm). After his retirement from PricewaterhouseCoopers, Mr. Di Piazza joined Citigroup where he served as Vice Chairman of the Global Corporate and Investment Bank from 2011 until 2014. Since 2010, Mr. Di Piazza has served as the Chairman of the Board of Trustees of The Mayo Clinic. He received his B.S. in accounting from the University of Alabama and earned his M.S. in tax accounting from the University of Houston. He served as a Director of DIRECTV from 2010 until the company was acquired by AT&T Inc. in July 2015.

Other Directorships: ProAssurance Corporation; Jones Lang LaSalle Incorporated

Past Directorships: Apollo Group, Inc. (2009-2011); DIRECTV (2010-2015)

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Agenda Items To Be Voted Upon

Richard W. Fisher Former President and Chief Executive Officer of the Federal Reserve Bank of Dallas (Dallas, TX) Age: 66 Director since: June 2015 Committees: - Corporate Development and Finance

Qualifications: Mr. Fisher’s qualifications to serve on the Board include his extensive financial, trade and regulatory expertise, and a deep understanding of Mexico and Latin America, all of which enable him to provide valuable financial and strategic insight to AT&T.

Background: Mr. Fisher served as President and Chief Executive Officer of the Federal Reserve Bank of Dallas from 2005 until March 2015. From 2001 to 2005, Mr. Fisher was Vice Chairman and Managing Partner of Kissinger McLarty Associates (a strategic advisory firm). From 1997 to 2001, Mr. Fisher served as Deputy U.S. Trade Representative with the rank of Ambassador. Previously, he served as Managing Partner of Fisher Capital Management and Fisher Ewing Partners LP (investment advisory firms) and prior to that was Senior Manager of Brown Brothers Harriman & Co. (a private banking firm). Mr. Fisher received his B.A. in economics from Harvard University and earned his M.B.A. from Stanford University.

Other Directorships: PepsiCo, Inc.

Scott T. Ford

Member and Chief Executive Officer of Westrock Group, LLC

(a private investment firm in Little Rock, AR)

Age: 53

Director since: 2012

Committees:

- Corporate Development and

Finance (Chair)

- Executive

- Human Resources

Qualifications: Mr. Ford’s qualifications to serve on the Board include his extensive experience and expertise in the telecommunications industry, his strong strategic focus and his leadership experience in the oversight of a large, publicly traded company, all of which bring valuable contributions to AT&T’s strategic planning and industry competitiveness.

Background: Mr. Ford founded Westrock Group in 2013 and has served in the above capacity since its inception. Westrock Group operates Westrock Coffee Company, LLC (a vertically-integrated coffee company), founded by Mr. Ford in 2009 and Westrock Asset Management, LLC (a global alternative investment firm), founded by Mr. Ford in 2014. Mr. Ford serves as Chief Executive Officer of Westrock Coffee Company, LLC and as Chief Executive Officer and Chief Investment Officer of Westrock Asset Management, LLC. Mr. Ford previously served as President and Chief Executive Officer of Alltel Corporation (a provider of wireless voice and data communications services) from 2002 to 2009, and served as an executive member of Alltel Corporation’s board of directors from 1996 to 2009. He also served as Alltel Corporation’s President and Chief Operating Officer from 1998 to 2002. Mr. Ford led Alltel through several major business transformations, culminating with the sale of the company to Verizon Wireless in 2009. Mr.Ford received his B.S. in finance from the University of Arkansas, Fayetteville.

Other Directorships: Bear State Financial, Inc.

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Agenda Items To Be Voted Upon

Glenn H. Hutchins

Co-Founder of Silver Lake

(a technology investment firm based in New York, NY and Menlo Park, CA)

Age: 60

Director since: 2014

Committees:

- Corporate Development and

Finance

- Public Policy and Corporate

Reputation

Qualifications: Mr. Hutchins’ qualifications to serve on our Board include his extensive experience and expertise in the technology and financial sectors, his public policy experience, and his strong strategic focus, all of which enable him to provide valuable financial and strategic insight to AT&T.

Background: Mr. Hutchins is a Co-Founder and former Co-CEO of Silver Lake and served as Managing Director of Silver Lake from 1999 to 2012. Prior to that, Mr. Hutchins was Senior Managing Director at The Blackstone Group (a global investment firm) from 1994 to 1999. Mr. Hutchins served as Chairman of the Board of SunGard Data Systems Inc. (a software and technology services company) from 2005 until 2015. He is a Director of the Federal Reserve Bank of New York and Vice Chairman of the Brookings Institution. Mr. Hutchins is a Director of the Harvard Management Company, which is responsible for Harvard University’s endowment. Previously, Mr. Hutchins served as a Special Advisor in the White House on economic and health-care policy from 1993 to 1994 and as Senior Advisor on the transition of the Administration from 1992 to 1993. He holds an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Harvard Law School.

Other Directorships: Nasdaq, Inc.

William E. Kennard

Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission

Age: 59

Director since: 2014

Committees:

- Corporate Governance and

Nominating

- Public Policy and Corporate

Reputation

Qualifications: Mr. Kennard’s qualifications to serve on our Board include his expertise in the telecommunications industry, his understanding of public policy, and his international perspective, as well as his background and experience in law and regulatory matters, all strong attributes for the Board of AT&T.

Background: Mr. Kennard served as the United States Ambassador to the European Union from 2009 to 2013. From 2001 to 2009, Mr. Kennard was Managing Director of The Carlyle Group, a global private equity firm, where he led investments in the telecommunications and media sectors. Mr. Kennard served as Chairman of the U.S. Federal Communications Commission from 1997 to 2001. Before his appointment as FCC Chairman, he served as the FCC’s General Counsel from 1993 until 1997. Mr. Kennard joined the FCC from the law firm of Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper) where he was a partner and member of the firm’s board of directors. Mr. Kennard received his B.A. in communications from Stanford University and earned his law degree from Yale Law School.

Other Directorships: Duke Energy Corporation; Ford Motor Company; MetLife, Inc.

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Agenda Items To Be Voted Upon

Michael B. McCallister

Retired Chairman of the Board and Chief Executive Officer of Humana Inc.

(a health care company in Louisville, KY)

Age: 63

Director since: 2013

Committees:

- Audit

- Public Policy and Corporate

Reputation

Qualifications: Mr. McCallister’s qualifications to serve on the Board include his executive leadership experience in the oversight of a large, publicly traded company and his depth of experience in the health care sector, which is of increasing importance to a company like AT&T.

Background: Mr. McCallister served as Chairman from 2010 to 2013, having also served as Chief Executive Officer of Humana from 2000 until his retirement in 2012. During Mr. McCallister’s tenure, he led Humana through significant expansion and growth, nearly quadrupling its annual revenues between 2000 and 2012, and led the company to become a FORTUNE 100 company. Mr. McCallister received his B.S. in accounting from Louisiana Tech University and earned his M.B.A. in finance from Pepperdine University.

Other Directorships: Fifth Third Bancorp; Zoetis Inc.

Past Directorships: Humana Inc. (2000-2013)

Beth E. Mooney

Chairman and Chief Executive Officer of KeyCorp

(a bank holding company in Cleveland, OH)

Age: 61

Director since: 2013

Committees:

- Corporate Development and

Finance

- Public Policy and Corporate

Reputation

Qualifications: Ms. Mooney’s qualifications to serve on the Board include her executive leadership skills in the oversight of a large, publicly traded and highly-regulated company and her more than 30 years of experience in the banking and financial services industry, which bring valuable financial and strategic insight to AT&T.

Background: Ms. Mooney has served in the above capacity since 2011. She previously served as KeyCorp’s President and Chief Operating Officer from 2010 to 2011. Ms. Mooney joined KeyCorp in 2006 as a Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, beginning in 2000 she served as Senior Executive Vice President at AmSouth Bancorporation (now Regions Financial Corporation), where she also became Chief Financial Officer in 2004. Prior to joining AmSouth Bancorporation, Ms. Mooney completed line assignments of increasing responsibility at Bank One Corporation, Citicorp Real Estate, Inc., Hall Financial Group and Republic Bank of Texas/First Republic. She received her B.A. in history from the University of Texas at Austin and earned her M.B.A. from Southern Methodist University.

Other Directorships: KeyCorp

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Agenda Items To Be Voted Upon

Joyce M. Roché

Author and Retired President and Chief Executive Officer of Girls Incorporated

(a national nonprofit research, education, and advocacy organization in New York, NY)

Age: 68

Director since: 1998

Committees:

- Corporate Governance and

Nominating

- Executive

- Human Resources (Chair)

Qualifications: Ms. Roché’s qualifications to serve on the Board include her executive leadership experience and operations management skills in dealing with complex organizational issues. Her expertise in general management and consumer marketing are key benefits to AT&T. Her qualifications also include her prior service as a director of a telecommunications company that we acquired.

Background: Ms. Roché served as President and Chief Executive Officer of Girls Incorporated from 2000 until her retirement in 2010. Ms. Roché was an independent marketing consultant from 1998 to 2000. She was President and Chief Operating Officer of Carson, Inc. from 1996 to 1998 and Executive Vice President of Global Marketing of Carson, Inc. from 1995 to 1996. Prior to that, Ms. Roché held various senior marketing positions, including Vice President of Global Marketing for Avon Products, Inc. from 1993 to 1994. Ms. Roché received her B.A. in math education from Dillard University and earned her M.B.A. in marketing from Columbia University. Ms. Roché served as a Director of Southern New England Telecommunications Corporation from 1997 until the company was acquired by AT&T (then known as SBC Communications Inc.) in 1998.

Other Directorships: Dr Pepper Snapple Group, Inc.; Macy’s, Inc.; Tupperware Brands Corporation

Matthew K. Rose

Chairman of the Board and Chief Executive Officer of Burlington Northern Santa Fe, LLC

(a freight rail system based in Fort Worth, TX)

Age: 56

Director since: 2010

Committees:

- Corporate Governance and

Nominating

- Human Resources

Qualifications: Mr. Rose’s qualifications to serve on the Board include his extensive experience in the executive oversight of a large, complex and highly-regulated organization, his considerable knowledge of operations management and logistics, and his experience and skill in managing complex regulatory and labor issues comparable to those faced by AT&T.

Background: Mr. Rose has served in the above capacity since 2002, having also served as President of Burlington Northern Santa Fe, LLC (a subsidiary of Berkshire Hathaway Inc., formerly known as Burlington Northern Santa Fe Corporation) until 2010. Before serving as its Chairman, Mr. Rose held several leadership positions there and at its predecessors, including President and Chief Executive Officer from 2000 to 2002, President and Chief Operating Officer from 1999 to 2000, and Senior Vice President and Chief Operations Officer from 1997 to 1999. Mr. Rose also serves as Executive Chairman of BNSF Railway Company (a subsidiary of Burlington Northern Santa Fe, LLC), having served as Chairman and Chief Executive Officer from 2002 to 2013. He earned his B.S. in marketing from the University of Missouri.

Other Directorships: BNSF Railway Company; Burlington Northern Santa Fe, LLC; Fluor Corporation

Past Directorships: AMR Corporation (2004-2013)

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Agenda Items To Be Voted Upon

Cynthia B. Taylor

President, Chief Executive Officer and a Director of Oil States International, Inc.

(a diversified solutions provider for the oil and gas industry in Houston, TX)

Age: 54

Director since: 2013

Committees:

- Audit

- Public Policy and Corporate

Reputation

Qualifications: Ms. Taylor’s qualifications to serve on the Board include her executive leadership skills in the oversight of a large, publicly traded company, her vast experience in finance and public accounting, and her experience in international business and affairs, all of which bring a broad spectrum of management experience to our Board.

Background: Ms. Taylor has served in the above capacity since 2007. She previously served as Oil States International, Inc.’s President and Chief Operating Officer from 2006 to 2007 and as its Senior Vice President-Chief Financial Officer from 2000 to 2006. Ms. Taylor was Chief Financial Officer of L.E. Simmons & Associates, Inc. from 1999 to 2000 and Vice President-Controller of Cliffs Drilling Company from 1992 to 1999, and prior to that, held various management positions with Ernst & Young LLP, a public accounting firm. She received her B.B.A. in accounting from Texas A&M University and is a Certified Public Accountant.

Other Directorships: Oil States International, Inc.; Tidewater Inc.

Laura D’Andrea Tyson

Professor of Business Administration and Economics at the Haas School of Business, University of California at Berkeley

Age: 68

Director since: 1999

Committees:

- Audit

- Executive

- Public Policy and Corporate

Reputation (Chair)

Qualifications: Dr. Tyson’s qualifications to serve on the Board include her expertise in economics and public policy, her experience as an advisor in various business and political arenas, and her vast knowledge of international business and affairs, all strong attributes for the Board of AT&T. Her qualifications also include her prior service as a director of a telecommunications company that we acquired.

Background: Dr. Tyson has served in the above capacity since 2007. She was S. K. and Angela Chan Professor of Global Management at the Haas School of Business, University of California at Berkeley, from 2008 until 2013 and was Dean of London Business School, London, England, from 2002 until 2006. She previously served as Dean of the Haas School of Business at the University of California at Berkeley from 1998 to 2001. She served as Professor of Economics and Business Administration at the University of California at Berkeley from 1997 to 1998. Dr. Tyson served as a member of the Secretary of State Foreign Affairs Policy Board from 2011 to 2013. She served as a member of the Council on Jobs and Competitiveness for the President of the United States from 2011 until 2013 and as a member of the Economic Recovery Advisory Board to the President of the United States from 2009 until 2011. She also served as National Economic Adviser to the President of the United States from 1995 to 1996 and as Chair of the White House Council of Economic Advisers from 1993 to 1995. Since 2008, Dr. Tyson has served as an adviser and faculty member of the World Economic Forum and as a member of the World Economic Forum Global Agenda Council on Women’s Empowerment. Dr. Tyson received her B.A. in economics from Smith College and earned her Ph.D. in economics at the Massachusetts Institute of Technology. Dr. Tyson served as a Director of Ameritech Corporation from 1997 until the company was acquired by AT&T (then known as SBC Communications Inc.) in 1999.

Other Directorships: CBRE Group, Inc.; Morgan Stanley; Silver Spring Networks, Inc.

Past Directorships: Eastman Kodak Company (1997-2011)

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Agenda Items To Be Voted Upon

Item 2.            Ratification of the Appointment of Ernst & Young LLP

This proposal would ratify the Audit Committee’s appointment of Ernst & Young LLP to serve as independent auditors of AT&T for the fiscal year ending December 31, 2016. The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•	quality and performance of the lead audit partner and the overall engagement team,

•	knowledge of the telecommunications industry and company operations,

•	global capabilities and technical expertise,

•	auditor independence and objectivity, and

•	the potential impact of rotating to another independent audit firm.

Based on these considerations, the Audit Committee believes that the selection of Ernst & Young LLP is in the best interest of the company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of Ernst & Young LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board recommends you vote FOR this proposal.

Item 3.            Advisory Approval of Executive Compensation

This proposal would approve the compensation of executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures (see pages 36 through 74). These sections describe our executive compensation program.

The Human Resources Committee is responsible for executive compensation and works to structure a balanced program that addresses the dynamic, global marketplace in which AT&T competes for talent. The Committee believes this program includes pay-for-performance, equity-based incentive programs, and rewards executives for results that are consistent with stockholder interests. The Committee asks that our stockholders approve the program.

AT&T has implemented a number of changes to its compensation and benefits program in recent years to better serve its stockholders and is implementing additional changes in its 2016 program. For more information on the 2016 changes and our best practices, please see pages 40 to 41 in the Compensation Discussion and Analysis.

Guiding Pay Principles (discussed in detail on page 44)

•	Competitive and Market Based: Evaluate all components of our compensation and benefits program in light of appropriate comparator company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

•	Pay for Performance: Tie a significant portion of compensation to the achievement of Company and business unit goals as well as recognize individual accomplishments that contribute to the Company’s success.

•	Balanced Short- and Long-Term Focus: Ensure that compensation programs and packages provide an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigation of risk.

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•	Alignment with Stockholders: Set performance targets and provide compensation elements that closely align executives’ interests with those of stockholders. For example, performance shares make up nearly 33% of target compensation for the CEO and the Named Executive Officers and are tied to multi-year Company performance and the Company’s stock price. In addition, AT&T has executive stock ownership guidelines and retention requirements, as described on page 58. Each of the Named Executive Officers exceeds the minimum stock ownership guidelines.

•	Alignment with Generally Accepted Approaches: Provide policies and programs that fit within the framework of generally accepted approaches adopted by leading major U.S. companies.

AT&T submits this proposal to stockholders on an annual basis. While this is a non-binding, advisory vote, the Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. AT&T is providing this vote as required pursuant to Section 14A of the Securities Exchange Act.

The Board Recommends you vote FOR this proposal.

Item 4.            Approval of 2016 Incentive Plan

Your Board of Directors has adopted the 2016 Incentive Plan (Incentive Plan) for the purpose of replacing the 2011 Incentive Plan, previously approved by our stockholders in 2011. The Incentive Plan, like the prior plan, permits AT&T to compensate eligible managers with equity and cash awards. New awards will not be made under the Incentive Plan until stockholder approval is obtained for the Plan.

The Incentive Plan provides your Directors with the flexibility to compensate managers through a variety of possible awards. These awards may be tied to the financial or operational performance of the Company as well as to the performance of the stock. Because of the key role the Incentive Plan plays in the compensation of your executives, your Directors urge you to vote for approval of the Incentive Plan, including its performance standards.

The terms of the Incentive Plan are summarized below. In addition, the full text of the Incentive Plan is set forth in Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the Incentive Plan.

Summary of the Incentive Plan

Performance Awards. The Incentive Plan allows certain committees of your Directors (each, a Plan Committee) to issue “performance shares” and “performance units.” These are contingent incentive awards that are converted into stock and/or cash and paid out to the participant only if specific performance goals are achieved over performance periods of not less than one year. If the performance goals are not achieved, the awards are forfeited or reduced. Performance shares are each equivalent in value to a share of common stock (payable in cash and/or stock), while performance units are equal to a specific amount of cash. In any calendar year, no participant may receive performance shares having a potential payout (whether in the form of cash and/or stock) exceeding 1% of the shares approved for issuance under the Incentive Plan. Similarly, no participant may receive performance units having a potential payout exceeding an amount equivalent to 1% of the approved shares as of the date of the grant. Unless otherwise provided by the Plan Committee, participants receive dividend equivalents on performance shares.

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Performance Goals. The performance goals set by the Plan Committee include payout tables, formulas or other standards to be used in determining the extent to which the performance goals are met and, if met, the number of performance shares and/or performance units that would be converted into stock and/or cash (or the rate of such conversion) and distributed to participants. The performance goals may include, or be offset by, any of the following criteria or any combination thereof:

•	Financial performance of the Company (on a consolidated basis), of one or more of its Subsidiaries (as that term is defined in the Incentive Plan), and/or a division of any of the foregoing. Such financial performance may be based on net income, Value Added (after- tax cash operating profit less depreciation and less a capital charge), EBITDA (earnings before interest, taxes, depreciation and amortization), revenues, sales, expenses, costs, gross margin, operating margin, profit margin, pre-tax profit, market share, volumes of a particular product or service or category thereof, including but not limited to the product’s life cycle (for example, products introduced in the last two years), number of customers or subscribers, number of items in service, including but not limited to every category of access or network connections, return on net assets, return on assets, return on capital, return on invested capital, cash flow, free cash flow, operating cash flow, operating revenues, operating expenses, and/or operating income.

•	Service performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing. Such service performance may be based upon measured customer perceptions of service quality (which may include measurements of the customer’s likelihood to recommend the Company, its products or services, among other things), employee satisfaction, employee retention, product development, completion of a joint venture or other corporate transaction, completion of an identified special project, and effectiveness of management.

•	The Company’s stock price, return on stockholders’ equity, total stockholder return (stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per share.

•	Impacts of acquisitions, dispositions, or restructurings, on any of the foregoing.

Except to the extent otherwise provided by the Plan Committee, if the matters making up one of the following categories exceeds certain limits, the category (as well as any related effects on cash flow, if applicable) shall be disregarded in determining whether or the extent to which performance goals are met: (1) changes in accounting principles; (2) changes in Federal tax law; (3) changes in the tax laws of the states; (4) expenses caused by natural disasters, including but not limited to floods, hurricanes, and earthquakes; (5) expenses resulting from intentionally caused damage to property of the business; (6) and non-cash accounting write-downs of goodwill, other intangible assets, and fixed assets. A category shall be disregarded if the net impact of matters in the category on net income, after taxes and available and collectible insurance, exceed $500 million. In addition, where the net impact of matters in a category (calculated as in the above) exceed $200 million but not $500 million, then each such category shall also be excluded but only if the combined net effect of events in all such categories exceeds $500 million.

Gains and losses related to the assets and liabilities from pension plans and other post- retirement benefit plans (and any associated tax effects) shall be disregarded in determining whether or the extent to which a performance goal has been met.

Unless otherwise provided by the Committee at any time, no such adjustment shall be made for a current or former executive officer to the extent such adjustment would cause an award to fail to satisfy the performance based exemption of Section 162(m) of the Code.

Stock Options. The Incentive Plan permits the Plan Committee to issue nonqualified stock options to managers, which directly link their financial success to that of AT&T’s stockholders. Incentive Stock Options, which are more costly for a company to issue, are not permitted under the Incentive Plan. The Plan Committee shall determine the number of shares subject to options and all other terms and

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conditions of the options, including vesting requirements. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of AT&T common stock on the date of the stock option’s grant, nor may any option have a term of more than ten years. During any calendar year, no single employee may receive options on shares representing more than 1% of the shares authorized for issuance under the Incentive Plan. Except for adjustments based on changes in the corporate structure or as otherwise provided in the Incentive Plan, the terms of an Option may not be amended to reduce the exercise price nor may Options be cancelled or exchanged for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.

Restricted Stock. The Incentive Plan also permits the Plan Committee to grant restricted stock awards. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Plan Committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. Holders of shares of restricted stock may vote the shares and receive dividends on such shares. In order to qualify a restricted stock grant under Section 162(m) of the Code, the Plan Committee may condition vesting of the award on the attainment of performance goals, using the same performance criteria as that used for performance shares and units. The vesting period for restricted stock shall be determined by the Committee, which may accelerate the vesting of any such award. The Plan Committee may also grant restricted stock units, which have substantially the same terms as restricted stock, except that units have no voting rights, may or may not receive dividend equivalents, and may be paid in cash or stock. The Plan Committee may also grant unrestricted stock under this provision. No manager may receive in any calendar year restricted stock (including restricted stock units and stock without restrictions) representing more than 1% of the shares authorized to be issued under the Incentive Plan.

Eligible for Participation. Management employees of AT&T or its Subsidiaries are eligible to be selected to participate in the Incentive Plan. Currently, there are approximately 103,000 managers who are eligible to participate in the plan; however, the Company expects participation to be generally limited to 7,000 mid-level and above managers. Actual selection of any eligible manager to participate in the Incentive Plan is within the sole discretion of the Plan Committee.

Available Shares. The Incentive Plan authorizes the issuance, over a 10-year period, of up to 90 million shares of common stock to participants, net of lapsed awards. In the event of a stock split, stock dividend, or other change in the corporate structure of the Company, as described in the Plan, affecting the shares that may be issued under the Plan, an adjustment shall be made in the number and class of shares which may be delivered under the Plan (including but not limited to individual grant limits) as may be determined by the Human Resources Committee.

After April 30, 2026, no further awards may be issued under the Incentive Plan.

Federal Income Tax Matters Relating to Stock Options. The following is a summary of the principal U.S. Federal income tax consequences under present law of the issuance and exercise of stock options granted under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

A participant will not be deemed to have received any income subject to tax at the time a nonqualified stock option is granted, nor will AT&T be entitled to a tax deduction at that time. However, when a nonqualified stock option is exercised, the participant will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. AT&T will be allowed a tax deduction in the year the option is exercised in an amount equal to the ordinary income which the participant is deemed to have received.

Other Information. The Incentive Plan may be amended in whole or in part by the Board of Directors or the Human Resources Committee. In the event of a Change in Control (as defined in the Incentive Plan), the payout of performance units and performance shares shall be determined exclusively by the

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attainment of the performance goals established by the Plan Committee, which may not be modified after the Change in Control, and AT&T shall not have the right to reduce the awards for any other reason unless the holder of the award is terminated for Cause.

For certain high level employees, the receipt of an award under the Incentive Plan will constitute an agreement that they will not participate in activities that would constitute engaging in competition with AT&T or engaging in conduct disloyal to AT&T. These provisions, including definitions of terms, are contained in Section 10.3 of the Plan.

In addition, a recipient of an award shall be required to repay the Company for any amount received under an award or an award may be cancelled, in each case to the extent required under any policy adopted by the Company at any time pursuant to any applicable stock exchange listing standards established under Section 10D of the Securities Exchange Act of 1934. This does not limit the Company’s right to seek recovery or cancellation of an award for any other reason including but not limited to misconduct.

The closing price of AT&T’s common stock reported on the New York Stock Exchange for February 1, 2016, was $36.18 per share.

The Board Recommends you vote FOR this proposal.

Stockholder Proposals (Item Nos. 5 through 7)

Certain stockholders have advised the Company that they intend to introduce at the 2016 Annual Meeting the proposals set forth below. The names and addresses of, and the number of shares owned by, each such stockholder will be provided upon request to the Senior Vice President and Secretary of AT&T.

Item 5.            Stockholder Proposal

Political Spending Report

Resolved, that the shareholders of AT&T (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

Indirect monetary and non-monetary expenditures used for political purposes, i.e., to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections.

The report shall include:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above; and
b.	The title(s) of the person(s) in the Company who participated in making the decisions to make the political contribution or expenditure.

This proposal does not encompass payments used for lobbying.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website.

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Supporting Statement

As long-term AT&T shareholders, we support transparency and accountability in corporate spending on political activities. Disclosure is consistent with the best interest of the Company and its shareholders. Indeed, the Supreme Court said in its 2010 Citizens United decision: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Our Company discloses a policy on corporate political spending and its contributions to state-level candidates, parties and committees on its website. We believe this is deficient, however, because AT&T will not disclose the following expenditures made for the political purposes defined above:

•	A list of trade associations to which it belongs and how much it gave to each;
•	Payments to other third-party organizations, including those organized under of the Internal Revenue Code section 501(c)(4); and
•	Electioneering communication expenditures made by the Company in support or opposition to a candidate for public office. These expenditures were legalized by the Citizens United decision, so long as they are not coordinated with a candidate. Our company’s disclosures do not cover these particularly risky expenditures.

Information on indirect political engagement through trade associations and 501(c)(4) groups cannot be obtained by shareholders unless the Company discloses it. Disclosure of all of AT&T’s indirect political spending would bring our Company in line with leading companies, including Microsoft, CenturyLink and Qualcomm that present this information on their websites. Forty one percent of the S&P 500 (204 companies) currently disclose some level of payments to trade associations, or say they instruct trade associations not to use these payments on election-related activities (CPA-Zicklin Index of Corporate Political Disclosure and Accountability).

Indirect political spending presents unique risks that are not addressed by AT&T’s current policies. Opacity allows trade associations and other tax exempt entities to use AT&T funds for purposes that may conflict with AT&T’s policies and best interests. Disclosure permits oversight and accountability.

The Board recommends you vote AGAINST this proposal for the following reasons:

For the reasons discussed below, the Board believes that the reports requested in this proposal are duplicative of the Company’s existing practices and are unnecessary. AT&T received a nearly identical proposal for its 2015 Annual Meeting, and approximately three fourths of the votes cast at the meeting were against the proposal.

Political contributions, where permitted, are an important part of the regulatory and legislative process. AT&T is in a highly regulated industry, and its operations are significantly affected by the actions of elected officials at the local, state and national levels, including rates it can charge customers, its profitability and even how it must provide services to competitors. It is important that the Company actively participate in the electoral and legislative processes in order to protect your interests as stockholders. The Public Policy and Corporate Reputation Committee of the Board, composed entirely of independent directors, reviews corporate political contributions and Company-sponsored political action committees (PACs).

Additionally, as discussed in the AT&T Political Engagement Report, which is available on the Company’s website (at http://about.att.com/content/dam/csr/PoliticalEngagementReports/ATT_Political EngagementReport_2015_Jan-Jun.pdf) and currently covers January through June of 2015. The Company participates in various industry associations to further its business interests. These memberships not only provide valuable industry expertise, but they also advocate positions on behalf of the communications industry or that impact the communications and other industries. These industry associations include, for example, the United States Telecom Association, the Cellular Telephone Industry Association and the Future of Privacy Forum.

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AT&T is committed to adhering to the highest ethical standards when engaging in any political activities. AT&T’s policies and procedures with respect to political contributions are clearly set forth on the Company’s website in the Corporate Governance section (available at http://www.att.com/gen/investor-relations?pid=7726). In making political contributions the Company is committed to complying with campaign finance laws, including the laws requiring public disclosure of political contributions. The amount of the Company’s political expenditures is an insignificant portion of its total annual expenses. Each year, the Board authorizes a maximum amount of political contributions that can be made by the Company, as permitted by, and in strict compliance with, applicable law, for the purposes of supporting or opposing any party, committee, candidate for public office, or ballot measure, or for any other political purpose. For 2015, this amount is $6.0 million. Also, for calendar years 2015-2016, the Board authorized contributions or expenditures by the Company, as permitted by, and in strict compliance with, applicable law, relating to the 2016 presidential nominating conventions and ensuing inaugural activities, in the amount of $24.4 million. This amount includes in-kind services. These contributions also provide valuable advertising opportunities for the Company’s services and products.

Except for contributions for ballot measures, no expenditure over $1,000 may be made unless approved by the Chief Executive Officer. Additionally, expenditures must be submitted to the Company’s attorneys to confirm that each contribution is lawful.

AT&T already publicly discloses its participation in the legislative process. AT&T publishes the AT&T Political Engagement Report, referenced above, semiannually; it is an itemized list of corporate contributions and employee PAC contributions to candidates and candidate committees; national, state, and local party committees and other groups; and PACs and other committees. Federal political activity is subject to comprehensive regulation by the federal government, including detailed disclosure requirements. AT&T’s federal PACs file regular reports of receipts and disbursements with the Federal Election Commission (the “FEC”) which are disclosed to the public in the reports filed with the FEC and include identification of all individuals who contributed $200 or more as well as all candidates or committees that received a political contribution. AT&T complies with all obligations with regard to its state and local political activities, including reporting and disclosure requirements. Additionally, under the Lobbying Disclosure Act of 1995, as amended, the Company files semi-annual reports with the Secretary of the U.S. Senate (available at http://www.senate.gov/legislative/Public_Disclosure/LDA_ reports.htm) and Clerk of the U.S. House of Representatives (available at http://disclosures.house.gov/ld/ldsearch.aspx).

The Board believes that spending further corporate funds to generate additional reports would not be a productive use of corporate resources. The Board therefore recommends that you vote against this proposal.

Item 6.            Stockholder Proposal

Whereas, we believe in full disclosure of our company’s direct and indirect lobbying activities and expenditures to assess whether our company’s lobbying is consistent with AT&T’s expressed goals and in the best interests of shareholders.

Resolved, the shareholders of AT&T request the preparation of a report, updated annually, disclosing;

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by AT&T used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	AT&T’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

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4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which AT&T is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant Board oversight committees and posted on AT&T’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in AT&T’s use of corporate funds to influence legislation and regulation, both directly and indirectly. AT&T spent $30.1 million in 2013 and 2014 on federal lobbying activities (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states where AT&T also lobbies, but disclosure is uneven or absent. For example, AT&T spent $1.6 million lobbying in California in 2014 (http://cal-access.ss.ca.gov/).

AT&T sits on the board of the Chamber of Commerce, which has spent over $1 billion on lobbying since 1998. AT&T does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to AT&T’s long-term interests. For example, AT&T recognizes climate change is a serious concern that warrants meaningful action, yet the Chamber is publicly attacking the EPA on its new Clean Power Plan addressing climate change.

And AT&T does not disclose its membership in tax-exempt organizations that write and endorse model legislation, such as AT&T’s sitting on Private Enterprise Council of the American Legislative Exchange Council (ALEC). ALEC has promoted legislation to repeal state renewable energy standards and undermine the EPA’s Clean Power Plan. AT&T’s ALEC membership has drawn press scrutiny that may affect the company’s reputation adversely (“T-Mobile Ditches ALEC,” The Hill, Apr. 8, 2015). More than 100 companies, including Emerson Electric, General Electric, Google, Sprint, and T-Mobile, have publicly left ALEC.

The Board recommends you vote AGAINST this proposal for the following reasons:

For the reasons discussed below, the Board believes that the rigor of the Company’s current practices provides its shareholders and the public with ample transparency and accountability with respect to lobbying activities and that the preparation and publication of the report called for by this proposal is neither necessary nor an efficient use of the Company’s resources. AT&T received a nearly identical shareholder proposal for its 2015 Annual Meeting, and approximately two-thirds of the votes cast at the meeting were against the proposal.

AT&T is in a highly regulated industry; therefore, public policy decisions at the local, state, and national levels significantly affect the Company’s operations, strategy, and stockholder value. Accordingly, the Company exercises its responsibility to actively participate in the legislative processes in order to protect and further stockholders’ interests by contributing prudently to lobbying organizations that constructively advocate positions which advance the Company’s business objectives and stockholders’ interests. Similarly, the Company belongs to industry associations and coalitions, where it benefits from the general business, technical, and industry standard-setting expertise these organizations provide.

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AT&T is committed to adhering to the highest ethical standards when engaging in any political activities. AT&T’s policies and procedures with respect to political contributions are clearly set forth on the Company’s website in the Corporate Governance section (available at www.att.com/gen/investor-relations?pid=7726).

AT&T publishes the AT&T Political Engagement Report semiannually; it is an itemized list of corporate contributions and employee PAC contributions to candidates and candidate committees; national, state, and local party committees and other groups; and PACs and other committees. This report is available on the Company’s website (at http://about.att.com/content/dam/csr/PoliticalEngagementReports/ ATT_PoliticalEngagementReport_2015_Jan-Jun.pdf) and currently covers January through June 2015).

In addition to the AT&T Political Engagement Report, the Company is required to file other reports with various state and federal agencies. Pursuant to the federal Lobby Disclosure Act, the Company files federal lobbying reports quarterly with the Office of the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate. These reports are publicly available and disclose corporate expenditures related to lobbying and issues lobbied. Publicly available contribution and lobbying data can be found at the below sources:

•	Federal Lobbying Disclosure Report, US Senate: Search Registrant Name: AT&T; available at http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm;
•	Federal Lobbying Disclosure Report, US House of Representatives: Search Registrant Name: AT&T; available at http://disclosures.house.gov/ld/ldsearch.aspx;
•	Federal Lobbying Contribution Report: Search Organization Name: AT&T; available at http://disclosures.house.gov/lc/lcsearch.aspx;
•	Federal Election Commission: Search: AT&T; available at http://www.fec.gov/index.shtml California State Lobbying Report: Search: AT&T; available at http://cal-access.sos.ca.gov/Lobbying/Employers/

AT&T has a robust review process for contributions to industry associations and coalitions. The proposal seeks unnecessary line-item disclosure of lobbying expenditures. AT&T fully complies with all disclosure requirements pertaining to lobbying expenditures under federal, state, and local laws. The proposal would impose requirements on the Company that are not dictated by law and that are not standard among other companies. Any new requirements should be addressed by lawmakers and uniformly imposed on all entities.

The Board is confident that the Company’s lobbying activities are aligned with its stockholders’ long-term interests. As described above, the Company already makes available information concerning its political and lobbying activities to its stockholders and the public. The Board believes that an additional report beyond the Company’s current disclosures is neither necessary nor an efficient use of Company resources.

For these reasons, the Board recommends that you vote against this proposal.

Item 7.            Stockholder Proposal

Proposal 7 — Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a

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reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.

This proposal topic won 50%-plus support at 5 major U.S. Companies in 2013 including 73%-support at Netflix. It also won 43% support at our company.

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

A board of directors is less likely to provide rigorous independent oversight of management if the Chairman is the CEO, as is the case with our Company. Having a board chairman who is independent of the Company and its management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), ‘The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.” (Chairing the Board: The Case for Independent Leadership in Corporate North America, 2009).

An NACD Blue Ribbon Commission on Directors’ Professionalism recommended that an independent director should be charged with “organizing the board’s evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises.” A blue-ribbon report from The Conference Board echoed that position.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors.

An independent director serving as chairman can help ensure the functioning of an effective board. Please vote to enhance shareholder value:

Independent Board Chairman – Proposal 7

The Board recommends you vote AGAINST this proposal for the following reasons:

For the reasons discussed below, the Board believes that the Company and its stockholders are best served by one person serving as both Chairman and CEO, and it therefore recommends that you vote against this proposal. This issue was considered by stockholders most recently at the Company’s 2013 Annual Meeting, when stockholders rejected a similar proposal with approximately three quarters of the votes cast being against the proposal.

The Board believes that a single person, acting in the capacities of Chairman and CEO, serves as a bridge between the Board and management and provides critical leadership for carrying out the Company’s strategic initiatives and confronting its challenges. In short, the Board believes that the Company can more effectively execute its strategy and business plans to maximize stockholder value if the Chairman of the Board is also a member of the management team.

In addition, the Board has taken several steps to ensure that the Board effectively carries out its responsibility for the oversight of management. The Board has appointed a Lead Director (currently, Joyce M. Roché, an independent member of the Board) who presides over regular executive sessions of the non-management members of the Board. Members of management do not attend these

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Agenda Items To Be Voted Upon

sessions. The Lead Director is also responsible for approving the agenda for each Board meeting, presiding at Board meetings at which the Chairman is not present, and acting as the principal liaison between the Chairman and CEO and the non-management Directors, among other things. For a complete description of the Lead Director’s responsibilities, please see page 8. In recognition of the significant role assigned to the Lead Director, the Lead Director receives an additional annual retainer of $60,000. The appointment of a strong Lead Director and the use of executive sessions of the Board, along with the Board’s strong committee system and substantial majority of independent Directors, allow the Board to maintain effective oversight of management.

Finally, the Board notes that Mr. Stephenson is the only Director who is a member of management. In addition, each committee, other than the Executive Committee, is made up solely of independent Directors.

For these reasons, the Board believes the adoption of a policy requiring that the Chairman of the Board be an independent Director is not in the best interests of the Company’s stockholders and therefore recommends that you vote against the proposal.

AT&T 2016 Proxy Statement	| 33 |

Audit Committee Report

Audit Committee

Audit Committee Report

The Audit Committee: (1) reviewed and discussed with management AT&T’s audited financial statements for the year ended December 31, 2015; (2) discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees; (3) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and (4) discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2015, be included in AT&T’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 11, 2016	The Audit Committee

	Jon C. Madonna, Chairman	Cynthia B. Taylor
	Samuel A. Di Piazza, Jr.	Laura D’Andrea Tyson
Michael B. McCallister

AT&T has a separately designated standing Audit Committee. The Audit Committee oversees the integrity of AT&T’s financial statements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, and AT&T’s compliance with legal and regulatory matters. The members of the Audit Committee are Mr. Madonna (Chairman), Mr. Di Piazza, Mr. McCallister, Ms. Taylor, and Dr. Tyson, each of whom was appointed by the Board of Directors.

The Board has adopted a written charter for the Audit Committee, which may be viewed on the Company’s web site at www.att.com. The Audit Committee performs a review and reassessment of its charter annually. The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange and AT&T. The Board of Directors has determined that Mr. Di Piazza, Mr. Madonna, and Ms. Taylor are “audit committee financial experts” and are independent as defined in the listing standards of the New York Stock Exchange and in accordance with AT&T’s additional standards. Although the Board of Directors has determined that these individuals have the requisite attributes defined under the rules of the SEC, their responsibilities are the same as those of the other Audit Committee members. They are not AT&T’s auditors or accountants, do not perform “field work” and are not full-time employees. The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be

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Audit Committee Report

deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert. The Audit Committee is responsible for oversight of management in the preparation of AT&T’s financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that AT&T’s financial statements and disclosures are complete and accurate. AT&T’s Audit Committee charter provides that these are the responsibility of management and the independent auditors.

Principal Accountant Fees and Services

Ernst & Young LLP acts as AT&T’s principal auditor and also provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy, the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

All pre-approved services must commence, if at all, within 14 months of the approval.

The fees for services provided by Ernst & Young (all of which were pre-approved by the Audit Committee) to AT&T in 2015 and 2014 are shown below.

Principal Accountant Fees (dollars in millions)
Item	2015	2014
Audit Fees (1)	$29.6	$23.3
Audit Related Fees (2)	5.2	4.4
Tax Fees (3)	10.5	8.0
All Other Fees (4)	0.0	0.0

1.	Included in this category are fees for the annual financial statement audit, quarterly financial statement reviews, audits required by Federal and state regulatory bodies, statutory audits, and comfort letters. The year-over-year increase in fees was primarily due to the acquisitions of DIRECTV and Mexico wireless operations during 2015.
2.	These fees, which are for assurance and related services other than those included in Audit Fees, include fees for employee benefit plan audits, due diligence associated with acquisition and disposition activity, control reviews of AT&T service organizations, governmental grant-related attestations, consultations concerning financial accounting and reporting standards, and reviews of sustainability reporting compliance.
3.	These fees include charges for various Federal, state, local and international tax compliance and research projects, as well as tax services for AT&T employees working in foreign countries.
4.	No fees were incurred in 2015 or 2014 for services other than audit, audit related and tax.

AT&T 2016 Proxy Statement	| 35 |

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Compensation Committee Report

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in AT&T’s Annual Report on Form 10-K and Proxy Statement for filing with the SEC.

February 11, 2016	The Human Resources Committee

	Joyce M. Roché, Chairman	John B. McCoy
	Scott T. Ford	Matthew K. Rose

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Compensation Discussion and Analysis

Executive Summary

AT&T’s Human Resources Committee (Committee) takes great care in the development and refinement of an executive compensation program that recognizes its stewardship responsibility to AT&T’s stockholders while simultaneously ensuring the availability of talent to lead an organization the size and complexity of AT&T.

During 2015, we continued to execute on our strategic goals as shown below. We believe our senior leaders’ pay reflects this strong performance and closely aligns the interests of our management with those of stockholders.

Key Fiscal 2015 Business Results

Our executive officers make decisions every day that shape the future of our Company. The impact of these decisions can be seen both in our current results as well as in our long-term performance.

AT&T is investing to be the premier integrated communications company in the world, delivering on our mission to connect people with their world everywhere they live, work and play — and do it better than anyone else.

Strategic Execution

In 2015, AT&T focused on building a strategic advantage by investing in three key areas. The Company closed the acquisition of DIRECTV, allowing it to offer unique integrated video, mobile and broadband solutions across the United States. It also expanded into Mexico with plans to create a North American Mobile Service Area covering 400 million people and businesses. And AT&T continued to invest in its networks — through the acquisition of a near nationwide block of high-quality wireless spectrum to support mobile video growth, global leadership in the transition to software-defined networks and the introduction of innovative new services. We financed our DIRECTV and spectrum purchases at very attractive rates. As a result, we exited 2015 with a strong balance sheet and dividend coverage that is consistent with our historical norms. Highlights for the year include:

DIRECTV Acquisition – With the DIRECTV addition, AT&T is the largest pay-TV provider in the United States and the world with:

•	Unparalleled video content distribution scale in the U.S. giving AT&T an unequaled opportunity to deliver integrated solutions across video, mobile and broadband services
•	Expectations that the acquisition will contribute to earnings per share in 2016 and for significant synergies expected to reach an annual run rate of $2.5 billion or better by the end of 2018

International Expansion – Following the combination of Iusacell and Nextel Mexico, AT&T is expanding high speed mobile Internet across Mexico while significantly enhancing the customer experience for wireless customers there. In Mexico, AT&T:

•	Has committed to invest $3 billion to upgrade its mobile Internet network by the end of 2018
•	Is on a path to deliver a one-of-a-kind wireless network experience for 400 million consumers and businesses in the United States and Mexico
•	Covered about 44 million people with high speed 4G LTE at the end of 2015 and expects to reach a total of 100 million people across Mexico by the end of 2018
•	In addition, AT&T acquired DIRECTV Latin America, which is a leading provider of pay-TV services in Argentina, Brazil, Chile, Colombia, Ecuador, Peru, Uruguay, Venezuela and parts of the Caribbean; DIRECTV Latin America also has an approximately 41% stake in Sky Mexico

Network Excellence – AT&T expanded its network leadership position as it completed one of the largest network build cycles in Company history, invested $18 billion to acquire a near-nationwide

AT&T 2016 Proxy Statement	| 37 |

Compensation Discussion and Analysis

block of spectrum in the AWS-3 auction and led the transformation to software-defined networks. AT&T’s network:

•	Delivers high-speed broadband connectivity to customers through:
¡	A 4G LTE mobile broadband network reaching 355 million people and businesses in the U.S. and Mexico
¡	High-speed wired Internet covering more than 57 million people with a commitment to reach 14 million additional customer locations with fiber
¡	An expanded fiber network covering an additional 1 million business locations
•	Carries more than 100 petabytes of data traffic — to nearly every country on the globe — on an average business day
•	Utilizes highly efficient satellites capable of delivering HD and UltraHD to nearly 1 billion people throughout the U.S. and Latin America
•	Leads the industry in the transformation from proprietary hardware-based networks to software-defined networks, which offer a better cost structure for the Company along with faster network upgrades and reduced provisioning cycle times for customers
¡	AT&T expects to transform 75% of its network architecture by 2020
•	Supports innovative new services for Business Solutions customers, including:
¡	AT&T’s Network on Demand platform, which lets customers add or change services in near real time. AT&T Switched Ethernet on Demand is available in more than 170 cities in the United States, and we have signed more than 500 customers to date. Managed Internet Service on Demand is currently available in select cities and the Company plans to expand it in 2016
¡	AT&T NetBond®, the Company’s highly secure cloud security service; the NetBond ecosystem includes 13 cloud providers, and the Company has signed several hundred NetBond deals

Business Results

While investing in the future, AT&T’s executives also drove strong results in the Company’s four business segments.

Business Solutions – AT&T is the premier business services provider in the United States. The Company provides services to more than 3.5 million businesses — including virtually all of the Fortune 1000 — and operates on six continents. In 2015:

•	Business Solutions revenues, including wireless and wireline services, were $71.1 billion
•	AT&T expanded its global leadership in the Internet of Things — everything from connected cars and homes to wearables to machine-to-machine applications — with a total of 26.2 million connected devices, including 5.2 million added in 2015
•	AT&T’s revenues from fixed strategic business services — including security, VPN, cloud, Ethernet and other advanced services — grew 12.9% to an annualized revenue stream of $11 billion

Entertainment Group – AT&T significantly enhanced its entertainment business with the acquisition of DIRECTV and the creation of the AT&T Entertainment Group. In 2015, AT&T:

•	Grew Entertainment Group revenues to $35.3 billion, a 58.7% increase over 2014, largely driven by the acquisition of DIRECTV
•	Added 240,000 satellite TV subscribers after the close of DIRECTV
•	Ended the year with 13.3 million IP broadband subscribers including business customers, a year-over-year increase of more than 1 million
•	Expanded the availability of its AT&T GigaPowerSM service to more than 1 million homes in 20 markets with plans to enter an additional 36 markets
•	Led the industry in delivering video however and whenever customers want it:
¡	AT&T has 25 million pay-TV subscribers, more than anyone in the United States
¡	About one-third of DIRECTV and AT&T U-verse TV customers used our mobile apps, website or third-party authentication to stream content in 2015
¡	AT&T’s Otter Media joint venture with The Chernin Group is a global leader in over-the-top video; it is the largest independent creator network worldwide and operates two of the top 20 streaming video on demand services globally

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Compensation Discussion and Analysis

Consumer Mobility – Despite intense competition, AT&T delivered solid wireless performance in 2015, including best-ever full-year EBITDA service margins across the total wireless business. In addition, in 2015, AT&T’s Consumer Mobility segment:

•	Increased its EBITDA service margins as cost efficiencies and AT&T Next offset pressure from popular Mobile Share Value Plans
•	Added 1.8 million branded (postpaid and prepaid) subscribers
•	Executed a turnaround in prepaid, driven by its Cricket and GoPhone services, with an industry leading 1.4 million net adds for the year, up from a decline of 311,000 in 2014

International – AT&T entered the wireless market in Mexico in early 2015 and has turned around operations that were previously losing subscribers and revenues. In the fourth quarter of 2015, AT&T added 593,000 subscribers in Mexico — reflecting significant progress in customer adoption and retention.

Financial Performance and Stockholder Returns

Impressive market performance and a relentless focus on operating efficiencies translated to solid financial performance and stockholder returns in 2015 with:

•	A 1-year total stockholder return, including reinvested dividends, of 8.3%, almost six times what the S&P 500 returned during the same period

1-Year Total Stockholder Returns

AT&T	DJIA	S&P 500	S&P 100
8.3%	0.2%	1.4%	2.6%

•	10.8% revenue growth
•	An industry-leading 32nd consecutive annual increase in the Company’s quarterly dividend
¡	AT&T increased its quarterly dividend by 2.1%
•	Free cash flow (cash from operating activities minus capital expenditures) of $15.9 billion, up 60% year over year even with $20 billion in capital expenditures, or $20.7 billion when including purchases in Mexico with favorable payment terms
•	Significant improvement in free cash flow dividend coverage with 64% of free cash flow paid in dividends versus 96% in 2014

AT&T 2016 Proxy Statement	| 39 |

Compensation Discussion and Analysis

Compensation Philosophy and Best Practices

AT&T’s executive compensation philosophy serves as the starting point for the development and evaluation of our pay programs. The foundational elements of this philosophy, as established by the Committee, include paying for performance, ensuring that our programs are competitive, balancing focus on both short- and long-term goals, and aligning executive officer compensation with both stockholder interests and competitive approaches in the marketplace.

The Committee periodically reviews and adjusts our compensation and benefits program to ensure alignment with current market practices. By continuing to evaluate and modify our programs as necessary and by designing our program around the following best practices, the Committee has shown its commitment to paying for performance and aligning executive pay with stockholder interests.

What We Do

—     The vast majority of executive officer compensation is tied to performance metrics and/or stock price performance.

—     Multiple performance metrics and multi-year vesting time frames limit unnecessary short-term risk-taking.

—     Robust stock ownership guidelines for all officers.

—     Annual discussions with large stockholders.

—     Executive officers required to hold 25% of shares received until one year after they leave the Company.

—     Dividend equivalents paid at the end of performance period on earned performance shares.

—     Clawback policy.

—     Severance policy limiting payments to 2.99 times salary and target bonus.

What We Don’t Do

—     No “single trigger” provisions for accelerated vesting of outstanding equity awards following a change in control.

—     No accelerated vesting of performance shares following a Change in Control.

—     No credit for unvested shares when determining stock ownership guideline compliance.

—     No repricing or buy-out of underwater stock options.

—     No hedging or short sales of AT&T stock.

—     No tax reimbursements, except in extenuating circumstances.

—     No supplemental executive retirement benefits for officers promoted/hired after 2008.

2016 Compensation Program Enhancements

Based on input from stockholders, we are further modifying our executive compensation plans effective beginning in 2016. This chart describes those enhancements, and how they align with stockholder interests.

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Compensation Discussion and Analysis

2016 Executive Compensation Enhancements	How Enhancements Align with Stockholder Interests

SHORT-TERM AWARDS

Payouts will be formula-driven – based on the achievement of specific, objective performance goals each year, consistent with those applied to other corporate managers. The Committee may make adjustments to this formula-driven payout to recognize individual performance.

This formula-based approach enables stockholders to quickly and easily assess the Company’s commitment to paying the CEO and NEOs for performance, and is more consistent with the Company’s comparator companies.

For 2016, payout will be based on earnings per share (70%) and free cash flow (30%)

LONG-TERM AWARDS

For the most recently completed three-year performance period, we will report our ROIC performance goal and our attainment against that goal. For information on our most recent ROIC attainment, please see page 43.	Disclosing ROIC goals and results gives stockholders a clearer view of the Company’s commitment to paying for performance.
With respect to the Total Stockholder Return (TSR) metric for Performance Share Grants, we will use a new peer group against which to measure relative TSR attainment. The new peer group will be comprised of combined Comparator, Top 25 Market Capitalization, and Telecom groups (shown on page 46 for 2015) used to determine target compensation.	Aligns companies used to determine target compensation with those used to determine award payouts.

We will change the payout table for the relative TSR performance measure:

•     30th percentile performance required for threshold payout.

•     Median performance required for 100% payout.

•     90th percentile performance required for 200% payout.

This adjustment further aligns pay and performance. See new payout table immediately below.

Total Stockholder Return
3-Year Target (2016-2018)
AT&T Return vs. TSR Peer Group	Payout %
Level 1 (90th percentile or above)	200%
Level 2 (75th – 89.99th percentile)	2.2x AT&T Percentile Ranking
Level 3 (60th – 74.99th percentile)	2.1x AT&T Percentile Ranking
Level 4 (45th – 59.99th percentile)	2.0x AT&T Percentile Ranking
Level 5 (30th – 44.99th percentile)	1.8x AT&T Percentile Ranking
Level 6 (<30th percentile)	0%

Payouts are capped at 90% of the target award if absolute AT&T TSR is negative,

regardless of relative performance.

AT&T 2016 Proxy Statement	| 41 |

Compensation Discussion and Analysis

Impact of Performance Results on Executive Officer Compensation

In order to further its pay-for-performance goal, the Committee delivers a significant portion of executive officer compensation as performance-based compensation, including both short- and long-term incentives. The following charts depict how the Committee targets each element of compensation for the CEO and collectively for the other Named Executive Officers (NEOs).

2015 Target Compensation Mix

When designing these incentives, the Committee employs a variety of metrics to ensure a strong link between executive compensation and performance. These metrics include earnings per share, free cash flow, revenue, and return on invested capital, which connect compensation to Company performance while total stockholder return aligns executive pay with performance relative to peer companies.

An explanation of the individual pay elements of our executive officer compensation program and the impact of performance on each element is provided below. We believe that the greatest pay opportunities should exist for executives who demonstrate high levels of performance over a sustained period of time. A discussion of each named executive officer’s 2015 performance may be found on pages 49 through 51.

Base Salary

When determining whether or not to grant a base salary increase, the Committee considers the executive officer’s individual performance and business results for the prior year, as well as his or her base salary compared to the market value for his or her job. Executive officers’ salaries are set based on past and expected future contributions to the Company’s long-term success. For more information on the base pay component of compensation, please see page 47.

Short-Term Incentives

At the beginning of the 2015 annual performance period, the Committee established three Company performance metrics, which serve as a threshold trigger to qualify executive officers for the payment of any short-term awards. The qualification criteria are tied to overall Company performance because the Committee believes that each executive officer is ultimately responsible for attainment of the Company’s strategic objectives.

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Compensation Discussion and Analysis

If any of the established performance thresholds are met, the Committee then conducts an assessment of additional qualitative and quantitative factors, as they determine appropriate for each executive officer, in order to determine specific award payouts, which will not exceed a maximum amount approved by the Committee at the beginning of the performance period. These factors may include an assessment of the executive’s ongoing individual performance; his or her contribution to overall Company results; and attainment of business unit goals, including financial, customer service, and growth targets. The Committee also considers other factors such as innovation, ability to grow the business, and leadership.

2015 Short-Term Award Payouts

As described beginning on page 47, the Committee established performance targets in the form of ranges for revenue, earnings per share, and free cash flow. The Committee chose these performance metrics because they are the key short-term financial metrics for the operation of our business and represent important key metrics to our stockholders. In addition, these metrics are commonly used in the marketplace as annual performance indicators that drive long-term sustainability. For 2015, AT&T performed above or within the target ranges for all three metrics.

As a result of Company, business unit, and individual performance, the Committee determined to pay named executive officer short-term awards as described on page 52.

Long-Term Incentives

To appropriately focus our executives’ attention on the long-term impacts of their decisions and to more closely align their interests with those of our stockholders, the majority of our executive compensation package is in the form of long-term incentives, which are comprised of 50% performance shares and 50% restricted stock units. For more information on our long-term compensation program, please refer to the section beginning on page 52.

The actual cash payout value for performance shares is based on two criteria: the attainment of predetermined performance metrics (which determines how many of the shares are actually payable) and our stock price. Restricted stock units are paid in stock.

Performance Share Payouts

For the 2013-2015 performance period, executive officer performance was measured against AT&T’s Return on Invested Capital (ROIC – applicable to 75% of the award) and Total Stockholder Return against the S&P 100 companies (TSR – applicable to 25% of the award).

ROIC: The Committee uses ROIC as a long-term performance metric because it encourages our executive officers to focus not only on net income, but also on effectively employing capital and creating stockholder value. Because AT&T is a capital-intensive company, the Committee believes that it is necessary to hold our executive officers accountable for using capital prudently. For the 2013-2015 performance period, ROIC attainment of 9.1%, which is 310 basis points above the cost of capital we establish based on input from banks, resulted in a 109% payout of the performance shares tied to this performance metric. See pages 54 to 55 for further information.

TSR: In order to more closely tie the compensation of our executive officers to the interests of our stockholders, the Committee chose to use a relative TSR performance metric. While AT&T’s TSR results were strong, at 19.7% over the 2013-2015 performance period, payout nonetheless was 0% given relative performance to the S&P 100 Peer Group. AT&T’s 1-year Total Stockholder Return for 2015 was 8.3%, compared to 0.2% for the Dow Jones Industrial Average, 2.6% for the S&P 100, and 1.4% for the S&P 500.

AT&T 2016 Proxy Statement	| 43 |

Compensation Discussion and Analysis

The narrative on the following pages more fully describes how the Committee, with the input of its consultant, has designed AT&T’s executive officer compensation and benefits program using the Committee’s guiding pay principles as the pillars of the program. The narrative also outlines how we establish pay targets and how actual executive officer pay is determined. Finally, we provide a description of our benefits including personal benefits.

The Human Resources Committee and Its Role

The Committee is responsible for overseeing our management compensation practices. Annually, the Committee approves the base salaries, short-term incentive targets, and long-term incentive grant levels as well as short- and long-term award payouts for the Named Executive Officers. The Committee recommends new benefit plans to the Board and acts as the administrator of certain of the Company’s compensation and benefit plans. The Committee’s charter is available on our web site at www.att.com. No AT&T employee serves on this Committee, which is composed entirely of independent Directors. The current members of the Committee are: Ms. Roché (Chairman), Mr. Ford, Mr. McCoy, and Mr. Rose.

Guiding Pay Principles

The Committee continually evaluates AT&T’s compensation and benefits program in light of market and governance trends. Balancing these trends, the need to attract and retain talent, and with a focus on delivering value for our stockholders, the Committee has designed AT&T’s executive compensation program around the following guiding pay principles:

Competitive and Market Based
Evaluate all components of our compensation and benefits program in light of appropriate comparator company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.
Pay-for-Performance
Tie a significant portion of compensation to the achievement of Company and business unit goals as well as recognize individual accomplishments that contribute to the Company’s success. For example, in 2015, 92% of the CEO’s target compensation (and, on average, 88% for other Named Executive Officers) was variable and tied to short- and long-term performance incentives, including stock price performance.
Balanced Short- and Long-Term Focus
Ensure that compensation programs and packages provide an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigation of risk.
Alignment with Stockholders
Set performance targets and provide compensation elements that closely align executives’ interests with those of stockholders. For example, performance shares make up nearly 33% of target compensation for the CEO and the Named Executive Officers, and are tied to multi-year Company performance and the Company’s stock price. In addition, AT&T has executive stock ownership guidelines and retention requirements, as described on page 58. Each of the Named Executive Officers exceeds the minimum stock ownership guidelines.
Alignment with Generally Accepted Approaches
Provide policies and programs that fit within the framework of generally accepted approaches adopted by leading major U.S. companies.

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Compensation Discussion and Analysis

The Committee has reviewed the Company’s say on pay vote results and will continue engaging in dialogues with stockholders to understand their viewpoints on pay. The Committee will continue to review our compensation programs in light of this feedback.

Compensation Design

Executive Compensation Program

It is in the stockholders’ long-term interest that the program be structured in a way that makes attraction, retention, and motivation of the highest quality talent a reality. With that goal in mind, AT&T’s executive compensation and benefits program includes a number of different elements, from fixed compensation (base salaries) to performance-based variable compensation (short- and long-term incentives), as well as key personal benefits which minimize distractions and allow our executives to focus on the success of the Company. Each of the elements shown below is designed for a specific purpose, with an overarching goal to encourage a high level of sustainable individual and Company performance well into the future:

Current Year Performance	+	Multi-Year Performance	+	Attraction & Retention
Salary and Short-Term Incentives		Long-Term Incentives (Performance Shares and Restricted Stock Units)		Retirement, Deferral/Savings Plans, Benefits, and Personal Benefits

Incentive Compensation – A Balanced Approach to Manage Risk to Stockholders

We believe in balancing incentive compensation so that officers focus on the attainment of both short- and long-term corporate objectives. By ensuring that a significant portion of compensation is based on the long-term performance of the Company, we reduce the risk that executives will place too much focus on short-term achievements to the detriment of the long-term sustainability of the Company. Further, we structure short-term incentive compensation so that the accomplishment of short-term corporate and business unit goals supports the achievement of long-term corporate goals. Both of these elements work together for the benefit of the Company and its stockholders.

Each year, the Committee also reviews an analysis prepared by management of the Company’s compensation policies and practices in order to evaluate whether they create unintended risks. This analysis includes the steps AT&T takes to mitigate risk in our compensation plans, including: the use of multiple metrics in determining award payouts; the use of payout tables to provide partial payouts for partial performance attainment, payout caps, and/or budget maximums; and cross-functional department review and/or approval of all payouts (which includes Committee approval of all executive officer payouts). The Compensation Consultant has also reviewed our programs and advised the Committee that the programs did not encourage risk-taking reasonably likely to have a material adverse effect on AT&T. Based on this analysis, for 2015, the Committee determined that the Company’s compensation policies and practices were not reasonably likely to have a material adverse effect on the Company.

Evaluation of Market to Determine Competitive Pay Levels

The starting point for determining Executive Officer compensation levels begins with an evaluation of market data. The consultant compiles both proxy and compensation survey data from third party sources for companies in the comparator groups (selected by the Committee and discussed below). The use of multiple sources of information and comparator groups ensures the availability of sufficient data to accurately reflect the competitive market and provides for the annual development of reliable market values by the consultant.

AT&T 2016 Proxy Statement	| 45 |

Compensation Discussion and Analysis

Our comparator companies are selected based on:

•	similarity to AT&T in terms of size and/or industry,
•	similar organizational and business complexity,
•	global scope of operations and/or diversified product lines,
•	ability of the company to compete with AT&T for talent, and
•	similarity to jobs at AT&T in terms of complexity and scope of officer positions.

Following are the comparator groups used by the consultant in making 2015 market value recommendations for officer positions.

Comparator Groups Used by Compensation Consultant for 2015 Compensation
Type of Group	Companies in Group
A comparator group of 20 companies in the technology, telecommunications and entertainment industries selected by the consultant in consultation with the Committee	Apple, Boeing, Cisco Systems, Comcast, General Electric, Google, Hewlett-Packard, Honeywell, IBM, Intel, Johnson Controls, Lockheed Martin, Microsoft, Oracle, Qualcomm, Time Warner Inc., Twenty-First Century Fox, United Technologies, Verizon Communications, Walt Disney
Largest 25 U.S. companies based on market capitalization, adjusted to eliminate AT&T as well as investment banking, investment holding/ management and privately owned companies	Amazon.com, Apple, Chevron, Coca-Cola, Comcast, Exxon Mobil, Facebook, General Electric, Gilead Sciences, Google, IBM, Intel, Johnson & Johnson, Merck, Microsoft, Oracle, PepsiCo, Pfizer, Philip Morris International, Procter & Gamble, Qualcomm, Schlumberger, Verizon Communications, Wal-Mart, Walt Disney
Telecommunications and cable companies	CenturyLink, Comcast, Motorola Solutions, Sprint, Time Warner Inc., Verizon Communications

Executive officers’ base salaries are generally targeted to the market 50th percentile. With the support of the Committee’s consultant, total target cash compensation (the sum of base pay and short-term incentive target) and long-term grants are targeted to the market 62nd percentile. These pay targets emphasize our pay-for-performance strategy and are consistent with our market leadership position as one of the nation’s largest companies based on revenue and market capitalization.

In making the market value recommendations to present to the Committee, the consultant reviews both the proxy and the survey compensation data. The consultant applies his judgment and experience to this data in order to determine preliminary market value recommendations for each executive officer position. Prior to presenting the market values to the Committee, the consultant obtains input from members of management and the CEO (for officers other than the CEO) to obtain their views on the relative value of each position at AT&T and differences in responsibilities between AT&T jobs and those in the comparator groups. Based on this detailed analysis, AT&T-specific market values (AT&T Market Values) are presented to the Committee for each executive officer position. The AT&T Market Values are used as a reference point for the Committee’s determination of actual compensation levels and include components for base salary and short- and long-term incentive target awards.

Determining Target Compensation Levels

Annually, the Committee meets to set base salary and target short- and long-term incentive compensation levels for Executive Officers, with the advice of the consultant. In setting compensation levels, the Committee reviews the AT&T Market Values provided by the consultant along with the CEO’s compensation recommendations for the other executive officers. Once the Committee has received this input, they apply their judgment and experience to set compensation for the coming year. The Committee may determine that executives with significant experience and responsibilities, who demonstrate exemplary performance, have higher target compensation, while less experienced executives may have lower target compensation. To determine the compensation for the CEO, the Committee again uses its judgment of his skills, experience, responsibilities, achievements, and current compensation, along with the consultant’s AT&T Market Value recommendation.

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Compensation Discussion and Analysis

2015 Compensation

Base Salaries

Objective	Key Features and Pay for Performance
Provides fixed compensation to assume the day-to-day responsibilities of the position

•  Salary level recognizes an executive officer’s experience, skill, and performance, with the goal of being market-competitive.

•  Adjustments may be made based on individual performance, pay relative to other AT&T officers, and the employee’s pay relative to the market.

•  Represents 8% for the CEO and, on average, 12% for other executive officers’ total target compensation, in line with our objective to have the majority of pay at risk and tied to Company performance.

•  This element is payable in cash. The executive officers have the option to defer a portion into Company stock.

In 2015, the Named Executive Officers received a salary increase of 5.5%, on average.

Short-Term Incentives

Objective	Key Features and Pay for Performance
Motivates and rewards the achievement of short-term Company performance

•  Aligns executive officers’ interests with our short-term corporate strategy, and aligns pay with the achievement of short-term Company and/or business unit objectives.

•  To qualify for a payout, executive officers must achieve at least one of the predetermined performance thresholds, as shown below. These objectives support the accomplishment of long-term Company goals and emphasize overall results of the Company by establishing one set of performance targets.

•  Actual award payouts consider performance against these and other Company and business unit metrics as well as individual performance.

•  This element is payable in cash. The executive officers have the option to defer a portion into Company stock.

2015 Targets

Each year the Committee establishes a short-term target award for each executive officer. The key performance objectives adopted by the Committee include the three performance metrics and related target ranges shown in the following table. The Company must achieve results in at least one of the ranges for the executive officers to receive any portion of the target awards.

2015 Metric	Target ($)	Target Range ($)	Achievement ($) (2)
Consolidated Revenues	161.0 billion	120.8 – 185.2 billion	147.1 billion
Earnings Per Share	2.62 per share	2.10 – 3.14 per share	2.58 per share
Free Cash Flow (1)	13.4 billion	10.0 – 15.4 billion	15.96 billion

1.	Net cash from operating activities minus construction and capital expenditures.
2.	In accordance with terms of the grant, results were adjusted as follows:
•	Consolidated Revenue results were increased by $314 million to remove the effect of a change in accounting principles;
•	EPS results were increased by $0.21 per share to remove the effect of gains and losses related to assets and liabilities of pension and medical plans, changes in accounting principles, as well as the dilutive impacts of merger and acquisition activity; and
•	Free Cash Flow results were increased by $90 million to remove the effects of merger and acquisition activity.

In determining the final payouts for short-term awards, the Committee considers the achievement of the three metrics, the overall performance of the Company, business unit performance, and the

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Compensation Discussion and Analysis

individual performance of each executive officer. Under this program, payouts may range from 0% to 200% of the target award. In evaluating executive officers that report to the CEO, the Committee also gives weight to the CEO’s recommendations.

The following table compares short-term award payouts for the CEO to corporate formula-based awards paid to other employees for the award years 2008 – 2014. The Committee has historically tempered the CEO’s payout relative to payouts for other employees. On average, the CEO has received a payout that is 17 percentage points less than other employees in the past 8 years.

Award Year	CEO Payout	Non-Officer Corporate Formula-Based Payouts
2015	100%	123%
2014	82%	86%
2013	94%	96%
2012	120%	122%
2011	75%	112%
2010	100%	125%
2009	121%	120%
2008	0%	45%
Average:	87%	104%

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Compensation Discussion and Analysis

2015 Payouts

The Committee determined that in 2015 the Company’s results were above or within the target ranges for each of the 2015 performance metrics, permitting payout of the short-term awards. The Committee then reviewed the Company’s accomplishments as shown on pages 37 to 39, business unit performance, and the individual achievements of each of the Named Executive Officers, as described below:

RANDALL L. STEPHENSON Chairman, CEO, and President, AT&T Inc.

2015 Accomplishments:

• Through key acquisitions and continued network investments, established AT&T’s leadership as the premier integrated communications company in the world – able to deliver growth through a unique set of assets across networks, geographies, products, and revenue streams

• Acquired DIRECTV, making AT&T the largest pay-TV provider in the U.S. and the world; combined with AT&T’s nationwide mobility business and high-speed Internet service to 57 million U.S. locations, DIRECTV gives AT&T assets like no one else and the opportunity to provide customers unique integrated video, mobile and broadband solutions

• Acquired Iusacell and Nextel Mexico, giving AT&T access to the Mexican wireless market and the ability to build a unique, seamless, cross-border North American 4G LTE wireless network covering 355 million people and businesses in the U.S. and Mexico

• Acquired a near-nationwide block of spectrum in the U.S. government’s auction of wireless airwaves, enhancing AT&T’s industry-best portfolio of this valuable resource

• Launched some of the industry’s most innovative security and on-demand bandwidth products for businesses—AT&T’s largest customer segment—and expanded the Company’s global leadership in connecting the Internet of Things

• Achieved low postpaid churn and best-ever, full-year wireless EBITDA service margins, and added prepaid mobility customers faster than any competitor

• Led the transformation of the network from hardware-based to a more efficient and flexible software-based platform, moving AT&T toward an industry-leading cost structure

• Grew revenues, expanded margins and increased earnings in one of the most transformative years in our Company’s history, all contributing to the Company’s 32nd consecutive annual quarterly dividend increase

• Achieved a 1-year Total Stockholder Return for 2015 of 8.3%, compared to 0.2% for the Dow Jones Industrial Average, 2.6% for the S&P 100, and 1.4% for the S&P 500

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Compensation Discussion and Analysis

JOHN J. STEPHENS Senior Executive Vice President and CFO, AT&T Inc.

2015 Accomplishments:

• Through a relentless focus on operating efficiencies and growth, delivered a solid financial performance as the Company transformed its business, including:

¡    Growing revenues, expanding margins and increasing earnings

¡     Increased cash from operations helping drive free cash flow (cash from operating activities minus capital expenditures) of $15.9 billion, up 60% year over year even with $20 billion in capital expenditures, or $20.7 billion when including purchases in Mexico with favorable payment terms

• Achieved strong return to stockholders with a 1-year total stockholder return of 8.3%, almost six times the total return of the S&P 500

• Returned $10.2 billion to stockholders in 2015 through quarterly dividends; the Company increased its quarterly dividend 2.1% for an industry-leading 32nd consecutive annual increase

• Effectively managed AT&T’s capital structure through the closing of more than $67 billion of strategic M&A including DIRECTV, Iusacell, and Nextel Mexico, and the $18.2 billion purchase of a near-nationwide block of AWS spectrum in the U.S. Government’s auction of wireless airwaves

• Successfully managed the sale of more than $34 billion in long term-debt during the year, including a $17.5 billion issuance, which was the third largest corporate bond issuance on record

• Expanded the successful AT&T Next receivables securitization program to better balance working capital needs

• Streamlined internal operations and helped drive efficiencies through Project Agile, reducing cycle times and call volumes into customer care

RAFAEL DE LA VEGA Vice Chairman; AT&T Inc. and CEO, AT&T Business Solutions and AT&T International, LLC

2015 Accomplishments:

• Successfully combined AT&T Mobility and Business Solutions into one organization to deliver business customers integrated solutions that are first and foremost mobile, but also highly secure, reliable and effortless

• Launched some of the industry’s most innovative security and on-demand bandwidth products for businesses—AT&T’s largest segment—growing revenues from fixed strategic business services 12.9% year over year to an $11 billion annualized revenue stream

¡    Launched Network on Demand, the first commercial software-defined network platform, which lets customers add or change services in near real-time. AT&T Switched Ethernet on Demand is available in more than 170 cities in the United States and is used by more than 500 business customers around the world

¡     Expanded the highly secure AT&T NetBond cloud security service; the NetBond ecosystem includes 13 cloud providers with several hundred customer deals signed

• Delivered best-ever full-year wireless EBITDA service margins and retained AT&T’s high-value customers, delivering 1.09% total postpaid churn

¡    Ended 2015 with 129 million total U.S. wireless subscribers and net wireless customer additions including 1.7 million postpaid, 1.4 million prepaid, and 5.2 million connected devices (driven by 3.9 million connected cars)

• Successfully integrated Cricket, including freeing up wireless spectrum by shutting down its legacy CDMA network; led the wireless industry in prepaid net adds delivering 11.5 million subscribers and 1.4 million net adds

• Built AT&T’s global leadership position in the Internet of Things. AT&T now has a total of 26.2 million devices connected to its network

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Compensation Discussion and Analysis

JOHN DONOVAN Chief Strategy Officer and Group President—AT&T Technology & Operations, AT&T Inc.

2015 Accomplishments:

• Completed one of the largest network build cycles in our Company’s history. AT&T’s Network now delivers high-speed broadband connectivity to customers through:

¡    An LTE network now covering 355 million people and businesses in North America with expectations to hit the 385 million mark by the end of 2016

¡    High-speed wired Internet covering more than 57 million people with a commitment to reach 14 million additional customer locations with fiber

¡     Continued the build for the AT&T GigaPowerSM footprint; now delivering speeds of up to 1 gig to over 1 million customer locations in 20 markets with plans to enter an additional 36 markets

• Managed ongoing operations for AT&T’s Network which carries more than 100 petabytes of data traffic—to nearly every country on the globe—on an average business day; AT&T also has highly efficient satellites capable of delivering HD and UltraHD to nearly 1 billion people throughout the U.S. and Latin America

• Led the industry in the transformation from proprietary hardware-based networks to software-defined networks, which offer a better cost structure for the Company along with faster network upgrades and reduced provisioning cycle times for customers

¡     AT&T expects to transform 75% of its network architecture by 2020

• Provided VoLTE coverage to 295 million Americans including more than 27 million active users

• Launched Wi-Fi Calling, Advanced Messaging, Video Calling and NumberSync—which allows subscribers to use one phone number across all their connected devices

• Deployed AT&T Integrated Cloud technology to 74 physical locations at which AT&T runs virtual network functions within its software-defined network architecture

JOHN T. STANKEY CEO—AT&T Entertainment Group, AT&T Services, Inc.

2015 Accomplishments:

• Acquired DIRECTV, making AT&T the largest pay-TV provider in the U.S. and the world with unparalleled video content distribution scale in the U.S. giving AT&T an unequaled opportunity to deliver integrated solutions across video, mobile, and broadband services

• In addition, AT&T acquired DIRECTV Latin America, which is a leading provider of pay-TV services in Argentina, Brazil, Chile, Colombia, Ecuador, Peru, Uruguay, Venezuela, and parts of the Caribbean with approximately 19.6 million satellite subscribers including the Company’s interest in Sky Mexico

• Following the close of the DIRECTV acquisition, built the AT&T Entertainment Group organization, a $50 billion run rate business

¡    Introduced new integrated offers to market, and ensured that the Company is on track to meet or beat its $2.5 billion synergy target

• Led the industry in delivering video however and whenever customers want it with 25 million US video customers and 13.3 million IP broadband subscribers including business customers

¡    About one third of DIRECTV and AT&T U-verse TV customers used the Company’s mobile apps, website, or third party authentication to stream content in 2015

• Acquired Iusacell and Nextel Mexico, giving AT&T access to the Mexican wireless market and the ability to build a unique, seamless, cross-border North American wireless network covering 355 million people and businesses in the U.S. and Mexico.

• Began the turnaround of AT&T’s Mexico wireless business by developing a single set of products that extend throughout North America with a new level of sales and service quality; added 593,000 subscribers in the fourth quarter of 2015—reflecting significant progress in customer adoption and retention

• Acquired a near-nationwide block of spectrum in the U.S. Government’s auction of wireless airwaves, enhancing AT&T’s industry-best portfolio of this valuable resource

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Compensation Discussion and Analysis

Based on the Company achievements and the above accomplishments, the Committee determined to pay Named Executive Officers 100% – 132% of their respective target awards. Payouts of 2015 awards were as follows:

2015 Short-Term Payouts
Name	Target Award ($)	Actual Award ($)
Randall Stephenson	5,500,000	5,500,000
John Stephens	1,740,000	2,100,000
Rafael de la Vega	1,820,000	2,100,000
John Donovan	1,520,000	2,000,000
John Stankey	1,830,000	2,100,000

Long-Term Incentives

Objective	Key Features and Pay-for-Performance
Motivates and rewards the achievement of long-term Company performance

•The goal of our long-term program is to align executive and stockholder interests.

•Awards for all officers consist of restricted stock units and performance shares, each representing approximately 50% of the grant value of long-term compensation.

Performance Shares

•Paid in cash at the end of a three-year performance period to the extent applicable performance goals are met.

•Awards pay out at target if performance goals are met, below target or not at all if the goals are not met, and above target if the goals are exceeded.

•Each performance share is equal in value to a share of stock, which causes the value of the award to fluctuate directly with changes in our stock price over the performance period.

•The cash payment value of the performance shares is based on AT&T’s stock price on the date an award payout is approved.

•Because awards are based on a three-year performance period, they maximize the leverage of both short- and long-term performance. The impact of a single year’s performance is felt in each of the three performance share grants that are outstanding at any given time, so that strong performance must be sustained every year in order to provide favorable payouts.

•Dividend equivalents are paid at the end of the performance period, based on the number of performance shares earned.

Restricted Stock Units (RSUs)

•We structure RSUs to be paid in stock at the end of a retention period, regardless of when they vest. RSUs vest 100% after four years or upon retirement eligibility, whichever occurs earlier.

•Through stock price and dividends, RSUs directly tie our officers’ interests to the long-term interests of our stockholders.

•Although RSUs have value at grant, in order for them to retain value or increase in value, officers must execute at a high level to drive stockholder returns.

Because AT&T values long-term performance, and to ensure that our compensation program does not incent executives to take excessive risks in pursuit of short-term results, long-term incentives are a significant part of an officer’s compensation package.

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Compensation Discussion and Analysis

2015 Grants

In 2015, the Committee granted the Named Executive Officers long-term incentives in the form of 50% performance shares and 50% restricted stock units. Target grant values were set using the AT&T Market Values as a guideline. Following is more detail on our 2015 long-term grants.

•	Performance Shares

The performance shares granted in 2015 are for the 2015-2017 performance period. The Committee determined that the performance measure for 75% of the Performance Shares would be Return on Invested Capital and the measure for the remaining 25% would be based on a comparison of AT&T’s Total Stockholder Return to the Standard and Poor’s 100 Index (S&P 100).

2015 Performance Share Grants (2015 to 2017 Performance Period)
		Performance Measure
Name	Target Grant Values ($) (amounts are rounded)	AT&T Return on Invested Capital	AT&T Total Stockholder Return vs. S&P 100
Randall Stephenson	7,375,000
John Stephens	2,350,000
Rafael de la Vega	2,662,500	75% of Grant	25% of Grant
John Donovan	1,950,000
John Stankey	2,662,500

Return on Invested Capital (ROIC) Performance Measure

We chose ROIC as the primary performance metric applicable to performance share grants for a number of reasons, including the fact that it is a prevalent market practice that encourages our managers to focus not only on net income but also on effectively employing capital and creating stockholder value.

We calculate ROIC by averaging over the three-year performance period: (1) our annual net income plus after-tax interest expense, divided by (2) the total of the average debt and average stockholder equity for the relevant year. For mergers and acquisitions over $2.0 billion, we exclude the dilutive impacts of intangible amortization, asset write-offs, accelerated depreciation, and transaction and restructuring costs so that the impact of certain significant transactions, including those which may not have been contemplated in the determination of a performance metric, will not have an impact on the performance results. We also exclude the net impact of certain of the following items after taxes and available collectible insurance, if they exceed $500 million in a calendar year and satisfy other conditions: changes in tax laws, changes in accounting principles, expenses caused by natural disasters or intentionally caused damage to the Company’s property, and non-cash accounting write-downs of goodwill, other intangible assets and fixed assets. Additionally, we disregard the net dilutive impact of mandatory changes resulting from the Patient Protection and Affordable Care Act of 2010 as well as gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans (and associated tax effects).

At the end of the performance period, the number of performance shares to be paid out, if any, will be determined by comparing the actual performance of the Company against the predetermined performance objectives, which are set forth as a range of results. The ROIC target range for the 2015-2017 performance period was set above our cost of capital; a target that we believe to be challenging, but attainable. For performance above or below the performance target range, the number of performance shares are increased or reduced, respectively. Potential payouts range from 0% to 150% of the number of performance shares granted.

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Compensation Discussion and Analysis

Total Stockholder Return (TSR) Performance Measure

The TSR measure compares AT&T’s TSR (stock appreciation plus reinvestment of dividends) to that of companies in the S&P 100. We believe that TSR is an important measure because it helps ensure that our executives remain focused on the value they are delivering to our stockholders.

The following chart shows the potential payouts based on AT&T’s TSR relative to companies in the S&P 100. In order to further align our executive officer pay with stockholder interests, if AT&T’s TSR is negative, the payout percentage is capped at 90%.

AT&T Total Stockholder Return Compared to the S&P 100 (2015 – 2017 Performance Period)
Ranking	Payout Percentage
AT&T is the top company	200%
AT&T in 82 – 99.99th percentile	150%
AT&T in 63 – 81.99th percentile	125%
AT&T in 44 – 62.99th percentile	100%
AT&T in 25 – 43.99th percentile	50%
AT&T is below the 25th percentile	0%

•	Restricted Stock Units

Restricted stock units granted in 2015 vest 100% after four years or upon retirement eligibility, whichever occurs earlier, but do not pay out until the scheduled distribution date. These units receive quarterly dividend equivalents, paid in cash at the time regular dividends are paid on AT&T’s stock. Restricted stock units pay 100% in stock to further tie executive and stockholder interests.

The following table shows restricted stock unit grants made to the Named Executive Officers in 2015:

2015 Restricted Stock Unit Grants
Name	Grant Date Values ($) (amounts are rounded)
Randall Stephenson	7,375,000
John Stephens	2,350,000
Rafael de la Vega	2,662,500
John Donovan	1,950,000
John Stankey	2,662,500

•	Performance Share Payouts – Realized Pay for the 2013-2015 Performance Period

The performance measure applicable to 75% of the 2013 performance share grants was ROIC. The performance measure for the other 25% of the grant was AT&T’s TSR, measured against the 100 companies that comprise the S&P 100 Index at the end of the performance period.

Return on Invested Capital Performance Metric

For the 2013-2015 performance period, the Committee established ROIC performance objectives, with the target range (which would result in a 100% payout) set at 6.75% to 8.25%. The threshold for the target range was set so that it exceeded our cost of capital by 75 basis points that we determined based on input from banks, ensuring a reasonable return is delivered to stockholders before executive officers are eligible for the target award. The number of performance shares tied to the ROIC performance metric are paid out at the target award level if the Company performs within the performance goal range. Achievement above the target range provides for higher levels of award payout, up to a maximum payout of 150% of the performance

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Compensation Discussion and Analysis

shares granted. Achievement below the target range results in decreasing levels of award payout, down to 0% of the performance shares granted if less than 67% of the low end of the ROIC target range is achieved.

Total Stockholder Return Performance Metric

For the 2013-2015 performance period, the Committee established the following relative TSR payout table:

AT&T Total Stockholder Return Compared to the S&P 100 (2013 – 2015 Performance Period)
Ranking	Payout Percentage
AT&T is the top company	200%
AT&T in 82 – 99.99th percentile	150%
AT&T in 63 – 81.99th percentile	125%
AT&T in 44 – 62.99th percentile	100%
AT&T in 25 – 43.99th percentile	50%
AT&T is below the 25th percentile	0%

The payout of the performance shares that are subject to TSR will be capped at 90% if AT&T’s TSR is negative (applies to performance at the 44th percentile or higher).

Performance Attainment

After conclusion of the performance period, the Committee determined, using the payout table established at the beginning of the performance period that the Company achieved a 9.1% return on invested capital, which was above the ROIC target range, and 310 basis points above the cost of capital we establish based on input from banks, and directed that 109% of the related performance shares be distributed. In accordance with the terms of the grant, the following items were excluded: merger related non-cash activities, the impacts from the implementation of federal health care reform legislation, non-cash accounting writedowns of goodwill and other intangible assets, losses related to the assets and liabilities from pension plans and other post retirement benefit plans.

Using the TSR payout table, the Committee determined that AT&T’s relative TSR performance did not qualify for a payout for the portion of the awards tied to TSR.

As shown below, the number of performance shares actually paid was 82% of the target number of shares, based on combined performance results for ROIC and TSR. The realized value of executive officer long-term compensation also includes the impact of changes in stock price (which also impacts our stockholders), making the final value of the performance share payout equal to 84% of the target grant value.

2013 Performance Share Grant and Payout Values (Half of the Long-Term Granted to Executive Officers in 2013)
Name	Performance Measure(s)	Value at Grant ($)	Performance Payout %	% Change in Stock Price (1)	Value at Payout ($)	Approx. % of Grant Value Realized
Stephenson	75% ROIC 25% TSR	6,825,000	82%	2%	5,715,538	84%
Stephens		1,910,000			1,599,519
de la Vega		2,362,500			1,978,443
Donovan		1,250,000			1,046,806
Stankey		2,362,500			1,978,443

1.	From the date of grant (January 31, 2013) through the date the distribution was approved (January 28, 2016).

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Compensation Discussion and Analysis

The following table compares performance share award payouts for the CEO to awards paid to other employees for the award years 2008-2013. As the results show, the NEOs (including the CEO) have received, on average, award payouts that are 21 percentage points lower than other performance share recipients.

Grant Year	NEO Payout (ROIC and Relative TSR)	Other Employee Payout (ROIC Only)
2013 (paid 2016)	82%	109%
2012 (paid 2015)	85%	113%
2011 (paid 2014)	75%	100%
2010 (paid 2013)	110%	120%
2009 (paid 2012)	96%	119%
2008 (paid 2011)	88%	100%
Average	89%	110%

•	Restricted Stock Unit Payouts

The restricted stock units that were granted to executive officers in 2012 vested in 2016 (or at the executive officer’s earlier retirement eligibility). These restricted stock units paid out in stock in January of 2016.

Benefits

Benefits are an important tool to maintain the market competitiveness of our overall compensation package. AT&T provides personal benefits to its executive officers for three main reasons:

1.	To effectively compete for talent: The majority of companies against which AT&T competes for talent provide benefits to their executive officers. AT&T must have a program that is robust and competitive enough to attract and retain key talent.

2.	To support executive officers in meeting the needs of the business: We require the around-the-clock commitment and availability of our executive officers. Therefore, we provide benefits that allow the Company to have greater access to our executive officers. These benefits should not be measured solely in terms of any incremental financial cost, but rather the value they bring to the Company through maximized productivity and availability of our executive officers.

3.	To provide for the safety, security, and personal health of executives: Our executive officers are charged to care for the long-term health of the Company. In order to facilitate them doing so, we provide certain personal benefits to provide for their safety and personal health.

These benefits are outlined below. We continue to evaluate our benefits based on needs of the business and market practices/trends.

Deferral Opportunities

Tax-qualified 401(k) Plans

Our plans offer substantially all employees, including each of the Named Executive Officers, the opportunity to defer income and, at the same time, invest in AT&T stock. We match 80% of employee contributions, limited to the first 6% of compensation (only base salary is matched for officers). DIRECTV employees are covered by the DIRECTV 401(k) Savings Plan, which is substantially equivalent to the AT&T plans in the aggregate. Employees hired on or after January 1, 2015, (other than DIRECTV employees), do not receive a pension, and to account for the lack of a pension benefit, we match 100% of the eligible contributions for these employees.

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Compensation Discussion and Analysis

Nonqualified Plans

We provide mid-level and above managers the opportunity for tax-advantaged savings through nonqualified plans. We use our principal nonqualified deferral plan as a way to encourage our managers to invest in and hold AT&T stock on a tax-deferred basis.

•	Stock Purchase and Deferral Plan: This is our principal nonqualified deferral program. Under this plan, mid-level managers and above may annually elect to defer, through payroll deductions, up to 30% of their salary and annual bonus (officers, including the Named Executive Officers, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees) to purchase AT&T deferred share units at fair market value on a tax-deferred basis. Participants receive a 20% match on their deferrals in the form of additional deferred share units. Participants also receive “makeup” matching deferred share units to replace the match that is not available in the 401(k) because of their participation in AT&T’s nonqualified deferral plans or because they exceeded the IRS compensation limits for 401(k) plans. Officers do not receive the makeup match on the contribution of their short-term awards.

•	Cash Deferral Plan: Through this plan, eligible managers may also defer cash compensation in the form of salaries and bonuses. The plan pays interest at the Moody’s Long-Term Corporate Bond Yield Average, reset annually, which is a common index used by companies for deferral plans. The SEC requires disclosure in the “Summary Compensation Table” of any earnings on deferred compensation that exceed an amount set by the SEC.

These plans are described more fully on page 72.

Pension Benefits

We offer a tax-qualified group pension plan to substantially all our managers. However, new management hires on or after January 1, 2015 (other than DIRECTV employees), who would otherwise be eligible to participate in the pension plan will instead receive an enhanced match in the 401(k) plan.

We also provide supplemental retirement benefits under nonqualified pension plans, or SERPs, to employees who became officers before 2009. Additional information on pension benefits, including these plans, maybe found beginning on page 67, following the “Pension Benefits” table.

Personal Benefits

We provide our executive officers with other limited and market-based personal benefits, including automobile benefits, which are a common recruiting and retention tool; Company-owned club memberships (in some cases we allow personal use, but do not pay country club fees or dues for executive officers), which afford our executives the opportunity to conduct business in a more informal environment; home security for the safety and security of our executives; tax preparation, estate planning, and financial counseling, which allow our executives to focus more on business responsibilities; and executive disability benefits. The financial counseling benefit provides financial counselors to executives, which helps the Company by ensuring that our executives understand and comply with plan requirements. We also provide our executives communications, broadband/TV and related products and services, which are offered by AT&T at little or no incremental cost.

The CEO is required to reimburse the incremental Company cost of personal usage of Company aircraft. Other executive officers are also required to reimburse the incremental cost of their personal usage unless the CEO decides otherwise on a case-by-case basis. Reimbursements will not be made where prohibited by law. We also provide executive death benefits. More information on death benefits may be found beginning on page 70.

AT&T 2016 Proxy Statement	| 57 |

Compensation Discussion and Analysis

Officers promoted or hired after March 23, 2010, are eligible for an annual executive physical, subject to certain limits. We provide other officers, including our current executive officers, with a supplemental health plan for which they pay a portion of the premiums. The plan acts in conjunction with the Company’s management health plan, a consumer-driven plan that encourages all employees to be cost-conscious consumers of health care services.

Certain of these benefits are also offered as post-retirement benefits to officers who meet age and service requirements. Additional information on these post-retirement benefits can be found beginning on page 70.

Equity Retention and Hedging Policy

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for all officers, as follows. We include vested shares held in Company benefit plans in determining attainment of these guidelines.

Level	Ownership Guideline
CEO	6X Base Salary
Executive Officers	Lesser of 3X Base Salary or 50,000 Shares
Other Officers	Lesser of 1X Base Salary or 25,000 Shares
All Officers are given 5 years from assuming their position to achieve compliance.

Holdings of the Named Executive Officers as of December 31, 2015, can be found in the “Common Stock Ownership” section on page 5. As of December 31, 2015, Randall Stephenson held 1,333,729 vested shares of AT&T stock, a multiple of 26 times his base salary, well exceeding his 6X requirement. In addition, Mr. Stephenson also holds 824,170 shares of vested Restricted Stock Units which are still subject to a retention period, making his total vested shares a multiple of 42 times his base pay.

Retention of Awards

Executive officers are required to hold 25% of the AT&T shares they receive (after taxes and exercise costs) from an incentive, equity, or option award granted to them after January 1, 2012, until one year after they leave the Company.

Hedging Policy

Executive officers are prohibited from hedging their AT&T stock and awards. The prohibition will continue to apply to stock issued from Company awards for one year after they leave the Company.

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Compensation Discussion and Analysis

Limit on Deductibility of Certain Compensation

Federal income tax law prohibits publicly held companies, such as AT&T, from deducting certain compensation paid to a Named Executive Officer that exceeds $1 million during the tax year. To the extent that compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the stockholders, the compensation is not included in the limit. The Committee intends, to the extent feasible and where it believes it is in the best interests of AT&T and its stockholders, to attempt to qualify executive compensation as tax deductible where it does not adversely affect the Committee’s development and execution of effective compensation plans. For example, to enable short- and long-term compensation to be deductible, the Committee strives to make these awards under stockholder-approved incentive plans.

Similarly, gains on stock option exercises may be deductible if granted under a stockholder-approved plan since they are tied to the performance of the Company’s stock price. Salaries and other compensation that are not tied to performance are not deductible to the extent they exceed the $1 million limit.

Clawback Policy

The Company intends, in appropriate circumstances, to seek restitution of any bonus, commission, or other compensation received by an employee as a result of such employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation contained in the Company’s financial statements.

Employment Contracts and Change in Control Severance Plan

We have employment contracts with Messrs. de la Vega and Stankey. The material provisions of these contracts are discussed on pages 65-66.

Our executive officers are eligible to participate in the Change in Control Severance Plan, which is more fully described on pages 73-74. We believe this type of plan is necessary to ensure that participants receive certain double-trigger benefits in the event of a change in control of the Company, and to allow the participating officers to focus on their duties during an acquisition. The plan is not intended to replace other compensation elements.

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Compensation Discussion and Analysis

Compensation Consultant

The Committee is authorized by its charter to employ independent compensation consultants and other advisors. The Committee has selected Total Rewards Strategies to serve as its independent consultant. The consultant reports directly to the Committee. Total Rewards Strategies provides no other services to AT&T.

The Committee reviewed the following six independence factors, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, when evaluating the consultant’s independence:

•	Other services provided to the Company
•	Percentage of the consultant’s revenues paid by the Company
•	Consultant’s policies to prevent conflicts of interest
•	Other relationships with compensation committee members
•	Company stock owned by the consultant
•	Other relationships with executive officers

Based on its evaluation of the consultant and the six factors listed above, the Committee has determined that its consultant meets the criteria for independence.

Following is a description of the consultant’s duties:

•	Attends all Committee meetings;
•	Provides information, research, and analysis pertaining to executive compensation and benefits;
•	Regularly updates the Committee on market trends, changing practices, and legislation pertaining to executive compensation and benefits;
•	Reviews the Company’s executive compensation strategy and program to ensure appropriateness and market-competitiveness;
•	Makes recommendations on the design of the compensation program and the balance of pay-for-performance elements;
•	Reviews market data and makes recommendations for establishing the market rates for jobs held by senior leaders;
•	Analyzes compensation from other companies’ proxy and financial statements for the Committee’s review when making compensation decisions;
•	Assists the Committee in making pay determinations for the Chief Executive Officer; and
•	Advises the Committee on the appropriate comparator groups for compensation and benefits as well as the appropriate peer group against which to measure long-term performance.

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Executive Compensation Tables

Executive Compensation Tables

The table below contains information concerning the compensation provided to the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers of AT&T (the Named Executive Officers). Compensation information is provided for the years each person in the table was a Named Executive Officer since 2013.

Summary Compensation Table
Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation (1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compen- sation (4) ($)	Total ($)
R. Stephenson	2015	1,741,667	0	14,623,014	0	5,500,000	2,728,138	553,095	25,145,914
Chairman, CEO	2014	1,691,667	0	14,248,893	0	4,350,000	3,206,277	487,478	23,984,315
and President	2013	1,633,333	0	13,441,558	0	5,000,000	2,650,073	522,203	23,247,167
J. Stephens	2015	837,500	0	4,659,568	0	2,100,000	1,565,671	435,942	9,598,681
Sr. Exec. Vice	2014	765,833	0	4,294,312	0	1,425,000	3,733,775	492,177	10,711,097
Pres. and CFO	2013	713,333	0	3,761,679	0	1,500,000	1,413,393	484,681	7,873,086
R. de la Vega	2015	940,000	0	5,279,175	0	2,100,000	1,334,308	433,219	10,086,702
Vice Chairman,	2014	911,667	0	7,099,287	0	1,425,000	178,814	459,479	10,074,247
AT&T Inc. and	2013	891,667	0	4,652,818	0	1,560,000	1,193,413	506,210	8,804,108
CEO, AT&T
Business Solutions
and AT&T
International, LLC
J. Donovan	2015	808,333	0	4,871,764	0	2,000,000	1,817,204	241,105	9,738,406
Chief Strategy
Officer and Group
President-AT&T
Technology &
Operations
J. Stankey	2015	941,667	0	5,279,175	0	2,100,000	1,501,718	218,250	10,040,810
CEO-AT&T	2014	920,000	0	5,085,374	0	1,665,000	2,301,109	218,680	10,190,163
Entertainment	2013	891,667	0	4,652,818	0	1,695,000	183,197	239,898	7,662,580
Group

1.	Each of the Named Executive Officers deferred portions of their 2015 salary and/or non-equity incentive awards into the Stock Purchase and Deferral Plan to make monthly purchases of Company stock in the form of stock units based on the price of the underlying AT&T stock as follows: Mr. Stephenson—$5,746,875, Mr. Stephens—$2,245,313, Mr. de la Vega—$2,101,625, Mr. Donovan—$241,250, Mr. Stankey—$56,450. Each unit that the employee purchases is paid out in the form of a share of AT&T stock at the time elected by the employee, along with applicable matching shares. The value of the matching contributions made during the relevant year is included under “All Other Compensation.” A description of the Stock Purchase and Deferral Plan may be found on page 72.
2.	Amounts in the Stock Awards column represent the grant date values of performance shares, restricted stock, and restricted stock units granted in 2015. The grant date values were determined pursuant to FASB ASC Topic 718. Assumptions used for determining the value of the stock awards reported in these columns are set forth in the relevant AT&T Annual Report to Stockholders in Note 13 to Consolidated Financial Statements, “Share-Based Payments.” The grant date values of performance shares (which approximate the target awards) included in the table for 2015 were: Mr. Stephenson—$7,248,016, Mr. Stephens—$2,309,553, Mr. de la Vega—$2,616,666, Mr. Donovan—$1,916,437, and Mr. Stankey—$2,616,666. The number of performance shares distributed at the end of the performance period is dependent upon the achievement of performance goals. Depending upon such achievement, the potential payouts range from 0% of the target number of performance shares to a maximum payout of 162.5% of the target number of performance shares. The value of the awards (performance shares, restricted stock, and restricted stock units) will be further affected by the price of AT&T stock at the time of distribution.
3.	Under this column, we report earnings on deferrals of salary and incentive awards to the extent the earnings exceed a market rate specified by SEC rules. For the Named Executive Officers, these amounts are as follows for 2015: Mr. Stephenson—$170,269, Mr. Stephens—$0, Mr. de la Vega—$162,571, Mr. Donovan—$24,505, and Mr. Stankey—$1,987. Other amounts reported under this heading represent an increase, if any, in pension actuarial value during the reporting period.

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Executive Compensation Tables

4.	This column includes personal benefits, Company-paid life insurance premiums, and Company matching contributions to deferral plans for 2015. AT&T does not provide tax reimbursements to executive officers for these benefits. In valuing personal benefits, AT&T uses the incremental cost to the Company of the benefit. To determine the incremental cost of aircraft usage, we multiply the number of hours of personal flight usage (including “deadhead” flights) by the hourly cost of fuel (Company average) and the hourly cost of maintenance (where such cost is based on hours of use), and we add per flight fees such as landing, ramp and hangar fees, catering, and crew travel costs. Beginning with travel in 2013, Mr. Stephenson reimburses the Company for the incremental cost of any personal use of Company aircraft.

The aggregate incremental cost of personal benefits in 2015 provided to the Named Executive Officers was: Mr. Stephenson—$142,528, Mr. Stephens—$54,256, Mr. de la Vega—$61,084, Mr. Stankey—$74,269, and Mr. Donovan—$76,838. Included in the above personal benefits amounts are (1) financial counseling, including tax preparation and estate planning for each of Messrs. Stephenson, de la Vega, Donovan and Stankey—$14,000, and for Mr. Stephens—$11,500; (2) auto benefits: Mr. Stephenson—$26,310, Mr. Stephens—$16,343, Mr. de la Vega—$19,366, Mr. Donovan—$14,412 and Mr. Stankey—$15,474; (3) personal use of Company aircraft: for each of Messrs. Stephenson, Stephens, and de la Vega—$0, Mr. Donovan—$25,254, and Mr. Stankey—$16,759; (4) supplemental health insurance premiums: for each of Messrs. Stephenson and de la Vega—$22,416, and for each of Messrs. Stephens, Donovan, and Stankey—$21,468; (5) club memberships: Mr. Stephenson—$2,767, for each of Messrs. Stephens, de la Vega and Donovan—$0, and Mr. Stankey—$2,728; (6) communications: Mr. Stephenson—$19,229, Mr. Stephens—$2,368, Mr. de la Vega—$4,298, Mr. Donovan—$1,360, and Mr. Stankey—$2,502; and (7) home security: Mr. Stephenson—$57,806, Mr. Stephens—$2,427, Mr. de la Vega—$1,004, Mr. Donovan—$344, and Mr. Stankey—$888. Also included in the aggregate incremental cost of personal benefits is the value of sports and/or entertainment event tickets, if any, provided to the Named Executive Officers.

Company-paid premiums on supplemental life insurance in 2015 were: Mr. Stephenson—$222,979, Mr. Stephens—$20,823, Mr. de la Vega—$0, Mr. Donovan—$77,738, Mr. Stankey—$87,531.

The Company provides a matching contribution in the 401(k) plan and “makeup” matching contributions in the Stock Purchase and Deferral Plan, the latter plan is discussed in detail on page 72. Total matching contributions in 2015 were: Mr. Stephenson—$187,588, Mr. Stephens—$360,863, Mr. de la Vega—$372,135, Mr. Donovan—$86,529, Mr. Stankey—$56,450.

Grants of Plan-Based Awards
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephenson	01/29/2015	0	5,500,000	11,000,000	111,878	223,756	363,604	223,756				14,623,014
Stephens	01/29/2015	0	1,740,000	3,480,000	35,650	71,299	115,861	71,299				4,659,568
de la Vega	01/29/2015	0	1,820,000	3,640,000	40,390	80,780	131,268	80,780				5,279,175
Donovan	01/29/2015	0	1,520,000	3,040,000	29,582	59,163	96,140	59,163				3,866,450
	12/17/2015							29,542	(4)			1,005,314
Stankey	01/29/2015	0	1,830,000	3,660,000	40,390	80,780	131,268	80,780				5,279,175

1.	Under these awards (discussed beginning on page 47), the Committee establishes a target award together with a maximum award equaling 200% of the target award. If the performance requirement is met, the Committee reviews the overall performance of the Company (including the three key measures), business unit results, and the individual performance of each officer to determine the appropriate payouts, not to exceed the maximum award. If the performance requirement is not met, no award may be paid.
2.	Represents performance share awards, discussed beginning on page 53.
3.	Unless otherwise noted, represents restricted stock unit grants, discussed beginning on page 54. The 2015 units are scheduled to vest and distribute in January 2019. Units will also vest upon an employee becoming retirement eligible; however, they are not distributed until the scheduled distribution date. Messrs. Stephenson, de la Vega, Stephens and Stankey were retirement eligible as of the grant date. Mr. Donovan became retirement eligible on September 22, 2015.
4.	Represents a restricted stock grant that vests in December 2020.

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Executive Compensation Tables

Outstanding Equity Awards at December 31, 2015
	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Stephenson	15,102	—	37.23	2/15/17
	98,764	—	40.28	6/15/17
	14,720	—	37.88	2/15/18
	230,102	—	36.17	6/16/18
	30,472	—	23.22	2/17/19
	14,627	—	24.63	6/15/19
	20,664	—	25.32	2/16/20
	379,336	—	25.54	6/15/20
	29,345	—	28.24	2/15/21
2014-2016 Perf. Shares					—	—	353,260	12,155,677
2015-2017 Perf. Shares					—	—	195,787	6,737,031
Stephens	4,026	—	37.23	2/15/17
	14,589	—	40.28	6/15/17
	3,348	—	37.88	2/15/18
	16,241	—	36.17	6/16/18
	6,656	—	23.22	2/17/19
	16,973	—	24.63	6/15/19
	8,454	—	25.32	2/16/20
	38,069	—	25.54	6/15/20
	9,730	—	28.24	2/15/21
	39,919	—	30.35	6/15/21
	2,373	—	29.87	2/15/22
2014-2016 Perf. Shares					—	—	106,465	3,663,461
2015-2017 Perf. Shares					—	—	62,387	2,146,737
de la Vega	12,397	—	24.63	6/15/19
	6,251	—	25.32	2/16/20
	22,160	—	25.54	6/15/20
	6,838	—	28.24	2/15/21
	17,971	—	30.35	6/15/21
	1,068	—	29.87	2/15/22
2014-2016 Perf. Shares					—	—	126,077	4,338,310
2015-2017 Perf. Shares					—	—	70,683	2,432,202
2014 Restricted Stock					57,971	1,994,782	—	—
Donovan	908	—	24.63	6/15/19
	1,283	—	25.32	2/16/20
	914	—	25.54	6/15/20
	1,301	—	28.24	2/15/21
2014-2016 Perf. Shares					—	—	76,742	2,640,692
2015-2017 Perf. Shares					—	—	51,768	1,781,337
2014 Restricted Stock					56,673	1,950,118	—	—
2015 Restricted Stock					29,542	1,016,540	—	—

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Executive Compensation Tables

Outstanding Equity Awards at December 31, 2015
	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Stankey	1,337	—	37.23	2/15/17
	794	—	40.28	6/15/17
	1,234	—	37.88	2/15/18
	1,073	—	36.17	6/16/18
	2,073	—	23.22	2/17/19
	1,675	—	24.63	6/15/19
	2,366	—	25.32	2/16/20
	1,658	—	25.54	6/15/20
	2,326	—	28.24	2/15/21
2014-2016 Perf. Shares					—	—	126,077	4,338,310
2015-2017 Perf. Shares					—	—	70,683	2,432,202

1.	Stock options were granted based upon the amount of stock purchased by mid-level and above managers under the Stock Purchase and Deferral Plan, described in the narrative following the “Nonqualified Deferred Compensation” table. Stock options are not currently offered under the plan. Options were vested at issuance but were not exercisable until the earlier of the first anniversary of the grant or the termination of employment of the option holder. Options expire ten years after the grant date; however, option terms may be shortened due to termination of employment of the holder.
2.	Mr. de la Vega’s 2014 restricted stock grant vests in 2016. Mr. Donovan’s 2014 and 2015 restricted stock grants vest in 2019 and 2020, respectively.
3.	Performance shares are paid after the end of the performance period shown for each award. The actual number of shares paid out is dependent upon the achievement of the related performance objectives and approval of the Committee. In this column, we report the number of outstanding performance shares and their theoretical value based on the price of AT&T stock on December 31, 2015. In calculating the number of performance shares and their value, we are required by SEC rules to compare the Company’s performance through 2015 under each outstanding performance share grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts. The performance measure for 75% of the shares in each grant is ROIC, and for the remaining 25%, the performance measure is TSR. As of the end of 2015, the ROIC achievement was at target level for the 2014 grant and above target level for the 2015 grant, requiring the ROIC portion of these grants to be reported at their target and maximum award values, respectively. The TSR achievement was at threshold level for the 2014 grant and above target level for the 2015 grant, requiring the TSR portion of these grants to be reported at their threshold and maximum award values, respectively.

Option Exercises and Stock Vested During 2015
	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephenson	213,806	1,692,436	384,621	13,090,536
Stephens	40,376	316,642	116,318	3,949,534
de la Vega	0	0	136,464	4,640,952
Donovan	0	0	227,671	7,456,656
Stankey	2,595	16,408	136,464	4,640,952

1.

Included in the above amounts are restricted stock unit grants that vested in 2015 but are not yet distributable. These units vest at the earlier of the scheduled vesting date or upon the employee becoming retirement eligible. If the units vest

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Executive Compensation Tables

because of retirement eligibility, they will still not be distributed until the scheduled vesting date. When Mr. Donovan became retirement eligible on September 22, 2015, he vested in restricted stock units that were not distributed until January 2016 (30,560), and other units that will not be distributed until January of 2017 (35,930), 2018 (47,226), and 2019 (59,163). The other Named Executive Officers received restricted stock units in 2015 that vested at grant because of their retirement eligibility but will not be distributed until 2019 as follows: Mr. Stephenson—223,756, Mr. Stephens—71,299, Mr. de la Vega—80,780, and Mr. Stankey—80,780.

Pension Benefits (Estimated for December 31, 2015)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
Stephenson	Pension Benefit Plan—Nonbargained Program	33	1,522,264	0
	Pension Benefit Make Up Plan	15	7,117	0
	SRIP	22	2,326,681	0
	SERP	30	47,022,214	0
Stephens	Pension Benefit Plan—Nonbargained Program	23	1,178,658	0
	Pension Benefit Make Up Plan	8	51,508	0
	SRIP	12	337,747	0
	SERP	23	12,915,641	0
de la Vega	Pension Benefit Plan—Mobility Program	12	177,301	0
	BellSouth SERP	36	15,414,455	0
	SERP	40	8,170,212	0
Donovan	Pension Benefit Plan—MCB Program	6	119,129	0
	SERP	7	9,068,112	0
Stankey	Pension Benefit Plan—Nonbargained Program	30	1,317,852	0
	SRIP	19	418,056	0
	SERP	30	23,770,119	0

1.	Pension benefits reflected in the above table were determined using the methodology and material assumptions set forth in the 2015 AT&T Annual Report to Stockholders in Note 12 to Consolidated Financial Statements, “Pension and Postretirement Benefits,” except that, as required by SEC regulations, the assumed retirement age is the specified normal retirement age in the plan unless the plan provides a younger age at which benefits may be received without a discount based on age, in which case the younger age is used. For the Nonbargained Program under the Pension Benefit Plan and the Pension Benefit Make Up Plan, the assumed retirement age is the date a participant is at least age 55 and meets the “modified rule of 75,” which requires certain combinations of age and service that total at least 75. For the Mobility Program and the Management Cash Balance Program under the Pension Benefit Plan, the assumed retirement age for the cash balance formula is age 65. For the AT&T SRIP/SERP, the assumed retirement age is the earlier of the date the participant reaches age 60 or has 30 years of service (the age at which an employee may retire without discounts for age). For the BellSouth SERP, the assumed retirement age is the date the participant reaches age 62. If a participant has already surpassed the earlier of these dates, then the assumed retirement age used for purposes of this table is determined as of December 31, 2015.
2.	For each of the Named Executive Officers, SRIP/SERP benefits in the table have been reduced for benefits available under the qualified plans and by a specified amount that approximates benefits available under other nonqualified plans included in the table. Mr. de la Vega’s SERP benefit was also reduced for distribution from the Southeast Program of the Pension Benefit Plan when he transferred to AT&T Mobility in 2003 (then known as Cingular) and began accruing benefits under what is now the Mobility Program. Mr. de la Vega’s BellSouth SERP has been frozen in the form of a fixed lump sum benefit.

Employment Contracts

There are no employment agreements with any of the Named Executive Officers, except for the following:

Rafael de la Vega

Mr. de la Vega has an employment contract that provides for his continued participation in the BellSouth Corporation Supplemental Executive Retirement Plan (BellSouth SERP) while he is employed by AT&T Mobility (formerly Cingular) and provides for certain benefits in the event of his termination of employment with AT&T Mobility. In connection with his transfer from BellSouth to what was then Cingular in 2003, BellSouth agreed to maintain Mr. de la Vega in the BellSouth SERP while

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Executive Compensation Tables

Mr. de la Vega was employed by Cingular. In addition, if Mr. de la Vega was terminated from Cingular for any reason, BellSouth agreed to hire him back. If BellSouth failed to rehire Mr. de la Vega in a comparable position, or in the event Mr. de la Vega died or terminated employment because of disability before returning to BellSouth, Mr. de la Vega or his beneficiary, as applicable, would receive a lump sum payment equal to two times his salary and target bonus. Mr. de la Vega’s supplemental retirement benefits are discussed more fully beginning on page 68.

John Stankey

Following the acquisition of DIRECTV, AT&T has entered into an agreement with Mr. Stankey, whose responsibilities include the oversight of DIRECTV operations. The Company agreed to reimburse him for state and local income taxes that he incurs while on business travel outside of Texas (Texas is his primary work location and residence) as well as the income taxes owed on the reimbursement of such state and local income taxes. Amounts reimbursed will be reported annually in the Summary Compensation Table under All Other Compensation.

Qualified Pension Plan

We offer post-retirement benefits, in various forms, to nearly all our managers. The AT&T Pension Benefit Plan, a “qualified pension plan” under the Internal Revenue Code, covers nearly all of our employees hired before 2015, including each of the Named Executive Officers. The applicable benefit accrual formula depends on the subsidiaries that have employed the participant. DIRECTV employees are covered by a separate plan, which is not included in the description below.

Nonbargained Program

Each of the Named Executive Officers, except for Mr. de la Vega and Mr. Donovan, is covered by the Nonbargained Program of the AT&T Pension Benefit Plan, which is offered to most of our pre-2007 management employees. Participants in the Nonbargained Program receive the greater of the benefit determined under the Career Average Minimum (CAM) formula or the cash balance formula, each of which is described below. Eligible managers employed by AT&T Corp. or BellSouth prior to January 1, 2007, or AT&T Mobility prior to January 1, 2006, are covered by cash balance formulas determined under their legacy pension programs, and after those dates, by an age graded cash balance formula under the Management Cash Balance Program of the AT&T Pension Benefit Plan. Generally, managers hired or rehired on or after January 1, 2015, are not eligible for a pension under the plan but are eligible for an enhanced company match in the 401(k) plan.

CAM Formula

Each of the Named Executive Officers, except for Mr. de la Vega and Mr. Donovan, are covered by the CAM formula. The CAM formula provides an annual benefit equal to 1.6% of the participant’s average pension-eligible compensation (generally, base pay, commissions, and annual bonuses, but not officer bonuses paid to individuals promoted to officer level before January 1, 2009) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the December 31, 1999, averaging period, plus 1.6% of the participant’s pension-eligible compensation thereafter. Employees who meet the “modified rule of 75” and are at least age 55 are eligible to retire without age or service discounts. The “modified rule of 75” establishes retirement eligibility when certain combinations of age and service total at least 75.

Cash Balance Formula

The cash balance formula was frozen, except for interest credits, on January 14, 2005. The cash balance formula provided an accrual equal to 5% of pension-eligible compensation plus monthly interest credits on the participant’s cash balance account. The interest rate is reset quarterly and is

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equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The plan permits participants to take the benefit in various actuarially equivalent forms, including a regular annuity or, to a limited extent, a lump sum calculated as the present value of the annuity.

Mobility Program

Mr. de la Vega is covered by the Mobility Program, which is also part of the tax-qualified AT&T Pension Benefit Plan. This program covers employees of AT&T Mobility that were hired prior to 2006. The Mobility Program is the qualified pension plan previously offered by AT&T Mobility that was merged into the AT&T Pension Benefit Plan. Participants in the Mobility Program are generally entitled to receive a cash balance benefit equal to the monthly basic benefit credits of 5% of the participant’s pension-eligible compensation (generally, base pay, commissions, and group incentive awards, but not individual awards) plus monthly interest credits on the participant’s cash balance account. The interest rate for cash balance credits is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The plan permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum calculated as the greater of the cash balance account balance, or the present value of the grandfathered pension benefit annuity.

Management Cash Balance Program

Mr. Donovan is covered by the Management Cash Balance (MCB) Program of the AT&T Pension Benefit Plan, which is offered to our management employees hired on or after January 1, 2007 (January 1, 2006 for AT&T Mobility). This program was closed to new hires or rehires on or after January 1, 2015. After completing one year of service, participants in the MCB Program are entitled to receive a cash balance benefit equal to the monthly credit of an age graded basic credit formula ranging from 1.75% to 4% of the participant’s pension-eligible compensation and a 2% supplemental credit for eligible compensation in excess of Social Security Wage Base plus monthly interest credit at an effective annual rate of 4.5% to the participant’s cash balance account. This program permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum.

Nonqualified Pension Plans

To the extent the Internal Revenue Code places limits on the amounts that may be earned under a qualified pension plan, managers instead receive these amounts under the nonqualified Pension Benefit Make Up Plan but only for periods prior to the person becoming a participant in the SRIP/SERP, described below. The Pension Benefit Make Up Plan benefit is paid in the form of a 10-year annuity or in a lump sum if the present value of the annuity is less than $50,000.

In addition, we offer our executive officers and other officers (who became officers prior to 2005) supplemental retirement benefits under the Supplemental Retirement Income Plan (SRIP) and, for those serving as officers between 2005-2008, its successor, the 2005 Supplemental Employee Retirement Plan (SERP), as additional retention tools. As a result of changes in the tax laws, beginning December 31, 2004, participants ceased accruing benefits under the SRIP, the original supplemental plan. After December 31, 2004, benefits are earned under the SERP. Participants make separate distribution elections (annuity or lump sum) for benefits earned and vested before 2005 (under the SRIP) and for benefits accrued during and after 2005 (under the SERP). Elections for the portion of the pension that accrued in and after 2005, however, must have been made when the officer first

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participated in the SERP. Vesting in the SERP requires five years of service (including four years of participation in the SERP). Each of the Named Executive Officers is vested in the SERP. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment. An officer’s benefits under these nonqualified pension plans are reduced by: (1) benefits due under qualified AT&T pension plans and (2) a specific amount that approximates the value of the officer’s benefit under other nonqualified pension plans, determined generally as of December 31, 2008. These supplemental benefits are neither funded by nor are a part of the qualified pension plan.

Each of the Named Executive Officers is eligible to receive these benefits. However, the Committee has determined to no longer allow new officers to participate in these supplemental retirement benefits, but may do so if it deems it necessary to attract or retain key talent or for other appropriate business reasons.

Calculation of Benefit

Under the SRIP/SERP, the target annual retirement benefit is stated as a percentage of a participant’s annual salary and annual incentive bonus averaged over a specified period described below. The percentage is increased by 0.715% for each year of actual service in excess of, or decreased by 1.43% (0.715% for mid-career hires) for each year of actual service below, 30 years of service. In the event the participant retires before reaching age 60, a discount of 0.5% for each month remaining until the participant attains age 60 is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement. Of the Named Executive Officers currently employed by the Company, only Messrs. Stephenson, de la Vega, and Stankey are eligible to retire without either an age or service discount under this plan. These benefits are also reduced by any amounts participants receive under AT&T qualified pension plans and by a frozen, specific amount that approximates the amount they receive under our other nonqualified pension plans, calculated as if the benefits under these plans were paid in the form of an immediate annuity for life.

For all but Mr. Stephenson and Mr. de la Vega (see below), the salary and bonus used to determine their SRIP/SERP amount is the average of the participant’s salary and actual annual incentive bonuses earned during the 36-consecutive-month period that results in the highest average earnings that occurs during the 120 months preceding retirement. In some cases, the Committee may require the use of the target bonus, or a portion of the actual or target bonus, if it believes the actual bonus is not appropriate. The target annual retirement percentage for the Chief Executive Officer is 60%, and for other Named Executive Officers the target percentage ranges from 50% to 60%. Beginning in 2006, the target percentage was limited to 50% for all new participants (see note above on limiting new participants after 2008). If a benefit payment under the plan is delayed by the Company to comply with Federal tax rules, the delayed amounts will earn interest at the rate the Company uses to accrue the present value of the liability, and the interest will be included in the appropriate column(s) in the “Pension Benefits” table.

Mr. Stephenson’s Benefit

Mr. Stephenson’s SERP benefit was modified in 2010. For purposes of calculating his SERP benefit, the Company froze his compensation as of June 30, 2010. He stopped accruing age and service credits as of December 31, 2012, at which time his benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 5.8%.

Mr. de la Vega’s Benefit

In 2008, participants in the SERP nonqualified pension plan made elections to take their distributions either as an annuity or as a lump sum. In 2014, the Company permitted certain officers who had elected the lump sum option to freeze their benefit as if they had retired at the end of 2014. In

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exchange, the electing officers gave up credits under the plan for all future compensation, service, and if applicable, age. The frozen benefit will earn a fixed rate of interest equal to 4.3% which represents the discount rate used to determine lump sum benefits for participants who retired in 2014. This change will, for the electing officers, eliminate the impact of fluctuations in the interest rate used to calculate the value of their lump sum benefit. Of the Named Executive Officers, Mr. de la Vega elected this option, effective December 30, 2014.

While Mr. de la Vega participates in the AT&T SERP, he is also a participant in the BellSouth SERP, which acts as an offset to his AT&T SERP benefit. Because his BellSouth SERP benefit will never exceed the AT&T SERP benefit, his total benefit is determined using the AT&T SERP calculation. Mr. de la Vega’s SERP benefit was also reduced for distribution from the Southeast Program of the AT&T Pension Benefit Plan when he transferred to AT&T Mobility in 2003 (then known as Cingular) and began accruing benefits under what is now the Mobility Program.

In addition, the BellSouth SERP also provides a lump sum death benefit payable to the participant’s beneficiaries equal to his annual base pay rate as of December 31, 2005, plus two times his standard target bonus as of December 31, 2005. As a result, Mr. de la Vega’s death benefit will be paid in the amount of $1.86 million.

Forms of Payment

Annuity

Participants may receive benefits as an annuity payable for the greater of the life of the participant or ten years. If the participant dies within ten years after leaving the Company, then payments for the balance of the ten years will be paid to the participant’s beneficiary. Alternatively, the participant may elect to have the annuity payable for life with 100% or 50% payable upon his or her death to his or her beneficiary for the beneficiary’s life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

Lump Sum

Participants may elect that upon retirement at age 55 or later to receive the actuarially determined net present value of the benefit as a lump sum, rather than in the form of an annuity. To determine the net present value, we use the discount rate used for determining the projected benefit obligation at December 31 of the second calendar year prior to the year of retirement. Participants may also elect to take all or part of the net present value over a fixed period of years elected by the participant, not to exceed 20 years, earning interest at the same discount rate. A participant is not permitted to receive more than 30% of the net present value of the benefit before the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the net present value of the benefit as early as six months after the termination of employment. Eligible participants electing to receive more than 30% of the net present value of the benefit within 36 months of their termination must enter into a written noncompetition agreement with us and agree to forfeit and repay the lump sum if they breach that agreement.

Other Post-Retirement Benefits

Named Executive Officers who retire after age 55 with at least five years of service or who are retirement eligible under the “modified rule of 75” continue to receive the benefits shown in the following table after retirement, except that only Mr. Stephenson is entitled to receive supplemental health benefits after retirement. Benefits that are available generally to managers are omitted from the table. All Named Executive Officers are currently retirement eligible.

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Financial counseling benefits will be made available to the executive officers for 36 months following retirement. We do not reimburse taxes on personal benefits for executive officers, other than certain non-deductible relocation costs, which along with the tax reimbursement, we make available to nearly all management employees. The supplemental health benefit is in addition to the group health plan and is provided to Mr. Stephenson for life based on eligibility provisions that existed before he became CEO. During their employment, officers are subject to an annual deductible on health benefits, co-insurance, and a portion of the premium. Officers who are eligible to receive the supplemental benefit in retirement have no annual deductible or co-insurance, but they must pay larger premiums. In addition, we also provide communications, broadband/TV and related services and products; however, to the extent the service is provided by AT&T, it is typically provided at little or no incremental cost. These benefits are subject to amendment.

Other Post-Retirement Benefits
Personal Benefit	Estimated Amount (valued at our incremental cost)
Financial counseling	Maximum of $14,000 per year for 36 months
Financial counseling provided in connection with retirement	Up to $20,000 total
Estate planning	Up to $10,000 per year for 36 months
Communication benefits	Average of $2,042 annually
Supplemental health insurance premiums (Mr. Stephenson only)	Approximately $11,184 annually, which is in addition to required contributions from the employee

In the event of the officer’s termination of employment due to death, the officer’s unvested restricted stock units and restricted stock, if any, will vest, and outstanding performance shares will pay out at 100% of target. As a result, if a Named Executive Officer had died at the end of 2015, the amounts of performance shares, restricted stock units, and/or restricted stock, as applicable, that would have vested and been distributed are: Mr. Stephenson—$15,179,868, Mr. Stephens—$4,707,839, Mr. de la Vega—$7,444,156, Mr. Donovan—$6,627,504, and Mr. Stankey—$5,449,374.

In the event of termination of employment due to disability, unvested restricted stock units and restricted stock, if any, will vest; however, restricted stock units will not pay out until their scheduled vesting times. As a result, if such an event had occurred to a Named Executive Officer at the end of 2015, the following amounts of restricted stock would have vested: Mr. de la Vega—$1,994,782 and Mr. Donovan—$2,966,658. Conversely, performance shares will not be accelerated in the event of a termination due to disability but will be paid solely based on the achievement of the pre-determined performance goals.

We pay recoverable premiums on split-dollar life insurance that provides a specified death benefit to beneficiaries of each Named Executive Officer. The benefit is equal to one times salary during his or her employment, except for the Chief Executive Officer who receives two times salary. After retirement, for officers who first participated beginning in 1998, the death benefit remains one times salary until he or she reaches age 66; the benefit is then reduced by 10% each year until age 70, when the benefit becomes one-half of his or her final salary. For officers who participated prior to 1998, including Messrs. Stephenson and Stephens, the post-retirement death benefit is one times salary. In addition, managers who were officers prior to 1998 are entitled to additional one times salary death benefit while employed and during retirement.

In addition to the foregoing, Mr. Stephenson, Mr. Stephens, Mr. Donovan, and Mr. Stankey purchased optional additional split-dollar life insurance coverage equal to two times salary, which is subsidized by the Company. If the policies are not fully funded upon the retirement of the officer, we continue to pay our portion of the premiums until they are fully funded.

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Mr. Stephens elected to take his death benefits in the form of a ten-year Company-paid annuity payable after death, using an 11% discount rate based on 185% of the value of the death benefits. The increase in the value of the death benefits is to offset the income taxes that will result from the Company-paid benefit that would not be applicable in the case of insurance payments. This alternative payment method was available only to officers who elected the annuity before 1998. If Mr. Stephens had passed away at the end of 2015, his annual death benefit for ten years would have been $1,053,292.

Basic death benefits payable to Mr. de la Vega under the AT&T plan are reduced by $900,000, which represents the sum of death benefits provided by (1) a BellSouth policy with a face amount of $400,000 that was transferred to Mr. de la Vega in 2007, and (2) two BellSouth policies with a combined face amount of $500,000 owned by Mr. de la Vega. Under the latter policies, the Company and Mr. de la Vega shared the payment of premiums (the final payments were made in 2013), and the policies provide either a death benefit to Mr. de la Vega’s beneficiary(ies) or an accumulated cash value available to Mr. de la Vega. The Company does not recover any of its premium payments under Mr. de la Vega’s policies. Currently, the $900,000 of coverage from BellSouth policies completely offsets any basic death benefit provided by the AT&T plan.

We also provide death benefits in connection with Mr. de la Vega’s BellSouth SERP (described on page 69).

Nonqualified Deferred Compensation
Name	Plan (1)	Executive Contributions in Last FY (2) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (2)(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)
Stephenson	Stock Purchase and Deferral Plan	521,875	175,155	489,632	924,800	6,739,991
	Cash Deferral Plan	5,002,292	—	848,475	—	20,911,710
Stephens	Stock Purchase and Deferral Plan	1,604,063	348,143	105,912	2,180,189	2,269,426
de la Vega	Stock Purchase and Deferral Plan	1,635,375	363,123	568,029	641,241	8,506,608
	Cash Deferral Plan	469,375	—	227,510	89,871	5,541,359
	BellSouth Nonqualified Deferred Income Plan	—	—	59,210	33,685	413,915
	AT&T Mobility Cash Deferral Plan	—	—	32,516	—	773,188
	AT&T Mobility 2005 Cash Deferral Plan	—	—	420,700	—	10,003,842
Donovan	Stock Purchase and Deferral Plan	241,250	74,130	13,103	277,232	326,548
	Cash Deferral Plan	855,000	—	122,119	—	2,986,442
Stankey	Stock Purchase and Deferral Plan	56,450	43,730	125,427	224,272	1,688,109
	Cash Deferral Plan	—	—	9,911	131,758	206,273

1.	Amounts attributed to the Stock Purchase and Deferral Plan or to the Cash Deferral Plan also include amounts from their predecessor plans. No further contributions are permitted under the predecessor plans.
2.	Of the amounts reported in the contributions and earnings columns and also included in the aggregate balance column in the table above, the following amounts are reported as compensation for 2015 in the “Summary Compensation Table”: Mr. Stephenson—$1,737,091, Mr. Stephens—$598,456, Mr. de la Vega—$1,276,694, Mr. Donovan—$339,885, and Mr. Stankey—$101,949. Of the amounts reported in the aggregate balance column, the following aggregate amounts were previously reported in the “Summary Compensation Table” for 2014 and 2013, combined: Mr. Stephenson—$9,162,797, Mr. Stephens—$1,353,750, Mr. de la Vega—$5,152,256, and Mr. Stankey—$4,855.
3.	Aggregate Earnings include interest, dividend equivalents, and stock price appreciation/depreciation. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” includes only the interest that exceeds the SEC market rate, as shown in footnote 3 to the “Summary Compensation Table”.

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Stock Purchase and Deferral Plan (SPDP)

Under the SPDP and its predecessor plan, mid-level managers and above may annually elect to defer up to 30% of their salary and annual bonus. Officers, including the Named Executive Officers, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees. In addition, the Committee may approve other contributions to the plan. These contributions are made through payroll deductions and are used to purchase AT&T deferred share units (each representing the right to receive a share of AT&T stock) at fair market value on a tax-deferred basis. Participants receive a 20% match in the form of additional deferred share units; however, with respect to short-term awards, officer level participants receive the 20% match only on the purchase of deferred share units that represent no more than their target awards. In addition, the Company provides “makeup” matching contributions in the form of additional deferred share units in order to generally offset the loss of match in the 401(k) plan caused by participation in the SPDP and the CDP, and to provide match on compensation that exceeds Federal compensation limits for 401(k) plans. The makeup match is an 80% match on contributions from the first 6% of salary and bonus (the same rate as used in the Company’s principal 401(k) plan), reduced by the amount of matching contributions the employee is eligible to receive (regardless of actual participation) in the Company’s 401(k) plan. (For managers hired after January 1, 2015, the 401(k) match and SPDP makeup match is 100% on contributions from the first 6% of salary.) Officer level employees do not receive a makeup match on the contribution of their short-term awards. Deferrals are distributed in AT&T stock at times elected by the participant. For salary deferrals prior to 2011 and bonus deferrals prior to 2012, in lieu of the 20% match, participants received two stock options for each deferred share unit acquired. Each stock option had an exercise price equal to the fair market value of the stock on the date of grant.

Cash Deferral Plan (CDP)

Managers who defer at least 6% of salary in the SPDP may also defer up to 50% (25% in the case of mid-level managers) of salary into the CDP. Similarly, managers that defer 6% of bonuses in the SPDP may also defer bonuses in the CDP, subject to the same deferral limits as for salary; however officer level managers may defer up to 95% of their short-term award into the CDP without a corresponding SPDP deferral. In addition, the Committee may approve other contributions to the plan. We pay interest at the Moody’s Long-Term Corporate Bond Yield Average for the preceding September (the Moody’s rate), a common index used by companies. Pursuant to the rules of the SEC, we include in the “Summary Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” any earnings on deferred compensation that exceed a rate determined in accordance with SEC rules. Deferrals are distributed at times elected by the participant. Similarly, under its predecessor plan, managers could defer salary and incentive compensation to be paid at times selected by the participant. No deferrals were permitted under the prior plan after 2004. Account balances in the prior plan are credited with interest at a rate determined annually by the Company, which will be no less than the prior September Moody’s rate.

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Other Nonqualified Deferred Compensation Plans

Certain of the Named Executive Officers also participated in deferred compensation plans that are now closed to additional contributions and are described below.

AT&T Mobility Cash Deferral Plan

Mr. de la Vega has a balance in the AT&T Mobility Cash Deferral Plan, a nonqualified executive deferred compensation plan. The plan permitted officers and senior managers to defer between 6% and 50% of their base pay and between 6% and 75% of their annual bonus and long-term compensation awards into the plan. The Company provided a match equal to 80% of 6% of the salary and annual bonus deferred by the participant. The plan also provided an additional match when a participant’s salary and annual bonus exceeded Internal Revenue Code qualified plan limits. Benefits under the plan are unfunded. Account balances earn interest at a rate that is reset each calendar year based on the Moody’s rate for the prior September. Distributions occur according to employee elections. AT&T Mobility adopted a successor plan, known as the AT&T Mobility 2005 Cash Deferral Plan, having substantially the same terms as the original plan except with respect to the timing of deferral and distribution elections. No new deferrals were permitted after 2008.

BellSouth Nonqualified Deferred Income Plan

Mr. de la Vega also made contributions from his BellSouth compensation to this nonqualified deferred compensation plan. Under Schedule A of the plan, senior managers were permitted to make up to two annual deferrals of up to 25% of their salary and bonus. Beginning with the 7th year after the deferral, the plan returned the original deferral to the participant in one to three annual installments, depending on the year of the deferral. Mr. de la Vega’s deferrals under Schedule A receive fixed rates of 17.0% and 17.5% for his 1991 and 1993 deferrals, respectively. The balance is paid in 15 annual installments beginning at age 65. Under Schedule B, participants were able to defer up to 10% of their salary and bonus; distributions are made at the election of the participant. Mr. de la Vega’s deferrals under Schedule B receive fixed rates of 11.0% for his 1994 deferral and 10% for his 1995 deferral. No new deferrals were permitted under this plan after 1998.

AT&T Severance Policy

The AT&T Severance Policy generally limits severance payments for executive officers to 2.99 times salary and bonus. Under the AT&T Severance Policy, the Company will not provide severance benefits to an executive officer that exceed 2.99 times the officer’s annual base salary, plus target bonus, unless the excess payment receives prior stockholder approval or is ratified by stockholders at a regularly scheduled annual meeting within the following 15 months.

Potential Payments Upon Change in Control

Change in Control

An acquisition in our industry can take a year or more to complete, and during that time it is critical that the Company have continuity of its leadership. If we are in the process of being acquired, our officers may have concerns about their employment with the new company. Our Change in Control Severance Plan offers benefits so that our officers may focus on the Company’s business without the

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distraction of searching for new employment. The Change in Control Severance Plan covers our officers, including each of the Named Executive Officers. Amounts under this plan payable to Mr. de la Vega would be offset by any payments Mr. de la Vega would receive under his agreement described on pages 65-66, providing for the payment of benefits upon his termination of employment.

Description of Change in Control Severance Plan

The Change in Control Severance Plan provides an officer who is terminated or otherwise leaves our Company for “good reason” after a change in control a payment equal to 2.99 times the sum of the executive’s most recent salary and target bonus. The Company is not responsible for the payment of excise taxes (or taxes on such payments). In 2014, the Company eliminated health, life insurance and financial counseling benefits from the plan.

“Good reason” means, in general, assignment of duties inconsistent with the executive’s title or status; a substantial adverse change in the nature or status of the executive’s responsibilities; a reduction in pay; or failure to pay compensation or continue benefits. For the CEO, we eliminated a provision that defined “good reason” to include a good faith determination by the executive within 90 days of the change in control that he or she is not able to discharge his or her duties effectively.

Under the plan, a change in control occurs if: (a) anyone (other than one of our employee benefit plans) acquires more than 20% of AT&T’s common stock, (b) within a two-year period, the Directors at the beginning of the period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of the period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, (c) upon consummation of a merger where AT&T Inc. is one of the merging entities and where persons other than the AT&T stockholders immediately before the merger hold more than 50% of the voting power of the surviving entity, or (d) upon our stockholders’ approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

If a change in control and a subsequent termination of employment of the Named Executive Officers had occurred at the end of 2015 in accordance with the Change in Control Severance Plan, the following estimated severance payments would have been paid in a lump sum:

Potential Change in Control Severance Payments
Name	Severance ($)
Stephenson	21,677,500
Stephens	7,744,100
de la Vega	8,267,350
Donovan	7,011,550
Stankey	8,297,250

None of the Named Executive Officers hold stock awards that would be subject to automatic vesting in connection with a change in control.

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Other Information

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

AT&T’s executive officers and Directors are required under the Securities Exchange Act of 1934 to file reports of transactions and holdings in AT&T common stock with the SEC and the NYSE. Based solely on a review of the filed reports and written representations that no other reports are required, AT&T believes that during the preceding year all executive officers and Directors were in compliance with all filing requirements applicable to such executive officers and Directors.

Availability of Corporate Governance Documents

A copy of AT&T’s Annual Report to the SEC on Form 10-K for the year 2015 may be obtained without charge upon written request to AT&T Stockholder Services, 208 S. Akard, Room 2710.14, Dallas, Texas 75202. AT&T’s Corporate Governance Guidelines, Code of Ethics, and Committee Charters for the following committees may be viewed online at www.att.com and are also available in print to anyone who requests them (contact the Senior Vice President and Secretary of AT&T at the address below): Audit Committee, Human Resources Committee, Corporate Governance and Nominating Committee, Corporate Development and Finance Committee, Public Policy and Corporate Reputation Committee, and Executive Committee.

Stockholder Proposals and Director Nominees

Stockholder proposals intended to be included in the proxy materials for the 2017 Annual Meeting must be received by November 11, 2016. Such proposals should be sent in writing by courier or certified mail to the Senior Vice President and Secretary of AT&T at 208 S. Akard Street, Suite 3241, Dallas, Texas 75202. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner.

Stockholders who intend to submit proposals at an Annual Meeting but whose proposals are not included in the proxy materials for the meeting and stockholders who intend to submit nominations for Directors at an Annual Meeting are required to notify the Senior Vice President and Secretary of AT&T (at the address above) of their proposal or nominations and to provide certain other information not less than 90 days, nor more than 120 days, before the anniversary of the prior Annual Meeting of Stockholders, in accordance with AT&T’s Bylaws. Special notice provisions apply under the Bylaws if the date of the Annual Meeting is more than 30 days before or 70 days after the anniversary date.

Householding Information

No more than one annual report and Proxy Statement will be sent to multiple stockholders sharing an address unless AT&T has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221. Stockholders calling from outside the United States may call (781) 575-4729. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

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Other Information

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $23,500, plus expenses.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015, concerning shares of AT&T common stock authorized for issuance under AT&T’s existing equity compensation plans.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	37,509,360 (1)	$30.07	108,836,269 (2)
Equity compensation plans not approved by security holders	0	0	0
Total	37,509,360 (3)	$30.07	108,836,269 (2)

1.	Includes the issuance of stock in connection with the following stockholder approved plans: (a) 8,872,391 stock options under the Stock Purchase and Deferral Plan (SPDP), (b) 1,479,047 phantom stock units under the Stock Savings Plan (SSP), 9,265,558 phantom stock units under the SPDP, and 4,356,714 restricted stock units under the 2011 Incentive Plan, and (c) 11,084,427 target number of stock-settled performance shares under the 2011 Incentive Plan. At payout, the target number of performance shares may be reduced to zero or increased by up to 150%. Each phantom stock unit and performance share is settleable in stock on a 1-to-1 basis. The weighted-average exercise price in the table does not include outstanding performance shares or phantom stock units.
The SSP was approved by stockholders in 1994 and then was amended by the Board of Directors in 2000 to increase the number of shares available for purchase under the plan (including shares from the Company match and reinvested dividend equivalents). Stockholder approval was not required for the amendment. To the extent applicable, the amount shown for approved plans in column (a), in addition to the above amounts, includes 2,451,223 phantom stock units (computed on a first-in-first-out basis) that were approved by the Board in 2000. Under the SSP, shares could be purchased with payroll deductions and reinvested dividend equivalents by mid-level and above managers and limited Company partial matching contributions. No new contributions may be made to the plan.
2.	Includes 24,031,062 shares that may be issued under the SPDP, 63,921,106 shares that may be issued under the 2011 Incentive Plan, and up to 3,728,286 shares that may be purchased through reinvestment of dividends on phantom shares held in the SSP.
3.	Does not include certain stock options issued by companies acquired by AT&T that were converted into options to acquire AT&T stock. As of December 31, 2015, there were 3,761,899 shares of AT&T common stock subject to the converted options, having a weighted-average exercise price of $19.25. Also, does not include 10,572,992 outstanding phantom stock units that were issued by companies acquired by AT&T that are convertible into stock on a 1-to-1 basis, along with an estimated 162,019 shares that may be purchased with reinvested dividend equivalents paid on the outstanding phantom stock units. No further phantom stock units, other than reinvested dividends, may be issued under the assumed plans. The weighted-average exercise price in the table does not include outstanding performance shares or phantom stock units.

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APPENDIX A

AT&T Inc.

2016 Incentive Plan

Article 1.      Establishment and Purpose.

1.01	Establishment of the Plan. AT&T Inc., a Delaware corporation (the “Company” or “AT&T”), hereby establishes an incentive compensation plan (the “Plan”), as set forth in this document.

1.02	Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s shareowners, and by providing Participants with an incentive for outstanding performance.

1.03	Effective Date of the Plan. The Plan is effective on May 1, 2016.

Article 2.      Definitions.

2.01	Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)	“Applicable Law” means the legal requirements relating to the administration of options and share-based or performance-based awards under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)	“Award” means, individually or collectively, a grant or award under this Plan of Stock Options, Restricted Stock (including unrestricted Stock), Restricted Stock Units, Performance Units, or Performance Shares.

(c)	“Award Agreement” means an agreement which may be entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

(d)	“Board” or “Board of Directors” means the AT&T Board of Directors.

(e)	“Cause” means willful and gross misconduct on the part of an Employee that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Committee in its sole discretion.

(f)

“Change in Control” shall be deemed to have occurred if (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (2) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of

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Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)	“Committee” means the committee or committees of the Board of Directors given authority to administer the Plan as provided in Article 3.

(i)	“Director” means any individual who is a member of the AT&T Board of Directors.

(j)	“Disability” means, absence of an Employee from work under the relevant Company or Subsidiary long term disability plan.

(k)	“Employee” means any employee of the Company or of one of the Company’s Subsidiaries. “Employment” means the employment of an Employee by the Company or one of its Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(m)	“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(n)	“Fair Market Value” means the closing price on the NYSE for a Share on the relevant date, or if such date was not a trading day, the next preceding trading date, all as determined by the Company. A trading day is any day that the Shares are traded on the NYSE. In lieu of the foregoing, the Committee may, from time to time, select any other index or measurement to determine the Fair Market Value of Shares under the Plan, including but not limited to an average determined over a period of trading days.

(o)	“Insider” means an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.

(p)	“NYSE” or “New York Stock Exchange.” If the New York Stock Exchange is no longer the principal exchange on which the stock is listed, then NYSE shall refer to such principal exchange unless otherwise provided by the Disinterested Committee.

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(q)	“Officer Level Employee” means a Participant who is an officer level Employee for compensation purposes as indicated on the records of AT&T. References to records of AT&T shall include the records of its Subsidiaries.

(r)	“Option” means an option to purchase Shares from AT&T.

(s)	“Participant” means an Employee or former Employee who holds an outstanding Award granted under the Plan.

(t)	“Performance Unit” and “Performance Share” each mean an Award granted to an Employee pursuant to Article 8 herein.

(u)	“Retirement” or to “Retire” means the Participant’s Termination of Employment for any reason other than death, Disability, or for Cause, on or after the earlier of the following dates, or as otherwise provided by the Committee: (1) for Officer Level Employees, the date the Participant is at least age fifty-five (55) and has completed a 5 year Term of Employment; provided, however, that individuals who are designated as an Officer on or after October 1, 2015, must have completed a 10-year Term of Employment; or (2) the date the Participant has attained one of the following combinations of age and service, except as otherwise indicated below:

Term of Employment	Age
10 years or more	65 or older
20 years or more	55 or older
25 years or more	50 or older
30 years or more	Any age

For purposes of this Plan only, Term of Employment shall have the same meaning as in the AT&T Pension Benefit Plan – Nonbargained Program (“Pension Plan”), as that may be amended from time to time, except that service with a Participant’s employer shall be counted as though the employer were a “Participating Company” under the Pension Plan and the Employee was a participant in the Pension Plan.

(v)	“Senior Manager” means a Participant who is a senior manager for compensation purposes as indicated on the records of AT&T.

(w)	“Severance Termination of Employment” means a Termination of Employment where the Participant receives a cash severance payment under a severance plan of the Participant’s employer or pursuant to an individually negotiated severance agreement.

(x)	“Shares” or “Stock” means the shares of common stock of the Company.

(y)	“Subsidiary” means any corporation, partnership, venture or other entity in which AT&T holds, directly or indirectly, a fifty percent (50%) or greater ownership interest.

(z)

“Surplus Termination of Employment” means a Termination of Employment as a result of force surplus, technological, operational, organizational and/or structural changes affecting the relevant employer without an offer for comparable employment, or an Employment Termination that occurs as a result of declining a

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Company initiated or offered job relocation to a work location that is more than fifty (50) miles from the employee’s work location and that increases the employee’s work commute.

(aa)	“Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing company ceases to be a Subsidiary. With respect to any Award that provides “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

Article 3.      Administration.

3.01	The Committee. Administration of the Plan shall be as follows:

(a)	With respect to Insiders, the Plan and Awards hereunder shall be administered by the Human Resources Committee of the Board or such other committee as may be appointed by the Board for this purpose (each of the Human Resources Committee and such other committee is the “Disinterested Committee”), where each Director on such Disinterested Committee is a “Non-Employee Director,” as that term is used in Rule 16b-3 under the Exchange Act (or any successor designation for determining the committee that may administer plans, transactions or awards exempt under Section 16(b) of the Exchange Act), as that rule may be modified from time to time.

(b)	With respect to persons who are not Insiders, the Plan and Awards hereunder shall be administered by each of the Disinterested Committee and such other committee, if any, to which the Board may delegate such authority (such other Committee shall be the “Non-Insider Committee”), and each such Committee shall have full authority to administer the Plan and all Awards hereunder, except as otherwise provided herein or by the Board. The Disinterested Committee may, from time to time, limit the authority of the Non-Insider Committee in any way. Any Committee may be replaced by the Board at any time.

(c)	Except as otherwise indicated from the context, references to the “Committee” in this Plan shall be to either of the Disinterested Committee or the Non-Insider Committee.

3.02	Authority of the Committee. The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to exercise all of the powers granted to it under the Plan, which shall include but not be limited to the authority to:

(a)	construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations;

(c)	make all determinations necessary or advisable in administering the Plan or any Award thereunder;

(d)	correct any defect, supply any omission and reconcile any inconsistency in the Plan; and

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(e)	with respect to Awards:

(i)	grant Awards,

(ii)	determine who shall receive Awards,

(iii)	determine when Awards shall be granted

(iv)	determine the terms and conditions of Awards, including, but not limited to, conditioning the exercise, vesting, payout or other terms or conditions of an Award on the achievement of Performance Goals (defined in Article 8), and

(v)	determine whether and to the extent the terms and conditions of Awards have been achieved or satisfied.

3.03	No Award may be made under the Plan after April 30, 2026.

3.04	References to determinations or other actions by AT&T or the Company, herein, shall mean actions authorized by the Committee, the Chairman of the Board of AT&T, the Senior Executive Vice President of AT&T in charge of Human Resources or their respective successors or duly authorized delegates, in each case in the discretion of such person, provided, however, only the Disinterested Committee may take action with respect to Insiders with regard to granting or determining the terms of Awards or other matters that would require the Disinterested Committee to act in order to comply with Rule 16b-3 promulgated under the Exchange Act.

3.05	All determinations and decisions made by AT&T pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including but not limited to the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

Article 4.      Shares Subject to the Plan.

4.01	Number of Shares. Subject to adjustment as provided in Section 4.03 herein, the number of Shares available for issuance under the Plan shall not exceed ninety (90) million Shares. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares. The Disinterested Committee shall have full discretion to determine the manner in which Shares available for grant are counted in this Plan.

4.02	Share Accounting. Without limiting the discretion of the Committee under this section, unless otherwise provided by the Disinterested Committee, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

(a)	If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited under the terms of the Plan or the relevant Award, the Shares allocable to the terminated portion of such Award or such forfeited Shares shall again be available for issuance under the Plan.

(b)	Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash, other than an Option.

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(c)	When an Option is exercised (including but not limited to a Stock-Settled exercise), the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

4.03	Adjustments in Authorized Plan Shares and Outstanding Awards. In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation, Share combination, Stock split, Stock dividend, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan (including but not limited to individual limits), and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares (and Performance Units and other Awards whose value is based on a number of Shares) constituting outstanding Awards, as may be determined to be appropriate and equitable by the Disinterested Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5.      Eligibility and Participation.

5.01	Eligibility. All management Employees are eligible to receive Awards under this Plan.

5.02	Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee is entitled to receive an Award unless selected by the Committee.

Article 6.      Stock Options.

6.01	Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to eligible Employees at any time and from time to time, and under such terms and conditions, as shall be determined by the Committee. In addition, the Committee may, from time to time, provide for the payment of dividend equivalents on Options, prospectively and/or retroactively, on such terms and conditions as the Committee may require. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee; provided, however, that no single Employee may receive Options under this Plan for more than one percent (1%) of the Shares approved for issuance under this Plan during any calendar year. The Committee may not grant Incentive Stock Options, as described in Section 422 of the Code, under this Plan.

6.02	Form of Issuance. The Committee may require, as a condition to receiving an Option Award, that the Participant enter into an Option Award Agreement, setting forth the terms and conditions of the Award. In lieu of an Option Award Agreement, the Committee may provide the terms and conditions of an Option Award in a notice to the Participant, in the resolution approving the Award, or in such other manner as it deems appropriate. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains (unless otherwise provided by the Committee, each Option may be exercised to purchase one Share), and such other provisions as the Committee shall determine.

6.03

Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option Awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Subject to adjustment as provided in Section 4.03 herein or as otherwise provided

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herein, the terms of an Option may not be amended to reduce the exercise price nor may Options be cancelled or exchanged for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.

6.04	Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. In the event the Committee does not specify the expiration date of an Option, then such Option will expire on the tenth (10th) anniversary date of its grant, except as otherwise provided herein.

6.05	Vesting of Options. A grant of Options shall vest at such times and under such terms and conditions as determined by the Committee; provided, however, unless another vesting period is provided by the Committee at or before the grant of an Option, one-third of the Options will vest on each of the first three anniversaries of the grant; if one Option remains after equally dividing the grant by three, it will vest on the first anniversary of the grant, if two Options remain, then one will vest on each of the first two anniversaries. The Committee shall have the right to accelerate the vesting of any Option; however, the Chairman of the Board or the Senior Executive Vice President-Human Resources, or their respective successors, or such other persons designated by the Committee, shall have the authority to accelerate the vesting of Options for any Participant who is not an Insider.

6.06	Exercise of Options.

(a)	An Option shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option has been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

(b)	Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Unless otherwise provided by the Committee, exercises of Options may be effected only on days and during the hours that the NYSE is open for regular trading. The Company may change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

6.07	Payment of the Exercise Price.

(a)	Unless otherwise determined by the Committee, the Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received or the next business day thereafter, as determined by AT&T.

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(b)	The Committee may, from time to time, determine, modify, or limit the method or methods of exercising Options or the manner in which the Exercise Price is to be paid. Unless otherwise provided by the Committee in full or in part:

(i)	Payment may be made in cash.

(ii)	An Option may be “stock settled,” which shall mean upon exercise of an Option, the Company shall deliver that number of shares of Stock found by taking the difference between (A) the Fair Market Value of the Stock as of the first day that the Stock was traded on the NYSE immediately preceding the exercise date, multiplied by the number of Options being exercised and (B) the total Exercise Price of the Options being exercised, and dividing such difference by the Fair Market Value of the Stock as of the first day that the Stock was traded on the NYSE immediately preceding the exercise date.

(iii)	If the Company has designated an agent to process Option exercises, an Option may be exercised by issuing an exercise notice together with instructions to such agent irrevocably instructing the agent (which shall include any broker-dealer engaged by the agent): (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Shares to be received from the Option exercise to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the agent sells any Shares on behalf of a Participant, the agent shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the agent in making any such sales. No Shares shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to the Company.

6.08	Termination of Employment. Unless otherwise provided by the Committee, the following limitations on exercise of Options shall apply upon Termination of Employment:

(a)	Termination by Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of Termination of Employment and may be exercised, if at all, no more than five (5) years from the date of the Termination of Employment, unless the Options, by their terms, expire earlier.

(b)	Termination for Cause. In the event of the Participant’s Termination of Employment for Cause, then the Committee may, in its sole discretion, forfeit all outstanding Options held by the Participant to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

(c)	Retirement or Other Termination of Employment. In the event of the Participant’s Termination of Employment for any reason other than the reasons set forth in (a) or (b), above:

(i)	If upon the Participant’s Termination of Employment, the Participant is eligible to Retire, then all outstanding unvested Options granted to that Participant shall immediately vest as of the date of the Participant’s Termination of Employment;

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(ii)	All outstanding Options which are vested as of the effective date of Termination of Employment may be exercised, if at all, no more than five (5) years from the date of Termination of Employment if the Participant is eligible to Retire, or three (3) months from the date of the Termination of Employment if the Participant is not eligible to Retire, as the case may be, unless in either case the Options, by their terms, expire earlier; and

(iii)	In the event of the death of the Participant after Termination of Employment, this paragraph (c) shall still apply and not paragraph (a), above.

(d)	Options not Vested at Termination. Except as provided in paragraphs (a) and (c)(i), above, all Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

(e)	Other Terms and Conditions. Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different, or waive, terms and conditions pertaining to the effect of Termination of Employment on Options, whether or not the Options are outstanding, but no such modification shall shorten the terms of Options issued prior to such modification or otherwise be materially adverse to the Participant.

6.09	Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee:

(a)	During the Participant’s lifetime, the Participant’s Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. After the death of the Participant, except as otherwise provided by AT&T’s Rules for Employee Beneficiary Designations, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent’s estate) or his or her guardian or legal representative.

(b)	No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant’s death and in accordance with the AT&T Rules for Employee Beneficiary Designations; and (ii) in the case of any holder after the Participant’s death, only by will or by the laws of descent and distribution.

Article 7.      Restricted Stock.

7.01	Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 8.04, herein, with respect to Performance Shares. No Employee may be awarded, in any calendar year, a number of Shares in the form of Restricted Stock (or Restricted Stock Units) exceeding one percent (1%) of the Shares approved for issuance under this Plan.

7.02

Restricted Stock Agreement. The Committee may require, as a condition to receiving a Restricted Stock Award, that the Participant enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted

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Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

7.03	Transferability. Except as otherwise provided in this Article 7, and subject to any additional terms in the grant thereof, Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until fully vested.

7.04	Restrictions.

(a)	The Restricted Stock shall be subject to such vesting terms, including the achievement of Performance Goals (as described in Section 8.04), as may be determined by the Committee. Unless otherwise provided by the Committee, to the extent Restricted Stock is subject to any condition to vesting, if such condition or conditions are not satisfied by the time the period for achieving such condition has expired, such Restricted Stock shall be forfeited. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including but not limited to a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also grant Restricted Stock without any terms or conditions in the form of vested Stock Awards.

(b)	The Company shall have the right to retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as the Shares are fully vested and all conditions and/or restrictions applicable to such Shares have been satisfied.

7.05	Removal of Restrictions. Except as otherwise provided in this Article 7 or otherwise provided in the grant terms, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any. However, the Committee, in its sole discretion, shall have the right to immediately vest the shares and waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

7.06	Voting Rights, Dividends and Other Distributions. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and, unless otherwise provided in the grant terms, shall receive all dividends and distributions paid with respect to such Shares. The Committee may require that dividends and other distributions, other than regular cash dividends, paid to Participants with respect to Shares of Restricted Stock be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall automatically be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

7.07	Termination of Employment Due to Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, all restrictions imposed on

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outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of Termination of Employment.

7.08	Termination of Employment for Other Reasons. Unless otherwise provided by the Committee, in the event of the Participant’s Termination of Employment for any reason other than due to Death, Disability, or Surplus Termination of Employment, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of Termination of Employment immediately shall be forfeited and returned to the Company.

7.09	Restricted Stock Units.

(a)	In lieu of or in addition to Restricted Stock, the Committee may grant Restricted Stock Units under such terms and conditions as shall be determined by the Committee. Restricted Stock Units shall be subject to the same terms and conditions under this Plan as Restricted Stock except as otherwise provided in this section 7.09 or as otherwise provided by the Committee. Except as otherwise provided by the Committee, the award shall be settled and pay out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the Participant holding such Restricted Stock Units shall receive, as determined by the Committee, Shares (or cash equal to the Fair Market Value of the number of Shares as of the date the award becomes payable) equal to the number of such Restricted Stock Units. Restricted Stock Units shall not be transferable, shall have no voting rights, and shall not receive dividends, but shall, unless otherwise provided by the Committee, receive dividend equivalents at the time and at the same rate as dividends are paid on Shares with the same record and pay dates.

(b)	Except as otherwise provided by the Committee, upon a Participant’s Termination of Employment due to Death or Disability or upon becoming or being Retirement eligible, his or her Restricted Stock Units will vest, and in the case of Death, will pay out promptly, and in other cases, will pay out at the scheduled distribution date. If the Participant dies after Termination of Employment, vested Restricted Stock Units will be promptly paid out.

7.10	Surplus Termination of Employment. Except as otherwise provided by the Committee, in the event of a Surplus Termination of Employment that occurs prior to the vesting date of a grant of Restricted Stock or Restricted Stock Units, the Participant shall receive a pro-rata distribution as follows: the number of the Participant’s unvested Restricted Stock or Restricted Stock Units shall be prorated by multiplying the number of unvested Restricted Stock or Restricted Stock Units by the number of months in the restriction period during which the Participant worked at least one day divided by the total number of months in the restriction period, and such prorated amount shall be vested but shall not be payable until the scheduled distribution date, or as otherwise provided in the Plan.

Article 8.      Performance Units and Performance Shares.

8.01	Grants of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Shares and Performance Units may be granted to eligible Employees at any time and from time to time, as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares Awarded to each Participant and the terms and conditions of each such Award.

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8.02	Value of Performance Shares and Units.

(a)	A Performance Share is equivalent in value to a Share. In any calendar year, no individual may be awarded Performance Shares having a potential payout of Shares exceeding one percent (1%) of the Shares approved for issuance under this Plan.

(b)	A Performance Unit shall be equal in value to a fixed dollar amount determined by the Committee. In any calendar year, no individual may be Awarded Performance Units having a potential payout equivalent exceeding the Fair Market Value, as of the date of granting the Award, of one percent (1%) of the Shares approved for issuance under this Plan. The number of Shares equivalent to the potential payout of a Performance Unit shall be determined by dividing the maximum cash payout of the Award by the Fair Market Value per Share on the effective date of the grant. The Committee may denominate a Performance Unit Award in dollars instead of Performance Units. A Performance Unit Award may be referred to as a “Key Executive Officer Short Term Award.”

8.03	Performance Period. The Performance Period for Performance Shares and Performance Units is the period over which the Performance Goals are measured. The Performance Period is set by the Committee for each Award; however, in no event shall an Award have a Performance Period of less than one year.

8.04	Performance Goals.

(a)	For each Award of Performance Shares or Performance Units, the Committee shall establish (and may establish for other Awards) performance objectives (“Performance Goals”) for the Company, its Subsidiaries, and/or divisions of any of foregoing, using the criteria and other factors set forth in (b) and (c), below. It may also use other criteria or factors in establishing Performance Goals in addition to or in lieu of the foregoing. A Performance Goal may be stated as an absolute value or as a value determined relative to an index, budget, prior period, similar measures of a peer group of other companies or other standard selected by the Committee. Performance Goals shall include payout tables, formulas or other standards to be used in determining the extent to which the Performance Goals are met, and, if met, the number of Performance Shares and/or Performance Units which would be converted into Stock and/or cash (or the rate of such conversion) and distributed to Participants in accordance with Section 8.6. Unless previously canceled or reduced, Performance Shares and Performance Units which may not be converted because of failure in whole or in part to satisfy the relevant Performance Goals or for any other reason shall be canceled at the time they would otherwise be distributable. When the Committee desires an Award of Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units to qualify under Section 162(m) of the Code, as amended, the Committee shall establish or modify the Performance Goals for the respective Award prior to or within 90 days of the beginning of the Performance Period relating to such Performance Goal, and not later than after twenty-five percent (25%) of such period has elapsed. For all other Awards, the Performance Goals must be established or modified before the end of the respective Performance Period.

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(b)	In establishing Performance Goals, Committee is authorized to use, in its sole discretion, any of the following criteria or any combination thereof, including but not limited to the offset against each other of any combination of the following criteria:

(i)	Financial performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or a division of any of the foregoing. Such financial performance may be based on net income, Value Added (after- tax cash operating profit less depreciation and less a capital charge), EBITDA (earnings before interest, taxes, depreciation and amortization), revenues, sales, expenses, costs, gross margin, operating margin, profit margin, pre-tax profit, market share, volumes of a particular product or service or category thereof, including but not limited to the product’s life cycle (for example, products introduced in the last two years), number of customers or subscribers, number of items in service, including but not limited to every category of access or network connections, return on net assets, return on assets, return on capital, return on invested capital, cash flow, free cash flow, operating cash flow, operating revenues, operating expenses, and/or operating income.

(ii)	Service performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing. Such service performance may be based upon measured customer perceptions of service quality (which may include measurements of the customer’s likelihood to recommend the Company its products or services, among other things), employee satisfaction, employee retention, product development, completion of a joint venture or other corporate transaction, completion of an identified special project, and effectiveness of management.

(iii)	The Company’s Stock price, return on stockholders’ equity, total stockholder return (Stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per Share.

(iv)	Impacts of acquisitions, dispositions, or restructurings, on any of the foregoing.

(c)	Exclusions and Adjustments to Performance Goals.

(i)	If the matters in a specific category below have a collective net impact (whether positive or negative) on net income, after taxes and available and collectible insurance, that exceed $500 million in a calendar year, then such matters (as well as any related effects on cash flow, if applicable) shall be excluded in determining whether or the extent to which the relevant Performance Goals applicable to such year are met:

Categories:

(1) changes in accounting principles;

(2) changes in Federal tax law;

(3) changes in the tax laws of the states;

(4) expenses caused by natural disasters, including but not limited to floods, hurricanes, and earthquakes;

(5) expenses resulting from intentionally caused damage to property of the Company or its Subsidiaries taken as a whole;

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(6) non-cash accounting write-downs of goodwill, other intangible assets, and fixed assets.

(ii)	In addition, where matters in a specific category have a collective net impact (whether positive or negative) on net income, after taxes and available and collectible insurance, that exceed $200 million but not $500 million in a calendar year, then such matters (as well as any related effects on cash flow, if applicable) shall also be excluded in determining the achievement of the relevant Performance Goals but only if the combined net effect of matters in all such categories (exceeding $200 million but not $500 million) exceeds $500 million.

(iii)	Gains and losses related to the assets and liabilities from pension plans and other post-retirement benefit plans (and any associated tax effects) shall be disregarded in determining whether or the extent to which a Performance Goal has been met.

(iv)	Unless otherwise provided by the Committee at any time, no such adjustment shall be made for a current or former executive officer to the extent such adjustment would cause an Award to fail to satisfy the performance based exemption of Section 162(m) of the Code.

8.05	Dividend Equivalents on Performance Shares. Unless otherwise provided by the Committee, a cash payment (“Dividend Equivalent”) in an amount equal to the dividend payable on one Share shall be made to a Participant for each Performance Share held by such Participant on the record date for the dividend. Such Dividend Equivalent, if any, will be payable at the time the relevant AT&T common stock dividend is payable or at such other time as determined by the Committee, and may be modified or terminated by the Committee at any time. Notwithstanding the foregoing, unless otherwise provided by the Committee, Dividend Equivalents paid with respect to Performance Shares granted to an Officer Level Employee shall only be paid on the number of Performance Shares actually distributed and such payment shall be made when the related Performance Shares are distributed.

8.06	Form and Timing of Payment of Performance Units and Performance Shares.

(a)	As soon as practicable after the applicable Performance Period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Share and/or Performance Unit Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the Performance Goal), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Units and Performance Shares. If Performance Goals have been met, then the number of Performance Units and Performance Shares to be converted into Stock and/or cash and distributed to the Participants shall be determined in accordance with the Performance Goals for such Awards, subject to any limits imposed by the Committee.

(b)	Payment of Performance Units and Performance Shares shall be made in a single lump sum, as soon as reasonably administratively possible following the determination of the number of Shares or amount of cash to which the Participant is entitled but not later than the 15th day of the third month following the end of the applicable Performance Period.

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(c)	Performance Units will be distributed to Participants in the form of cash. Unless otherwise provided by the Committee, Performance Shares will be distributed to Participants in the form of fifty percent (50%) Stock and fifty percent (50%) Cash

(d)	At any time prior to the distribution of the Performance Shares and/or Performance Units, unless otherwise provided by the Committee or prohibited by this Plan (such as in the case of a Change in Control), the Committee shall have the authority to reduce or eliminate the number of Performance Units or Performance Shares to be converted and distributed, or to cancel any part or all of a grant or award of Performance Units or Performance Shares, or to mandate the form in which the Award shall be paid (i.e., in cash, in Stock or both, in any proportions determined by the Committee).

(e)	Notwithstanding anything to the contrary in this Plan, after a Change in Control, the payout of Performance Units and Performance Shares shall be determined exclusively by the attainment of the Performance Goals in effect prior to the Change in Control, and such Performance Goals may not be modified after such Change in Control. In addition, after a Change in Control, other than an adjustment to the awards based on the extent to which the Performance Goals were achieved, AT&T shall not reduce or eliminate the number of Performance Units or Performance Shares or cancel any part or all of a grant or award of Performance Units or Performance Shares.

(f)	Unless otherwise provided by the Committee, any election to take a greater amount of cash or Stock with respect to Performance Shares must be made in the calendar year prior to the calendar year in which the Performance Shares are distributed.

(g)	For the purpose of converting Performance Shares into cash and distributing the same to the holders thereof (or for determining the amount of cash to be deferred), the value of a Performance Share shall be the Fair Market Value of a Share on the date the Committee authorizes the payout of Awards. Performance Shares to be distributed in the form of Stock will be converted at the rate of one (1) Share per Performance Share.

8.07	Death or Disability. In the event of the Participant’s death during a Performance Period, the Participant shall receive a lump sum payout of the related outstanding Performance Units and Performance Shares calculated as if all unfinished Performance Periods had ended with one hundred percent (100%) of the Performance Goals achieved, valued as of the date of death and payable as soon thereafter as reasonably possible but not later than the 15th day of the third month after the end of the calendar year in which such death occurred. Where the amount or part of Dividend Equivalents is determined by the number of Performance Shares that are paid out or is otherwise determined by a performance measure, and the related Performance Period for the Dividend Equivalents was not completed at death, then the Dividend Equivalents will be calculated as though one hundred percent (100%) of the goals were achieved and paid as soon as reasonably possible. A Termination of Employment due to Disability will not affect a Participant’s Award.

8.08

Retirement, Surplus Termination, Severance Termination, or Other Termination. Unless the Committee determines otherwise at any time, in the event of the Participant’s Termination of Employment during the Performance Period while Retirement eligible, in the event of a Surplus Termination of Employment, Severance Termination of

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Employment, and in each case, not due to death or Disability, then upon such Termination, the amount of the Participant’s Performance Units and number of Performance Shares shall be adjusted; the revised Awards shall be determined by multiplying the amount of the Performance Units and the number of Performance Shares, as applicable, by the number of months the Participant worked at least one day during the respective Performance Period divided by the number of months in the Performance Period, to be paid, if at all, at the same time and under the same terms that such outstanding Performance Units or Performance Shares would otherwise be paid; provided, however, if the Termination of Employment occurs during the Performance Period and is for a reason other than Death, Disability, Surplus Termination of Employment, or Severance Termination of Employment, and while not Retirement eligible, then the related Award shall be cancelled upon such Termination.

8.09	Nontransferability. Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with the AT&T Rules for Employee Beneficiary Designations.

Article 9.      Beneficiary Designation.

9.01	In the event of the death of a Participant, distributions or Awards under this Plan, except for Restricted Stock, shall pass in accordance with the AT&T Rules for Employee Beneficiary Designations, as the same may be amended from time to time. A Participant’s most recent Beneficiary Designation that is applicable to awards under the 1996 Stock and Incentive Plan, the 2001 Incentive Plan, the 2006 Incentive Plan, or the 2011 Incentive Plan will also apply to distributions or awards under this Plan, except for Restricted Stock, unless and until the Participant provides to the contrary in accordance with the procedures set forth in such Rules.

Article 10.    Employee Matters.

10.01	Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or one of its Subsidiaries.

10.02	Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.03	Loyalty Conditions and Enforcement. This section relates solely to Awards granted to a Participant who is an Officer Level Employee or a Senior Manager as of the date the Award is made.

(a)

Each Award under the Plan is intended to closely align the Participant’s long-term interests with those of the Company and its shareholders, and the conditions set forth in subsections (b) or (d) hereof (collectively, the “Loyalty Conditions”) are intended to protect the Company’s critical need for each Participant’s loyalty to the Company and its shareholders. If any Participant does not comply with a Loyalty Condition, either during employment or within the periods described below following Termination of Employment for any reason, then the Participant is acting contrary to the long-term interests of the Company, and there will be a failure of the consideration on which the Participant received any Award or Awards pursuant to the Plan. Accordingly, unless otherwise provided in the Award, as a condition of such Award, the Participant is deemed to agree that he shall not, without obtaining the written consent of AT&T in advance, violate the

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Loyalty Provisions of this Section 10.3. Unless otherwise expressly provided in an Award Agreement, if the Participant violates a Loyalty Condition, then the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Award Termination”), rescind any exercise, payment or delivery pursuant to any Award or Awards (“Rescission”), or recapture any cash or Shares (whether restricted or unrestricted) issued pursuant to any Award or Awards, or proceeds from the Participant’s sale of such Shares (“Recapture”). Notwithstanding any provision to the contrary, nothing in this Plan shall be interpreted to prohibit, limit or interfere with a Participant’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Federal Communications Commission or Congress, or to make other disclosures that are protected under the whistleblower or other provisions of federal, state or local law or regulation. Similarly, a Participant may report such possible violations to anyone in his or her chain of command, the AT&T Legal Department, AT&T Asset Protection, or any other AT&T group responsible for compliance with laws or AT&T policy.

(b)	During the Participant’s employment with the Company and any of its Subsidiaries and for a period of two years after a Termination of Employment for any reason, a Participant shall not, without the Company’s prior written authorization, (i) disclose to anyone outside the Company or use, other than in the Company’s business, any Confidential Information, or (ii) disclose any trade secrets of the Company, as that term is defined under Applicable Law, for as long as such information is not generally known to the Company’s competitors through no fault or negligence of the Participant.

“Confidential Information” means all information belonging to, or otherwise relating to the business of the Company, which is not generally known, regardless of the manner in which it is stored or conveyed to Participant, and which the Company has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure. Confidential Information includes trade secrets as well as other proprietary knowledge, information, know-how, and non-public intellectual property rights, including unpublished or pending patent applications and all related patent rights, formulae, processes, discoveries, improvements, ideas, conceptions, compilations of data, and data, whether or not patentable or copyrightable and whether or not it has been conceived, originated, discovered, or developed in whole or in part by Participant. For example, Confidential Information includes, but is not limited to, information concerning the Company’s business plans, budgets, operations, products, strategies, marketing, sales, inventions, designs, costs, legal strategies, finances, employees, customers, prospective customers, licensees, or licensors; information received from third parties under confidential conditions; or other valuable financial, commercial, business, technical or marketing information concerning the Company, or any of the products or services made, developed or sold by the Company. Confidential Information does not include information that (i) was generally known to the public at the time of disclosure; (ii) was lawfully received by Participant from a third party; (iii) was known to Participant prior to receipt from the Company; or (iv) was independently developed by Participant or independent third parties; in each of the foregoing circumstances, this exception applies only if such public knowledge or possession by an independent third party was without breach by

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Participant or any third party of any obligation of confidentiality or non-use, including but not limited to the obligations and restrictions set forth in this Agreement.

(c)	Coincidentally with the exercise, receipt of payment, or delivery of cash or Shares pursuant to an Award, the Company may require that the Participant shall give a certification to the Company in writing if the Participant is not for any reason in full compliance with the terms and conditions of the Plan, including its Loyalty Conditions. If a Termination of Employment has occurred for any reason, the Participant’s certification shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns an equity interest of greater than five percent.

(d)	If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Loyalty Conditions, or (ii) during his or her employment by the Company or any of its Subsidiaries, or within two years after the Termination of Employment for any reason, a Participant has engaged in any of the following conduct:

(A)	owned, operated or controlled, or participated in the ownership, operation or control of, any business enterprise (including, without limitation, any corporation, partnership, proprietorship or other venture) that competes with the Company in the Restricted Business (defined below) anywhere in the Restricted Territory (defined below);

(B)	become employed as an officer or executive by any business enterprise (including, without limitation, any corporation, partnership, proprietorship or other venture) that competes with the Company in the Restricted Business anywhere in the Restricted Territory, if such employment or engagement requires Participant to compete against the Company in the Restricted Business;

(C)	solicited any nonclerical employee of the Company with whom the Participant had Contact during his or her employment to terminate employment with the Company; or

(D)	committed any breach of Participant’s fiduciary duty or the duty of loyalty, as determined by Applicable Law,

then the Committee may, in its sole and absolute discretion, impose an Award Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s Awards, including any Shares or cash associated therewith, or any proceeds thereof. For purposes of this Agreement, the term “Restricted Business” means the business of providing communications or connectivity services, including both wireless and wire-lined telephone, messaging, Internet, data, and related services; the term “Restricted Territory” shall mean the state in which the Participant maintained his or her principal office with the Company on the date the Award was granted; and the term “Contact” means interaction between the Participant and the nonclerical employee during performance of Participant’s job responsibilities on behalf of the Company.

(e)	Within ten days after receiving notice from the Company of any such activity described in subsection (d) above, the Participant shall deliver to the Company

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the cash or Shares acquired pursuant to any and all Awards, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Shares), the Company shall promptly refund the exercise price, without earnings or interest, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Award Termination, Rescission or Recapture if, after a Termination of Employment, the Participant purchases, as an investment or otherwise, stock or other securities of an organization engaged in the Restricted Business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over the counter, and (ii) such investment does not represent more than a ten percent (10%) equity interest in the organization or business.

(f)	Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Award Termination, Rescission and/or Recapture, and its determination not to require Award Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Award Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the Participant’s Termination of Employment that does not violate subsections (b) or (d) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(g)	All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(h)	If any provision within this Section is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law.

10.04	Reimbursement of Company for Unearned or Ill-gotten Gains. The Participant shall repay to the Company any amount received under any Award, and the Company may cancel or forfeit any unpaid or unvested Award, in each case to the extent required under any policy adopted at any time by the Company pursuant to any applicable listing standards established under Section 10D of the Securities Exchange Act of 1934. This section shall not limit the Company’s right to revoke or cancel an award or take other action against a recipient of an award for any other reason, including but not limited to misconduct.

Article 11.     Amendment and Termination of Plan or Awards.

11.01	Amendment and Termination. At any time and from time to time, the Board or the Disinterested Committee may amend or terminate the Plan. The Board, the Disinterested

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Committee, or the Non-Insider Committee (subject to Section 3.01) may amend an Award in whole or in part. Notwithstanding the foregoing, no termination, amendment, or modification of the Plan or any Award (other than Performance Shares or Performance Units) that adversely affects in any material way any Award previously granted under the Plan shall be made without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code or due to changes in applicable law may be made by the Company without the consent of any Participant.

11.02	Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any amount that is considered deferred compensation under the Plan or Agreement and that is required to be postponed pursuant to Section 409A of the Code, following the a Participant’s Termination of Employment shall be delayed for six months if a Participant is deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code; provided that, if the Participant dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to the executor or administrator of the decedent’s estate within 60 days following the date of his death. A “Specified Employee” means any Participant who is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by AT&T in accordance with its uniform policy with respect to all arrangements subject to Code Section 409A, based upon the twelve (12) month period ending on each December 31st (such twelve (12) month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the 4th month following the close of such identification period.

Article 12.     Withholding.

12.01	Tax Withholding. Unless otherwise provided by the Committee, the Company shall deduct or withhold an amount sufficient to satisfy Federal, state, and local taxes (including but not limited to the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan (“Withholding Taxes”).

12.02	Share Withholding.

(a)	Unless otherwise provided by the Committee, upon the exercise of Options, the lapse of restrictions on Restricted Stock, the distribution of Performance Shares in the form of Stock, or any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock equal in value to the Withholding Taxes applicable to such transaction using the method used to value the Stock for tax purposes.

(b)	Any fractional Share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant.

(c)

Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale through an agent appointed by the Company of the Stock acquired through the Option exercise, then the tax withholding shall

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be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

(d)	If permitted by the Committee, prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time.

(e)	Alternatively, or in combination with the foregoing, the Committee may require Withholding Taxes to be paid in cash by the Participant or by the sale of a portion of the Stock being distributed in connection with an Award, or by a combination thereof.

Article 13.     Successors.

13.01	All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 14.     Legal Construction.

14.01	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.02	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.03	Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.04	Errors. At any time AT&T may correct any error made under the Plan without prejudice to AT&T. Such corrections may include, among other things, changing or revoking an issuance of an Award.

14.05	Elections and Notices.

(a)	Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by AT&T (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. AT&T may limit the time an election may be made in advance of any deadline.

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(b)	Where any notice or filing required or permitted to be given to AT&T under the Plan, it shall be delivered to the principal office of AT&T, directed to the attention of the Senior Executive Vice President-Human Resources of AT&T or his or her successor. Such notice shall be deemed given on the date of delivery.

(c)	Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of AT&T or, at the option of AT&T, to the Participant’s e-mail address as shown on the records of AT&T.

(d)	It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of AT&T. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.

14.06	Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

14.07	Venue. Because awards under the Plan are granted in Texas, records relating to the Plan and awards thereunder are located in Texas, and the Plan and awards thereunder are administered in Texas, except as otherwise agreed by the Participant and the Company in a Mandatory Arbitration Agreement, the Company and the Participant to whom an award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Texas with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, except as otherwise agreed by the Participant and the Company in a Mandatory Arbitration Agreement, the parties agree that:

(a)	sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Dallas County, Texas, and no other,

(b)	all claims with respect to any such action shall be heard and determined exclusively in such Texas court, and no other,

(c)	such Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto, and

(d)	that the parties waive any and all objections and defenses to bringing any such action before such Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

14.08	409A Compliance. Awards under the Plan may be structured to be exempt from or be subject to Section 409A of the Code. To the extent that Awards granted under the Plan are subject to Section 409A of the Code, the Plan will be construed and administered in a manner that enables the Plan and such Awards to comply with the provisions of Section 409A of the Code.

| A-22 |	www.att.com

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone.

Available 24 hours a day, 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Vote by Internet
• Go to www.envisionreports.com/att
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ To vote by using the proxy card below, fold along the perforation, detach and return the bottom portion in the enclosed envelope. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1.	Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Randall L. Stephenson	☐	☐	☐	06 - William E. Kennard	☐	☐	☐	11 - Cynthia B. Taylor	☐	☐	☐

	02 - Samuel A. Di Piazza, Jr.	☐	☐	☐	07 - Michael B. McCallister	☐	☐	☐	12 - Laura D’Andrea Tyson	☐	☐	☐

	03 - Richard W. Fisher	☐	☐	☐	08 - Beth E. Mooney	☐	☐	☐

	04 - Scott T. Ford	☐	☐	☐	09 - Joyce M. Roché	☐	☐	☐

	05 - Glenn H. Hutchins	☐	☐	☐	10 - Matthew K. Rose	☐	☐	☐

B	Management Proposals — The Board of Directors recommends a vote FOR Items 2 through 4.

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of appointment of independent auditors.	☐	☐	☐	3.	Advisory approval of executive compensation.	☐	☐	☐

4.	Approval of 2016 Incentive Plan.	☐	☐	☐

C	Stockholder Proposals — The Board of Directors recommends a vote AGAINST Items 5 through 7.

		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
5.	Political spending report.	☐	☐	☐	6. Lobbying report.	☐	☐	☐	7. Independent board chairman.	☐	☐	☐

■		1 U P X	+

001CSP00A8	028YRD

AT&T Inc. 2016 Annual Meeting of Stockholders	Admission Ticket

Friday, April 29, 2016	Upon arrival, please present this admission ticket and photo ID at the registration desk.
Doors open at 8:00 a.m. local time
Meeting begins at 9:00 a.m. local time

Northern Hotel Grand Ballroom 19 North Broadway Billings, MT 59101 Directions: Complimentary parking is available as indicated on the map. The meeting will be held in the Grand Ballroom.

▼   To vote by using the proxy card below, fold along the perforation, detach and return the bottom portion in the enclosed envelope. ▼

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 29, 2016.

The undersigned hereby appoints Randall L. Stephenson and John J. Stephens, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Annual Meeting of Stockholders to be held on April 29, 2016, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters

+
that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, it will be treated as an instruction to vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all nominees, FOR Items 2 – 4, and AGAINST each of the stockholder proposals (Items 5 – 7) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign below and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone, through the Internet or mail it to Computershare, PO Box 43115, Providence RI 02940.

This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the plan administrator or trustee for shares held on your behalf under any of the following employee benefit plans: the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T Retirement Savings Plan, the BellSouth Savings and Security Plan, and the DIRECTV 401(k) Savings Plan. Shares in the employee benefit plans, excluding the DIRECTV 401(k) Savings Plan, for which voting instructions are not received will not be voted, subject to the trustee’s fiduciary obligations. Shares in the DIRECTV 401(k) Savings Plan for which voting instructions are not received, subject to the trustee’s fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in the plan. To allow sufficient time for voting by the trustees and/or administrators of the employee benefit plans, your voting instructions must be received by April 26, 2015.

D	Non-Voting Items
Change of Address — Please print new address below.

E	Authorized Signatures — This section must be completed for your instructions to be executed.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – E ON BOTH SIDES OF THIS CARD.	+